            Reg. No. 33-57192                   Reg No. 33-46033
            Exhibit No.                         Exhibit No.
            -----------                         -----------

            Exhibit 4(n)(4)                     Exhibit 4(b)(45)

                                                                               *



                                 Doc. No. 1.02
                                Aircraft N767UA

--------------------------------------------------------------------------------


                                LEASE AGREEMENT

                                  (1995 777 C)

                            Dated as of May 1, 1995

                                    Between

                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee
                          ----------------------------

                             United Air Lines, Inc.
                           1995 777 C Equipment Trust
                          One Boeing 777-222 Aircraft

                          ----------------------------

                        Manufacturer's Serial No. 26918

--------------------------------------------------------------------------------

          As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                                                           Page
                                                                           ----

SECTION 1.  Definitions....................................................   1

SECTION 2.  Acceptance and Lease...........................................  19

SECTION 3.  Term and Rent..................................................  19
     (a)  Interim Term and Basic Term......................................  19
     (b)  Basic Rent.......................................................  19
     (c)  Adjustments to Basic Rent, Excess Amount,
          Stipulated Loss Values, Termination Values and the
          EBO Percentage...................................................  20
     (d)  Supplemental Rent................................................  24
     (e)  Payments in General..............................................  25
     (f)  Prepayments of Certain Rent Payments.............................  26
     (g)  Rent Rebate......................................................  27

SECTION 4.  Lessor's Representations and Warranties........................  27

SECTION 5.  Return of the Aircraft.........................................  28
     (a)  Condition Upon Return............................................  28
     (b)  Return of the Engines............................................  31
     (c)  Fuel; Manuals....................................................  32
     (d)  Storage Upon Return..............................................  32
     (e)  Severable Parts..................................................  32
     (f)  Return of Engines................................................  33

SECTION 6.  Liens..........................................................  33

SECTION 7.  Registration, Maintenance and Operation;
     Possession and Subleases; Insignia....................................  34

SECTION 8.  Replacement and Pooling of Parts; Alterations,
     Modifications and Additions...........................................  43
     (a)  Replacement of Parts.............................................  43
     (b)  Pooling of Parts.................................................  44
     (c)  Alterations, Modifications and Additions.........................  44

SECTION 9.  Voluntary Termination..........................................  47
     (a)  Termination Event................................................  47
     (b)  Option to Purchase...............................................  48
     (c)  Optional Sale of the Aircraft....................................  49
     (d)  Termination as to Engines........................................  51

SECTION 10.  Loss, Destruction, Requisition, etc...........................  51
     (a)  Event of Loss with Respect to the Aircraft.......................  51
     (b)  Event of Loss with Respect to an Engine..........................  54
     (c)  Application of Payments from Governmental
          Authorities for Requisition of Title, Etc........................  56

     (d)  Requisition for Use of the Aircraft by the United
          States Government or Government of Registry of the
          Aircraft.........................................................  57
     (e)  Requisition for Use of an Engine by the United
          States Government or the Government of Registry of
          the Aircraft.....................................................  58
     (f)  Application of Payments During Existence of Events
          of Default.......................................................  58

SECTION 11.  Insurance.....................................................  59
     (a)  Public Liability and Property Damage Insurance...................  59
     (b)  Insurance Against Loss or Damage to the Aircraft.................  60
     (c)  Reports, Etc.....................................................  62
     (d)  Self-Insurance...................................................  63
     (e)  Additional Insurance by Lessor and Lessee........................  64
     (f)  Indemnification by Government in Lieu of Insurance...............  64
     (g)  Application of Payments During Existence of an Event of Default..  64
     (h)  Terms of Insurance Policies......................................  65
     (i)  Non-Discrimination Against the Aircraft in Insurance.............  66

SECTION 12.  Inspection....................................................  66

SECTION 13.  Assignment....................................................  67

SECTION 14.  Events of Default.............................................  68

SECTION 15.  Remedies......................................................  70

SECTION 16.  Lessee's Cooperation Concerning Certain
     Matters...............................................................  75

SECTION 17.  Notices.......................................................  77

SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc......................  78

SECTION 19.  Renewal Options; Purchase Options; Valuation..................  80
     (a)  Renewal Options..................................................  80
     (b)  Purchase Options.................................................  82
     (c)  Valuation........................................................  82

SECTION 20.  Security for Lessor's Obligation to Certificate
     Holders...............................................................  84

SECTION 21.  Lessor's Right to Perform for Lessee..........................  84

SECTION 22.  Investment of Security Funds; Liability of
     Lessor Limited........................................................  85
     (a)  Investment of Security Funds.....................................  85
     (b)  Liability of Lessor Limited......................................  86

SECTION 23.  Miscellaneous.................................................  86

SECTION 24.  Successor Trustee.............................................  87

EXHIBIT A -    Form of Lease Supplement

EXHIBIT B -    Schedule of Allocation of Basic Rent; Excess Amount

EXHIBIT C -    Stipulated Loss Value Schedule

EXHIBIT D -    Termination Value Schedule

EXHIBIT E -    Rent Recalculation and Indemnification Verification

EXHIBIT F -    Schedule of Countries Authorized for Domicile of Permitted
               Sublessees

EXHIBIT G -    Schedule of Countries Authorized for Registration

EXHIBIT H -    Lessor's Cost, EBO Date, EBO Percentage and Engine Cost

                                LEASE AGREEMENT
                                  (1995 777 C)



     This LEASE AGREEMENT (1995 777 C), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee").

                              W I T N E S S E T H:
                              --------------------

     SECTION 1.  Definitions.  Unless the context otherwise requires, the
                 -----------
following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4077 engine or an engine of the same or another manufacturer of equivalent or greater value, condition, utility, airworthiness and remaining useful life as the Engine being replaced (assuming such Engine had been maintained in accordance with this Lease) and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other engine installed on the Airframe, shall be an engine of a type then being utilized by Lessee on other Boeing 777-222 aircraft operated by Lessee, and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar engines utilized by Lessee and without in any way discriminating against such engine.

          "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Trust Office or Corporate Trust Office, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the

                                                  [Lease Agreement (1995 777 C)]

     Indenture Trustee or the Owner Trustee, such notice having been given pursuant to Section 13(a) of the Participation Agreement.

          "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, the Original Loan Participant (so long as it holds any Loan Certificate), Lessee in its capacity as sublessor under any Sublease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, another Person, (ii) which beneficially owns or holds 10% or more (by number of votes) of any class of voting securities of such other Person or (iii) 10% or more (by number of votes) of the voting securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such other Person or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aircraft" means the Airframe together with the two Engines whether or not such Engines are installed on the Airframe or any other airframe.

          "Airframe" means: (i) The Boeing Company Model 777-222 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the Lease Supplement; (ii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance herewith; and (iii) any Replacement Airframe.

          "Assumed Interest Rate" has the meaning set forth in Section 3(b) herein.

          "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago

                                                  [Lease Agreement (1995 777 C)]

     at its principal office in Chicago, Illinois as its "Corporate Base Rate" (or its equivalent successor rate if the Corporate Base Rate is no longer used).

          "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof as increased or decreased, as the case may be, by the Rent Differential Amount (as defined in Section 3(b) hereof), and as adjusted as provided in Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19.

          "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof beginning on the Commencement Date and ending on the Lease Expiry Date, or such earlier date as this Lease may be terminated in accordance with the terms hereof.

          "Break Amount" has the meaning set forth in the Trust Indenture.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York, New York; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the Indenture Trustee has its principal place of business and the city and state in which the Indenture Trustee receives and disburses funds; provided, however, that so long as the Loan Certificates bear interest at a rate based on the Eurodollar Rate or the London Interbank Offered Rate, such day must also constitute a Eurodollar Business Day (as defined in Section 1.01 to the Trust Indenture) in order to be deemed a Business Day hereunder and under the Participation Agreement.

          "Certificate Holder" has the meaning set forth in the Trust Indenture.

          "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                                                  [Lease Agreement (1995 777 C)]

          "Citizen of the United States" has the meaning given such term in
     Section 40102(a)(15) of Title 49 of the United States Code.

          "Civil Reserve Air Fleet Program" shall mean the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

          "Commencement Date" means November 29, 1995.

          "Commitment" means the commitment of the Original Loan Participant or the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft pursuant to, and in accordance with, the Participation Agreement.

          "Consent and Agreement" means the Consent and Agreement (1995 777 C), dated as of the date hereof, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Corporate Trust Office" means the principal office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111,
     Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Owner Trustee and each Certificate Holder.

          "Debt Rate" means at any time outstanding, the interest rate borne by the Loan Certificates then outstanding.

          "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

          "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

          "Dollars" and "$" mean the lawful currency of the United States of America.

                                                  [Lease Agreement (1995 777 C)]

          "EBO Date" has the meaning set forth on Exhibit H.

          "EBO Percentage" has the meaning set forth in Exhibit H.

          "Engine" means (i) each of the two Pratt & Whitney Model PW4077 engines listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of the Lessee's delivery to Lessor of such Airframe, whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine or Replacement Engine which may from time to time be substituted for any of such two engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

          "Engine Cost" means the amount specified as Engine Cost in Exhibit H hereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Rate" has the meaning specified in the Trust Indenture.

          "Event of Default" has the meaning specified in Section 14 hereof.

          "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period of 30 consecutive days (or, earlier if, either
     (a) when Lessee shall no longer be diligently attempting to locate and pursue the return of such property or (b) the last day of the Term has occurred); (iv) the

                                                  [Lease Agreement (1995 777 C)]

     confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or by any other government of registry of the Aircraft, or any agency or instrumentality of any thereof), which in the case of any event referred to in this clause (iv) shall have resulted in the loss of possession of such property by Lessee for a period in excess of 90 consecutive days (or, shorter if, for a period ending on the last day of the Term) or shall have resulted in the loss of title of such property by Lessor for a period in excess of 45 consecutive days (or, shorter if, for a period ending on the last day of the Term); (v) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 120 consecutive days, unless Lessee, prior to the expiration of such 120-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of one year; (vi) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or the Interim Term or any Renewal Term) and, in the case of the United States Government, or any instrumentality or agency thereof, shall have continued for 30 days beyond the Term and Lessor shall not have furnished the written notice specified in Section 10(d) hereof or, in the case of any other government of registry of the Aircraft, or any instrumentality or agency thereof, shall have continued for more than two years (or if earlier until the end of the Term); and (vii) with respect to an Engine only, any divestiture of title to such Engine or other event specified as an Event of Loss with respect to an Engine in Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Excess Amount" for the Commencement Date means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date under the heading "Excess Amount" (as such

                                                  [Lease Agreement (1995 777 C)]

     Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof); provided, however, to the extent that the aggregate amount of interest due and payable for the period from, and including, the Delivery Date to, but excluding, the Commencement Date on the Loan Certificates is less than the aggregate amount of interest on the Loan Certificates that would have been due and payable for such period if such Loan Certificates had borne interest at the Assumed Interest Rate during the Interim Term, such percentage shall be decreased proportionately to compensate for such differential.

          "Excluded Payments" has the meaning set forth in the Trust Indenture.

          "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including but not limited to, liabilities arising out of negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees, costs of investigation of whatsoever kind and nature and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 16 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, but excluding internal costs and expenses such as salaries, any amounts that would be included in Break Amount and overhead of whatsoever kind and nature).

          "Fair Market Renewal Term" has the meaning set forth in Section 19(a)(2) hereof.

          "Fair Market Renewal Value" means the fair market rental value determined as provided in Section 19(c) hereof.

          "Fair Market Sales Value" means the fair market sales value determined as provided in Section 19(c) hereof.

          "Federal Aviation Act" means the Sections of Title 49 of the United States Code relating to aviation, as amended.

                                                  [Lease Agreement (1995 777 C)]

          "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

          "Fixed Renewal Term" has the meaning set forth in Section 19(a)(1) hereof.

          "Indemnitees" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, the Original Loan Participant (so long as the Original Loan Participant is a Certificate Holder), any Person who purchases a participation in a Loan Certificate from the Original Loan Participant in accordance with Section 2.17(e) of the Trust Indenture and Section 8(y) of the Participation Agreement, and each of their respective Affiliates, successors and permitted assigns and the directors, officers, employees, servants and agents of each of the foregoing.

          "Indenture Trustee" means the Person executing the Participation Agreement as Indenture Trustee and any Person appointed as successor Indenture Trustee.

          "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

          "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date unless earlier terminated in accordance with the provisions hereof.

          "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Lease Agreement (1995 777 C) as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation, supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

          "Lease Expiry Date" means November 29, 2019.

                                                  [Lease Agreement (1995 777 C)]

          "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term commencing on a Lease Period Date and continuing to, but not including, a Lease Period Date provided that the first such period shall commence on and include the Commencement Date.

          "Lease Period Date" means May 29, 1996, and each November 29 and May 29 thereafter to but not including the last such date in the Term.

          "Lease Supplement" means a Lease Supplement (1995 777 C), substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement (1995 777 C) entered into in accordance with the terms hereof and the Trust Indenture.

          "Lessee Documents" means the Participation Agreement, the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Tax Indemnity Agreement, the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale.

          "Lessor Liens" means any Lien or disposition of title arising as a result of (i) claims against Lessor, State Street Bank and Trust Company, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity, or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to the Trust Indenture (other than a transfer pursuant to Section 4.04 of the Trust Indenture not

                                                  [Lease Agreement (1995 777 C)]

     attributable to a Lease Event of Default) or a transfer pursuant to Sections 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to the Lessor, State Street Bank and Trust Company or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

          "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto; provided, however, Lessor's Cost shall be reduced by Engine Cost for each Engine for which Lessee has paid the applicable portion of Stipulated Loss Value pursuant to the terms of
     Section 10(b) hereof and has otherwise paid all other amounts due and payable under said Section 10(b).

          "Lien" means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or any other charge of any kind on property.

          "Loan Certificate" has the meaning set forth in the Trust Indenture.

          "London Interbank Offered Rate" has the meaning specified in the Trust Indenture.

          "Manufacturer" means The Boeing Company, a Delaware corporation.

          "Manufacturer Documents" means the Manufacturer's Bill of Sale, the Manufacturer's FAA Bill of Sale, the Purchase Agreement and the Consent and Agreement.

                                                  [Lease Agreement (1995 777 C)]

          "Manufacturer's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date, executed by the Manufacturer in favor of the Lessee.

          "Manufacturer's FAA Bill of Sale" means a bill of sale on Form 8050-2, or such other form as may be approved by the FAA on the Delivery Date, executed by the Manufacturer in favor of Lessee.

          "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow, internal rate of return (as calculated by the Owner Participant) and after-tax cash flow as a percentage of equity, determined by utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage as of the Delivery Date, as such assumptions may be adjusted for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof.

          "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 11% per annum divided by (b) the maximum number of Lease Periods per year.

          "Obsolete Parts" has the meaning set forth in Section 8(c) hereof.

          "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; the Trust Indenture; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Purchase Agreement; the Manufacturer's Bill of Sale; the Manufacturer's FAA Bill of Sale; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee; the Owner Participant Guaranty; the Loan Certificates outstanding at the time of reference; the Consent and Agreement; and any other documents executed in connection with the transactions contemplated by the Participation Agreement.

          "Original Amount" means, with respect to a Loan Certificate, the stated original principal amount of such

                                                  [Lease Agreement (1995 777 C)]

     Loan Certificate plus any amounts of interest added to principal amount pursuant to the terms of said Loan Certificate and with respect to all the Loan Certificates means the aggregate stated original principal amounts of such Loan Certificates, including any amounts of interest added to principal amount as aforesaid, as the case may be.

          "Original Loan Participant" means The Mitsubishi Trust and Banking Corporation, acting through its New York Branch, and if such bank or other Original Loan Participant sells, transfers, assigns or otherwise conveys its Loan Certificates (or any portion thereof) in accordance with Section 8(w) of the Participation Agreement (other than pursuant to Section 17 or 20 of the Participation Agreement and other than as a participation interest) to any Person, shall also mean and include any such Person.

          "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

          "Owner Participant Documents" means the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

          "Owner Participant Guarantor" has the meaning set forth in Section 1(a) of the Participation Agreement.

          "Owner Participant Guaranty" means the Guaranty (1995 777 C) dated the Delivery Date from the Owner Participant Guarantor to the beneficiaries named therein, as the same may be amended, modified, or supplemented from time to time in accordance with the applicable provisions thereof.


          "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee.

          "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Trust Supplement and the Loan Certificates.

          "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date,

                                                  [Lease Agreement (1995 777 C)]

     executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's Purchase Agreement" means the Owner Trustee's Purchase Agreement and Assignment (1995 777 C) dated as of the date hereof, between Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Participants" means and includes the Original Loan Participant and the Owner Participant.

          "Participation Agreement" means that certain Participation Agreement (1995 777 C), dated as of the date hereof, among Lessee, the Owner Participant, the Indenture Trustee, the Original Loan Participant and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which are from time to time incorporated or installed in or attached to an Airframe or any Engine and all such items which are subsequently removed therefrom so long as title thereto shall vest in the Lessor in accordance with Section 8(a) hereof.

          "Passenger Convenience Equipment" means severable components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, if and for so long as such equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) in accordance with the provisions of Section 8(d) of the Lease.

          "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid to any Certificate Holder, the "Past Due Rate" as defined in the Trust

                                                  [Lease Agreement (1995 777 C)]

     Indenture, and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal from time to time to the lesser of (a) 2% over the Base Rate or (b) the highest rate allowed under applicable law.

          "Permitted Lien" means any Lien referred to in clauses (i) through
     (vi) of Section 6 hereof.

          "Permitted Sublessee" means any air carrier domiciled and principally located in a country listed in Exhibit F hereto as in effect from time to time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "Prepaid Rent" has the meaning set forth in Section 3(f) hereof.

          "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "Purchase Option Date" has the meaning set forth in Section 19(b) hereof.

          "Reimbursement Amount" has the meaning set forth in Section 3(f) hereof.

          "Renewal Term" means a Fixed Renewal Term or Fair Market Renewal Term as those terms are defined in Section 19 hereof.

          "Rent" means Basic Rent and Supplemental Rent, collectively.

          "Rent Differential Amount" has the meaning set forth in Section 3(b) hereof.

          "Replacement Airframe" means any airframe substituted for the Airframe in accordance with Section 10(a) of the Lease.

                                                  [Lease Agreement (1995 777 C)]

          "Replacement Engine" means any engine substituted for an Engine in accordance with Sections 9(d), 10(a) or 10(b) of the Lease.

          "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Stipulated Loss Value Date occurs up to and including such Stipulated Loss Value Date is greater or less than the amount included in calculating the percentage set forth in Exhibit C with respect to such Stipulated Loss Value Date on account of such interest (calculated at the Assumed Interest Rate), such percentage shall be adjusted appropriately to compensate for such differential. Stipulated Loss Values are calculated assuming that if a Stipulated Loss Value Date is also a Lease Period Date, only Basic Rent that is scheduled to be payable on such date and designated as "in arrears" shall be payable on such date.

          "Stipulated Loss Value Date" has the meaning set forth in the initial Lease Supplement.

          "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

          "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

          "Subsidiary" means with respect to any Person that is a corporation, any other corporation a majority of the voting securities of which are owned by such Person, such Person and one or more Subsidiaries or one or more Subsidiaries.

                                                  [Lease Agreement (1995 777 C)]

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including payments of Stipulated Loss Value and Termination Value and amounts calculated by reference thereto, an amount equal to the Break Amount, if any, payable in accordance with Section 3(d) hereof, amounts payable under
     2.17 of the Trust Indenture and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

          "Tax Attribute Period" means the period of time ending with the last day of the Owner Participant's eighth taxable year during which the Lease is in effect or such longer period of time as Lessee and the Owner Participant shall agree.

          "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1995 777 C), dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

          "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

          "Termination Date" has the meaning set forth in Section 9(a) hereof.

          "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by

                                                  [Lease Agreement (1995 777 C)]

     multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in
     Section 8 of the Tax Indemnity Agreement). To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Termination Date occurs up to and including such Termination Date is greater or less than the amount included in calculating the percentage set forth in Exhibit D hereto with respect to such Termination Date on account of such interest (calculated at the Assumed Interest Rate), such percentage shall be adjusted appropriately to compensate for such differential.

          "Transaction Expenses" means (i) with respect to the closing on the Delivery Date and the subsequent placement of any permanent debt pursuant to Section 20 hereof, the reasonable and actual fees, expenses and disbursements of (1) Ray, Quinney & Nebeker, special counsel to the Indenture Trustee, (2) Bingham, Dana & Gould, counsel for the Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) White & Case, special counsel for the Owner Participant, (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee and (6) Coudert Brothers, special counsel for the Original Loan Participant; (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements; (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement; (iv) the initial fee and initial reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the reasonable fee of B.K. Associates (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) of the Participation Agreement; (vi) the fees, commissions and expenses of Capstar Partners, Inc.; (vii) the reasonable out-of-pocket expenses of the Original Loan Participant; (viii) printing and distribution costs relating to the transactions contemplated by the Operative Documents;
     (ix) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated by the Operative Documents (x) the initial fee, if any, of the Original Loan

                                                  [Lease Agreement (1995 777 C)]

     Participant, and (xi) the placement, underwriting fees, commissions and expenses, if any, in placing the permanent debt pursuant to Section 20 hereof and all costs and expenses associated with a public offering if any, pursuant thereto.

          "Trust Agreement" means that certain Trust Agreement (1995 777 C), dated as of the date hereof, between the Owner Participant and State Street Bank and Trust Company, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than liability insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, or to the Owner Trustee, in its individual capacity, or to any of their respective directors, officers, employees, servants and agents, pursuant to
     Section 7 of the Participation Agreement).

          "Trust Office" means the principal corporate trust office of the Owner Trustee located at 225 Franklin Street, Boston, Massachusetts 02110,
     Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Indenture Trustee and each Certificate Holder.

          "Trust Supplement" means a supplement to the Trust Indenture and to the Trust Agreement, substantially in the form of Exhibit A to the Trust Indenture.

          "United States Government" means the federal government of the United States of America or any instrumentality or agency thereof.

                                                  [Lease Agreement (1995 777 C)]

          "Wet Lease" means any arrangement whereby the Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

     SECTION 2.  Acceptance and Lease.  Lessor hereby agrees to accept the
                 --------------------
transfer of title to and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Delivery Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee understands that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft and Lessee agrees to designate such employees and to cause such employees to accept such authorization. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

     SECTION 3.  Term and Rent.  (a)  Interim Term and Basic Term.  The Interim
                 -------------        ---------------------------
Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b)  Basic Rent.  Lessee shall pay Basic Rent in Dollars with respect
               ----------
to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in 48 consecutive installments in the respective amounts as provided in the next sentence, each such installment to be allocable to the Lease Period specified in Exhibit B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the

                                                  [Lease Agreement (1995 777 C)]

percentage for the applicable Lease Period Date specified in Exhibit B hereto.

          Although the Basic Rent amounts set forth in Exhibit B hereto have been computed on the assumption that the rate of interest on the Loan Certificates throughout the Basic Term will be 9.25% per annum, compounded semiannually and computed on the basis of a 360-day year of twelve 30-day months (the "Assumed Interest Rate"), Lessor and Lessee recognize that the actual rate and method of computing interest on the Loan Certificates may, from time to time during the Basic Term, be different from the Assumed Interest Rate.
Accordingly, each installment of Basic Rent shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential Amount (as defined herein). For purposes hereof, "Rent Differential Amount" shall mean, as of any Lease Period Date the absolute value of the difference between (i) the aggregate amount of interest due and payable on such Lease Period Date on the Loan Certificates (or due and payable on the next following Business Day if such date shall not constitute a Business Day) and (ii) the aggregate amount of interest on the Loan Certificates that would have been due and payable on such Lease Period Date if the Loan Certificates had borne interest at the Assumed Interest Rate. If, as of such Lease Period Date, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Basic Rent due and payable on such Lease Period Date shall be increased by the Rent Differential Amount. If, as of such Lease Period Date the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Basic Rent due on such Lease Period Date shall be decreased (but not below zero) by the Rent Differential Amount. Exhibit B hereto indicates in regard to each payment of Basic Rent whether such payment is payable in advance or in arrears.

          (c)  Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values,
               -----------------------------------------------------------------
Termination Values and the EBO Percentage.
-----------------------------------------

          (i) In the event that (A) Transaction Expenses paid by Lessor are determined to be other than .75% of Lessor's Cost, (B) there shall be an optional refinancing or refunding of the Loan Certificates in accordance with Sections 17 or 20 of the Participation Agreement, (C) the Delivery Date occurs other than on May 31, 1995, or (D) there is an optimization in accordance with Section 18 of the Participation Agreement; then in each case the Basic Rent and, to the extent not theretofore paid, Excess Amount set forth in

                                                  [Lease Agreement (1995 777 C)]

     Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the EBO Percentage set forth on Exhibit H shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A)-
     (D) above) used to calculate Basic Rent, Excess Amount, Stipulated Loss Value and Termination Value percentages and the EBO Percentage as set forth in Exhibits B, C, D, and H, respectively, in each case in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In the event that Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 9(b) hereof, or the Aircraft is to be sold pursuant to Section 9(c) hereof, then solely for the purposes of determining the amount payable under such Section 9(b) or
     Section 9(c), the Termination Value percentages as of the applicable Termination Date shall be adjusted upwards, if applicable, on account of any change in the Code which raises the highest marginal statutory rate of federal income tax applicable to corporations over that previously assumed in calculating the Termination Value percentages set forth in Exhibit D as amended from time to time (other than a change which is in the nature of a minimum tax) using the same methods and assumptions (as modified on account of any of the events referred to in (A) and (B) and such change in tax rate) used to calculate the Termination Value percentages set forth in Exhibit D in order to maintain the Owner Participant's Net Economic Return; provided, however, that notwithstanding any other provision in any
     --------  -------
     Operative Document, the EBO Percentage shall not be decreased below the highest of (A) the estimated fair market value of the Aircraft on the EBO Date, determined as of the Delivery Date and set forth in the opinion received by the Owner Participant from B.K. Associates pursuant to Section 4(a)(xx) of the Participation Agreement (the "Appraisal"), (B) the sum of the present values, as of the EBO Date, of (1) Basic Rent payable with respect to the period from the EBO Date to and including the Lease Expiry Date and (2) the estimated fair market value of the Aircraft on the Lease Expiry Date, determined as of the Delivery Date and set forth in the Appraisal and (C) Stipulated Loss Value on the EBO Date.

                                                  [Lease Agreement (1995 777 C)]

         (ii) In the event of any change to the Code which is enacted after the Delivery Date and which raises the highest marginal statutory rate of federal income tax applicable to corporations (other than a change which is in the nature of a minimum tax), the Owner Participant may recalculate Basic Rent and Excess Amount as set forth in Exhibit B hereto in order to maintain, to the extent feasible, the Owner Participant's Net Economic Return, and recalculate the Stipulated Loss Value percentages set forth in Exhibit C hereto, the Termination Value percentages set forth in Exhibit D hereto and EBO Percentage set forth on Exhibit H, in each case using the same methods and assumptions (as modified on account of any of the events referred to in Section 3(c)(i)(A) and (B) and such change in tax rate), provided that any such recalculations may not (A) increase the Net Present Value of Rents to Lessee, (B) as of any Lease Period Date, increase the sum of the Net Present Value of Rents payable through such date and the present value of the Stipulated Loss Value or the Termination Value as of such date, discounted to the Commencement Date at 11% per annum, or (C) otherwise result in any adverse consequence (including tax consequences) to Lessee as determined by Lessee in its sole judgment.

        (iii) Any recalculation of Basic Rent, Excess Amount, Stipulated Loss Value and Termination Value percentages and EBO Percentage pursuant to this
     Section 3(c) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent, Excess Amount, Stipulated Loss Value and Termination Value percentages and EBO Percentage shall be set forth in an amendment hereto.

         (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of the Excess Amount and Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Stipulated Loss Value, Termination Value and the EBO Percentage, whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease, in each case, on the date on which such payment is due, shall be in an

                                                  [Lease Agreement (1995 777 C)]

     amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding. It is agreed that no installment of Basic Rent or payment of Excess Amount, Termination Value, Stipulated Loss Value or the EBO Percentage shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or
     (y) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or a Certificate Holder, not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee other than as required or expressly permitted by the Participation Agreement, the Lease and any Lease Supplement thereto and the Trust Indenture and any Trust Supplement thereto, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

          (v) All adjustments to Basic Rent (A) under Section 3(c)(i) shall be consistent with the requirements of Rev. Proc. 75-21 and Rev. Proc. 75-28, both as modified and in effect on the Delivery Date, to the same extent and in the same manner that such requirements were satisfied in calculating Basic Rent as originally set forth in Exhibit B, and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" or cause an increase in the Owner Participant's "constant rental amount", each within the meaning of Section 467(b) of the Internal Revenue Code of 1986, as amended, and the final, proposed or temporary regulations thereunder or any administrative interpretation thereof by the Internal Revenue Service, each as in effect on the date of the effectiveness of the adjustment, or (B) under Section 3(c)(ii) shall be consistent with the requirements of Rev. Proc. 75-21 and Rev. Proc. 75-28, both as modified and in effect on the Delivery Date, and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467(b) of the Code, it being understood that the Owner Participant bears the

                                                  [Lease Agreement (1995 777 C)]

     risk of any change in tax law or regulation (including loss of any grandfathering protection) under Section 467 of the Code in any Section 3(c)(ii) adjustment and the Lessee bears all such risk in any adjustment under Section 3(c)(i) hereof; provided, however, that if any proposed, temporary or final regulations issued subsequent to the Delivery Date are inconsistent with the Owner Participant's interpretation of Section 467 of the Code in effect on the Delivery Date, then at the election of the Owner Participant any adjustment of Basic Rent required by Section 3(c)(i) or permitted by Section 3(c)(ii) may be effected in a manner that satisfies the requirements of such proposed, temporary or final regulations, but (x) only in the case of an adjustment of Basic Rent under Section 3(c)(i) in a manner that does not cause the Net Present Value of Rents resulting from such adjustment to be greater than that which it would have been if Basic Rent had been adjusted strictly in accordance with the provisions of said
     Section 3(c)(i) and 3(c)(v)(A), and (y) in the case of Section 3(c)(ii), only if such adjustment complies with the provisions of clauses (A) and (B) of said Section 3(c)(ii).

         (d)  Supplemental Rent.  Lessee shall pay (or cause to be paid)
              -----------------
promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value, or the EBO Percentage as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Break Amount as and when due and such other amounts as shall be due and payable under
Section 2.17 of the Trust Indenture; provided, however, that Lessee shall have no obligation to pay to Lessor any Break Amount payable under Section 2.14 or 4.04(b) of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder. In the event that the aggregate amount of interest actually due and payable on the Loan Certificates on the Commencement Date exceeds the aggregate amount of interest on the Loan Certificates that would have been due and payable if such Loan Certificates had borne interest at the Assumed Interest Rate, Lessee agrees to pay Lessor on the Commencement Date, as

                                                  [Lease Agreement (1995 777 C)]

Supplemental Rent, an amount equal to such excess. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

          (e)  Payments in General.  All payments of Rent shall be made directly
               -------------------
by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 225 Franklin Street, Boston, Massachusetts, Attention: Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee agrees, that all Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee hereunder (other than Excluded Payments) shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least ten (10) Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day (unless, so long as the Original Loan Participant shall hold any Loan Certificate and the Loan Certificates bear interest at a rate based on the Eurodollar Rate or the London Interbank Offered Rate, such succeeding Business Day is in the next calendar month, in which case the payment date shall be the next preceding Business Day) and (except, with respect to any Loan Certificate held by the Original Loan Participant, in regard to the amount of Rent attributable to the corresponding payments on the Loan Certificates held by the Original Loan Participant) no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

                                                  [Lease Agreement (1995 777 C)]

          (f) Prepayments of Certain Rent Payments.  To the extent, if any, that
              ------------------------------------
there shall not have been received by the Indenture Trustee at the account of the Indenture Trustee referred to in Section 3(e) by 11:00 a.m., New York time, on the Commencement Date from Lessor, an amount equal to the Excess Amount payable for such date, Lessee shall advance to Lessor, as Prepaid Rent, by paying to the Indenture Trustee on behalf of Lessor on the Commencement Date an amount equal to the Excess Amount not so paid (such amount being herein called "Prepaid Rent"); provided that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Debt Rate on any Prepaid Rent not paid when due for any period for which the same shall be overdue. If the Owner Participant has defaulted in its obligation set forth in the last paragraph of Section 2 of the Participation Agreement, any Rent (to the extent the Owner Participant has so defaulted) shall, to the extent not reimbursed pursuant to the next sentence, be offset against installments of Basic Rent in the order in which they become due, subject to the last sentence of this paragraph. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the Supplemental Rent so paid by Lessee pursuant to this Section 3(f), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the Past Due Rate (calculated in accordance with clause (ii) of the definition of such term) from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount").
Lessee may with written notice to the Owner Participant and Indenture Trustee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Lessor in respect of Basic Rent, Stipulated Loss Value, Termination Value, Supplemental Rent payable to the Owner Participant or the Owner Trustee or EBO Percentage or any other amount due hereunder to Lessor, until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding.

                                                  [Lease Agreement (1995 777 C)]

          (g) Rent Rebate.  Lessor agrees to pay to Lessee, as a rebate of Rent,
              -----------
an amount equal to any amount paid to Lessor by a Certificate Holder as a Break Amount (other than Break Amount paid to Lessor by a Certificate Holder in connection with Section 2.14 or Section 4.04(b) of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture), which constitutes an Event of Default hereunder); provided, however, that if at the time of any such payment by Lessor to Lessee, a Section 14(a), (b), (h) or
(i) Default or any Event of Default shall have occurred and be continuing hereunder, such amount shall be held by Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder with respect to such Section 14(a), (b), (h) or (i) Default or any Event of Default as and when due, and at such time as there shall not be continuing any
Section 14(a), (b), (h) or (i) Default or any Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this sentence.

     SECTION 4.  Lessor's Representations and Warranties.  THE LESSEE
                 ---------------------------------------
ACKNOWLEDGES AND AGREES THAT AS BETWEEN THE LESSOR AND THE LESSEE (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, (B) THE LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR ITS PURPOSES, (C) THE LESSOR IS NOT A MANUFACTURER NOR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(v) (in the case of the Owner Participant) and 8(j)(ii) (in the case of Lessor in its individual capacity) of the Participation Agreement as to title and except that Lessor, in its individual capacity (except with respect to (i) which shall be in its trust capacity), (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity,

                                                  [Lease Agreement (1995 777 C)]

(iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's or any Sublessee's quiet enjoyment of the Aircraft unless an Event of Default shall have occurred and be continuing, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States and agrees that if at any time it shall cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of the Trust Agreement. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any affiliate thereof, any subcontractor or supplier of the Manufacturer or any affiliate thereof, with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, any affiliate thereof, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Section 14(a), (b), (h) or (i) Default or Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any affiliate thereof or any of its subcontractors or suppliers and any other claims against the Manufacturer or any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

     SECTION 5.  Return of the Aircraft.  (a)  Condition Upon Return.  Unless
                 ----------------------        ---------------------
purchased by Lessee pursuant to Section 9(b) or 19(b) hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or 15, Lessee, at its own expense, will return the Airframe to Lessor upon ten days' prior written notice to Lessor, at the location of one of Lessee's principal maintenance facilities in one of the forty-eight contiguous states of the United States; provided, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall return the Airframe to Lessor at the site of the storage. At the time of such return, (A) Lessee will, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, at least 90 days prior to the return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws

                                                  [Lease Agreement (1995 777 C)]

of the United States with the FAA in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of the Owner Participant, Lessor or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) subject to
Section 5(f) hereof, the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has requested the retention of the existing registration of the Aircraft, shall be eligible for certification) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under any arrangement including but not limited to pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration used by Lessee and in as good an operating condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under Lessee's FAA-approved maintenance plan, irrespective of whether such Airframe or Engines have been under Sublease during the Term, (iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the FAA-approved block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance or refurbishment shall be at least 25% of the hours or cycles (whichever is applicable) between engine heavy maintenance or refurbishment allowed under the FAA-approved maintenance program then in use with respect to such Engines (or Acceptable Alternate

                                                  [Lease Agreement (1995 777 C)]

Engines), (vi) shall have all exterior markings removed or painted over with the areas thereof refinished to match adjacent areas, (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and (viii) shall have no airworthiness directives issued by the FAA requiring terminating action by the date of return (and, in the event of a termination of the Lease pursuant to Section 9 hereof, requiring such terminating action within one year after the date of return); and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in clause
(iv)(B), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (i) 125% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (iv)(B) (or in the event that Lessee has not performed such type of airframe block overhaul during the preceding 12 months, then this clause (i) shall be equal to the fair market cost of the performance of such airframe block overhaul) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (i) 125% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines (or Acceptable Alternate Engines) the scheduled engine heavy maintenance or refurbishment under the FAA-approved maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) (or in the event that Lessee has not performed such a scheduled engine heavy maintenance or refurbishment during the preceding 12 months, then this clause (i) shall be equal to the fair market cost of the performance of such scheduled engine heavy maintenance or refurbishment) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is

                                                  [Lease Agreement (1995 777 C)]

applicable) of operation of one Engine between engine heavy maintenance or refurbishment allowable under the FAA-approved maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles of operation on such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance or refurbishment and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance or refurbishment by (iii) two.

          During the last six months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and any records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation of the Aircraft by, or the business of, Lessee or any Sublessee.

          For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from Lessee's maintenance program summarized in the "United Air Lines 777 Maintenance Program", furnished to Lessor and the Owner Participant shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in the excerpt from Lessee's maintenance program summarized in the "United Air Lines 777 Maintenance Program", shall be considered an on-condition maintenance program.

         (b)  Return of the Engines.  In the event that an Acceptable Alternate
              ---------------------
Engine shall be delivered with the returned Airframe as set forth in paragraph
(a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such Acceptable Alternate Engines are free and clear of all Liens other than

                                                  [Lease Agreement (1995 777 C)]

Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

         (c)  Fuel; Manuals.  Upon the return of the Airframe upon any
              -------------
termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessor shall have no obligation with respect to the fuel or oil contained in the fuel or oil tanks of such Airframe, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof.

          (d)  Storage Upon Return.  If, at least 15 days prior to termination
               -------------------
of this Lease at the end of the Basic Term or any Renewal Term or pursuant to
Section 9(c) or Section 15, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance, maintenance, and Lessee's out-of-pocket expenses) for a period not exceeding sixty days (or, if a Section 14(a), (b), (h) or (i) Default or an Event of Default shall be continuing at the time of Lessor's request for storage, 120 days) commencing on the date of such termination, at a location in the continental United States selected by Lessee (or, if a Section 14(a), (b), (h) or (i) Default or an Event of Default shall be continuing at the time of Lessor's request for storage, selected by Lessor) used as a location for the parking or storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such period not exceeding sixty days (or, if a Section 14(a), (b), (h) or (i) Default or an Event of Default shall be continuing at the time of Lessor's request for storage, 120 days) and shall be reimbursed by Lessor for the premiums thereon.

          (e)  Severable Parts.  At any time after Lessee has advised Lessor
               ---------------
that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's request, advise Lessor of the nature and condition of all severable

                                                  [Lease Agreement (1995 777 C)]

nonproprietary Parts owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft in accordance with Section 8 hereof. Lessor may, at its option, upon 30 days notice to Lessee, purchase any or all of such nonproprietary Parts from Lessee upon the expiration of the Term at their fair market value.

          (f) Return of Engines.  In the event that Lessee shall have paid the
              -----------------
Stipulated Loss Value for any Engine pursuant to Section 10(b) hereof and all other amounts due and owing under said Section 10(b), then, notwithstanding anything contained in this Section 5 or elsewhere in this Lease or any other Operative Document, Lessee shall be under no obligation to return any engine installed on the Airframe in replacement for such Engine to Lessor upon the termination of this Lease; provided, however, that in such event Lessor shall have the right upon termination of this Lease (unless Lessee shall have exercised any of its options to purchase the Aircraft pursuant to Section 19), at its sole option, to purchase from Lessee (subject to availability as determined by Lessee) an engine or engines suitable for use on the Airframe and compatible with the other Engine (if any) or the other engine purchased under this Section 5(e) for such engine's then Fair Market Sales Value and any such engine shall be installed at no cost to Lessor on the Airframe on the return thereof.

     SECTION 6.  Liens.  Lessee will not directly or indirectly create, incur,
                 -----
assume or suffer to exist any Lien on or with respect to the Aircraft, Airframe or Engines, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest thereon, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30 day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against

                                                  [Lease Agreement (1995 777 C)]

Lessee (or any Sublessee), unless the judgment secured shall not, within 30 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 30 days after the expiration of such stay, and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

     SECTION 7.  Registration, Maintenance and Operation; Possession and
                 ---------------------------------------  --------------
Subleases; Insignia.
-------------------

          (a)  (1) Registration and Maintenance.  Lessee, at its own cost and
                   ----------------------------
     expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except as otherwise required by applicable law or to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as to keep the Aircraft in as good an operating condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under (I) the Federal Aviation Act, except when all Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Aircraft shall be equipped at the time of such grounding) registered in such jurisdiction have been

                                                  [Lease Agreement (1995 777 C)]

     grounded by the aeronautical authorities of such jurisdiction and (y) in substantially the same manner as Lessee (or, if under Sublease, Sublessee) maintains, services, repairs or overhauls similar aircraft operated by Lessee (or, if under Sublease, Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise, or such other manner as shall have been approved by the Owner Participant; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials shall, as between Lessor and Lessee and all parties claiming through Lessee, be the property of Lessor but shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section 10); and (iv) promptly furnish or cause to be furnished to Lessor or the Owner Participant such information as may be required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

          (2)  Operation.  Lessee will not (and will not permit any Sublessee
               ---------
     to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority. In the event that such law, rule, regulation, treaty, order or certificate requires alteration of the Aircraft, the Lessee will conform thereto or obtain conformance therewith at no expense to Lessor. Notwithstanding the foregoing, after Lessee shall have provided Lessor with a certificate of an officer of the Lessee who is expressly authorized by the Lessee's Board of Directors or its President or Treasurer to provide certificates of this type stating all relevant facts with respect thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license, registration or violation in any reasonable manner which does not materially adversely affect the Lessor, the Indenture Trustee or the Owner Participant or any of their respective legal and economic interests in or to the Aircraft or any Operative Document. In addition, no contest

                                                  [Lease Agreement (1995 777 C)]

     shall continue beyond the Term and Lessee shall comply with the provisions of Sections 5 and 11 and the other provisions of Section 7 notwithstanding such contest. If the indemnities or insurance specified in Section 11(f), or some combination thereof, have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11 or in or to a country with which the United States does not have diplomatic relations, except that Lessee may operate, or permit any Sublessee to operate, the Aircraft in or to a country with which the United States does not have diplomatic relations, so long as (x) Lessee maintains the insurance specified in Section 11 and (y) Lessee or Sublessee, as the case may be, does not discriminate against the Aircraft in usage in or to such country as compared with other aircraft owned, leased or operated by Lessee or Sublessee, as the case may be, of the same type as the Aircraft, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to a Default or an Event of Default hereunder (a) where such failure is an isolated extraordinary occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions or navigational error, or series of events not in the ordinary course of the regular operations of the Lessee or any Sublessee or (b) if the Aircraft shall be operating in a country at the time that the United States and such country shall discontinue diplomatic relations (as long as Lessee thereafter attempts in good faith to remove the Aircraft from such country), or (c) if while a Sublease is in effect, the United States shall discontinue diplomatic relations with the country of the Sublessee's domicile. The Aircraft may not be operated in any declared war zone or in any area which is an area of recognized hostilities. Notwithstanding the preceding sentence, Lessee (but not a Sublessee) may operate the Aircraft in any declared war zone or any area which is an area of recognized hostilities but only if (x) such operation is in accordance with a request, contract, arrangement or understanding of or with the United States Government or any agency or instrumentality thereof and (y) Lessee shall have complied with Section 11 hereof. If while Lessee shall operate the Aircraft in any declared war zone or any area which is an area of recognized hostilities (except as a result of an isolated extraordinary occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, or series of events not in the ordinary course of the regular operations of Lessee), there shall occur an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then

                                                  [Lease Agreement (1995 777 C)]

     installed thereon, then the amount payable under Section 10(a)(i) shall be increased by the amount, if any, that the Fair Market Sales Value of the Aircraft (determined as if the Aircraft were located in the United States) as of the date immediately preceding the date of such Event of Loss exceeds the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss. If Lessee shall cease to be a Citizen of the United States then Lessee shall not operate the Aircraft in or to any country other than the United States and any country which in the Owner Participant's reasonable opinion provides substantially equivalent protection for the rights of owner participants and lessors in similar transactions as provided under United States law.

          (3)  Reregistration.  At any time after the Tax Attribute Period,
               --------------
     subject to compliance with the terms of Section 8(e) of the Participation Agreement, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions requested by Lessee to change the country of registration of the Aircraft to another country.

          (b)  Possession and Subleases.  Lessee will not, without the prior
               ------------------------
written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as neither a Section 14(a), (b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected lien of the Trust Indenture on the Airframe or any Engine and so long as any Sublessee shall continue to comply with the provisions of Sections 7(a) and 11, Lessee may, without the prior written consent of Lessor:

             (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business and, if with respect to the Airframe, entered into by Lessee (or any Sublessee) in the ordinary course of its business with a Certificated Air Carrier or a Permitted Sublessee or any other air carrier approved by Lessor; provided, that (A) no such agreement or arrangement contemplates

                                                  [Lease Agreement (1995 777 C)]

          or requires the transfer of title to the Airframe, and (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 10(b) hereof in respect thereof;

              (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

             (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

              (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                                                  [Lease Agreement (1995 777 C)]

             (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

              (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods, that does not extend beyond the end of the Term so long as Lessee (or any Sublessee) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program;

             (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor, provided that the term of such contract, including all permissible renewal periods, shall not continue beyond the end of the Term; or

             (viii) so long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, Lessee may, at any time (subject to the notice requirements specified in the second to last paragraph of this Section 7(b)), in its sole discretion, enter into a sublease with (1) a Certificated Air Carrier, (2) after the Tax Attribute Period, any Permitted Sublessee or (3) any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld, provided, however, that (A) no sublease, including all permissible renewal periods, entered into pursuant to this clause (viii) shall extend beyond the date three months prior to the expiration of the Basic Term or any

                                                  [Lease Agreement (1995 777 C)]

          Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew this Lease at the end of the Basic Term or Renewal Term, as the case may be, to a date at least three months beyond the latest permissible expiration date of such sublease, (B) each Sublease, including all permissible renewal periods, entered into pursuant to this clause (viii) shall provide that (a) the Sublessee may not operate the Aircraft (x) in countries with which the United States does not maintain diplomatic relations (except if the United States and any such country shall discontinue diplomatic relations at the time that the Aircraft shall be in route to or operating in such country, provided Sublessee thereafter attempts in good faith to remove the Aircraft from such country) or
          (y) in areas of armed hostilities, and (b) the Sublease shall terminate if the Sublessee's country of domicile and the United States terminate diplomatic relations, provided that this clause (b) shall not prohibit the operation of the Aircraft in the country of the Sublessee's domicile so long as Lessee attempts in good faith to remove the Aircraft from such country and terminate such Sublease, (provided, however, that clauses (a)(x) and (b) shall not apply so long as (r) Lessee or Sublessee maintains the insurance specified in
          Section 11 and (s) Sublessee does not discriminate against the Aircraft in usage in or to such country as compared with other aircraft owned, leased or operated by Sublessee of the same type as the Aircraft), and (C) no Sublease, including all permissible renewal periods, entered into pursuant to this clause (viii) shall be made to a Person described in clause (3) of this subparagraph which is not domiciled in a country listed in Exhibit F, as in effect from time to time, unless Lessor and the Owner Participant shall have received reasonably satisfactory assurances regarding the protection of the rights of lessors under the laws of the Sublessee's jurisdiction and domicile, including a favorable opinion of counsel (which counsel and opinion are reasonably satisfactory to the Owner Participant) in such jurisdiction (a) that the terms (including, without limitation, the governing-law, service- of-process and jurisdictional-submission provisions thereof) of the Sublease and the Lease are legal, valid, binding and enforceable in such jurisdiction against third parties to substantially the same extent as in the United States, and that the Sublease is subject and subordinate to the Lease, (b) that it is not necessary

                                                  [Lease Agreement (1995 777 C)]


          for the Owner Trustee, the Owner Participant or the Indenture Trustee to register or qualify to do business in such jurisdiction, (c) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant and the Owner Trustee in its individual capacity is available to cover such risk and is provided by Lessee), (d) (unless Lessee shall have provided insurance reasonably satisfactory to the Owner Participant covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is subleased) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in a currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, (e) that there exist no possessory rights in favor of such Sublessee under the laws of such jurisdiction which would, upon bankruptcy of Lessee or Sublessee or other default by Lessee or Sublessee, prevent the return of the Aircraft to Lessor in accordance with and where permitted by the terms of Sections 14 and 15 hereof upon the exercise by Lessor of its remedies under Section 15 hereof and the practical realization by Lessor of its rights and benefits under Section 15, and (f) to such further effect with respect to such other matters as Lessor and the Owner Participant may reasonably request or unless the Lessor and the Owner Participant shall otherwise approve. Upon receipt of the foregoing opinion of counsel by Lessor and the Owner Participant, Exhibit F shall be amended to add such country. If at any time Lessor or the Owner Participant determines (which determination shall be evidenced by an opinion of counsel) with respect to a country then listed on Exhibit F, that the opinion of counsel referred to in the previous sentence would not be obtainable or that the United States does not maintain full diplomatic relations with such country, Exhibit F shall be amended to delete such country; provided that such deletion will not impair any Sublease or any interchange agreement or pooling or similar arrangement then in effect. If the Aircraft shall be subject to a Sublease at any time within the last four months of the Term, the Aircraft shall be returned to Lessee's active fleet upon the expiration of such Sublease.

                                                  [Lease Agreement (1995 777 C)]

          The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Sublease permitted by this paragraph (b) shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor's (and so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossession pursuant to Section 15 hereof and to void such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee or such Sublessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide the Owner Participant and the Indenture Trustee written notice and a copy of any Sublease hereunder which has a term of more than three (3) months (such notice to be given prior to entering into such

                                                  [Lease Agreement (1995 777 C)]

Sublease, if practicable, but in any event promptly after entering into such Sublease).

          Lessor acknowledges that any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this
Section 7(b). Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section 7(b).

          (c)  Insignia.  On or prior to the Delivery Date, or as soon
               --------
thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                Leased From State Street Bank and Trust Company,
                         not in its individual capacity
                 but solely as Owner Trustee, Owner and Lessor

and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

          First Security Bank of Utah, National Association, as Indenture
          Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

     SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications
                 ------------------------------------------------------------
and Additions.
-------------

          (a)  Replacement of Parts.  Lessee, at its own cost and expense, will
               --------------------
promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or

                                                  [Lease Agreement (1995 777 C)]

permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts, prior to their incorporation or installation or attachment to the Airframe or any Engine, shall be owned by Lessee free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts (other than Obsolete Parts) at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b)  Pooling of Parts.  Any Part removed from the Airframe or any
               ----------------
Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, and in any event within 90 days, either (i) causes such replacement Part to become the property of Lessor, free and clear of all Liens other than Permitted Liens or
(ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c)  Alterations, Modifications and Additions.  Lessee, at its own
               ----------------------------------------
expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required to be made during the Term to meet

                                                  [Lease Agreement (1995 777 C)]

the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; provided, however, that, after providing Lessor with a certificate of an officer of the Lessee who is expressly authorized by the Lessee's Board of Directors or its President or its Treasurer to provide certificates of this type stating all relevant facts with respect thereto, Lessee or any Sublessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the Lessor, the Owner Participant or any of their respective legal or economic interests in or to such Airframe or Engines or any Operative Document. In addition, no contest shall continue beyond the Term and Lessee shall comply with the provisions of Sections 5, 7 (except as provided in the third sentence of Section 7(a)(2)) and 11, notwithstanding such contest. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition (x) results in the Aircraft becoming "limited use property" within the meaning of Rev. Proc. 76-30, or (y) impairs the condition or airworthiness of the Airframe or such Engine, or diminishes the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility, condition, airworthiness or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $700,000, provided further that any value received by Lessee in respect of the sale or use of such Obsolete Parts shall be paid to Lessor on a net after-tax basis. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which (x) Lessee has leased from others and (y) may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such parts shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may, at any time during the Term, so long as neither a Section 14(a), (b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that

                                                  [Lease Agreement (1995 777 C)]

such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without impairing the condition or airworthiness or diminishing the value, utility or remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed, provided that Lessor shall have the option of purchasing such Additional Part for sixty days following such removal for its fair market sales value, if such Additional Part (w) is nonproprietary (as determined by Lessee in its sole discretion), (x) is owned by Lessee, (y) has not, prior to Lessor's request to Lessee to purchase such Part, been installed in or attached or added to another aircraft and (z) has not, prior to Lessor's request to Lessee to purchase such Part, been disposed of, transferred, conveyed, assigned, lost or misplaced by Lessee and such Additional Part is otherwise available for sale (provided that nothing herein shall require Lessee to give notice that any Additional Part has been so removed). Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          (d) Certain Matters Regarding Passenger Convenience Equipment.  Lessee
              ---------------------------------------------------------
may install on the Airframe, subject to the requirements of Section 8(c) above, Passenger Convenience Equipment that is (i) owned by another Person and leased to Lessee, (ii) sold to Lessee by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to Lessee pursuant to a lease which is subject to a security interest in favor of another Person or
(iv) installed on the Aircraft subject to a license granted to Lessee by another Person, and in any such case (A) the Lessor and the Indenture Trustee will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on the Airframe, (B) the Lessee shall notify such Person of Lessor's and Indenture Trustee's respective interest in the Aircraft, and (C) upon the occurrence of any default under the applicable lease, conditional sale agreement, security agreement or license, such Person shall not be entitled to repossess such Passenger Convenience Equipment unless it shall, in connection with such

                                                  [Lease Agreement (1995 777 C)]

repossession, undertake to restore the Aircraft to the condition it would have been in had the installation of such Passenger Convenience Equipment not occurred.

     SECTION 9.  Voluntary Termination.
                 ---------------------

          (a)  Termination Event.
               -----------------

          (1) So long as neither a Section 14(a), (b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing, Lessee shall have the right at its option to elect to terminate this Lease on the Lease Period Date occurring in May 29, 2008, May 29, 2010 and May 29, 2012.

          (2) So long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on any Lease Period Date during the Basic Term occurring on or after the seventh anniversary of the Delivery Date if Lessee shall have made a good faith determination, which shall be evidenced by delivery to the Owner Participant of a certificate of an officer of the Lessee who is expressly authorized by the Lessee's Board of Directors or its President or Treasurer to provide certificates of this type, that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. Lessee shall exercise this option by selling the Aircraft pursuant to Section 9(c).

          (3) Lessee shall give to Lessor and the Indenture Trustee at least one hundred twenty (120) days' revocable advance written notice of Lessee's intention to so terminate this Lease pursuant to Section 9(a)(2) or at least one hundred eighty (180) days' revocable advance written notice of Lessee's intention to so terminate this Lease pursuant to Section 9(a)(1) (any such notice, a "Termination Notice") specifying (i) the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date") and (ii) if
     Section 9(a)(2) is applicable, that Lessee has determined that the Aircraft is surplus to its requirements or economically obsolete to it. Before any such Termination Notice becomes irrevocable, Lessee may revoke such notice, but Lessee shall not be entitled to revoke such notice more than three times during the Basic Term. The Termination Notice shall be irrevocable thirty Business Days prior to the Termination Date. In addition, if
     Section 9(a)(1) is

                                                  [Lease Agreement (1995 777 C)]

     applicable, Lessee agrees that it shall deliver to Lessor at least thirty
     (30) Business Days' irrevocable notice of its election to purchase the Aircraft pursuant to Section 9(b) or to sell the Aircraft pursuant to
     Section 9(c).

          (b)  Option to Purchase.  If Lessee exercises its right to terminate
               ------------------
this Lease under Section 9(a)(1), gives its notice pursuant to Section 9(a)(3) to purchase the Aircraft pursuant to this Section 9(b) and such notice becomes irrevocable, then on the Termination Date specified in Section 9(a), Lessee shall purchase the Aircraft at the greater of (i) the Termination Value on the Termination Date, or (ii) its Fair Market Sales Value on the Termination Date, provided the Lessee shall have also paid the amounts specified in (A) and (B) of the following sentence. In such event, Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), sell the Aircraft to Lessee in exchange for the payment in immediately available funds in an amount equal to the greater of (x) the Termination Value for the Aircraft, computed as of the Termination Value Date, or (y) the Fair Market Sales Value of the Aircraft on the Termination Date, provided that on such date the Lessee shall have also paid to the Lessor the sum of (A) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance and due on the Termination Date) and all unpaid Supplemental Rent (including an amount equal to Break Amount, if any) with respect to the Aircraft due on or prior to such Termination Date plus (B) all reasonable expenses incurred by Lessor and the
                 ----
Owner Participant in connection with such sale. Upon payment in full of the amounts required to be paid and the performance of all acts required to be performed by Lessee pursuant to the preceding sentence, (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft for any period commencing on or after the Termination Date shall terminate with respect to the Aircraft, (ii) this Lease shall terminate on the Termination Date and (iii) Lessor will transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in the Airframe and Engines and furnish to or at the direction of the Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Notwithstanding the foregoing, Lessee may, in accordance with Section 8(l) of the Participation Agreement, assume the principal amount of the Loan Certificates then outstanding on any Termination Date specified in Section 9(a), in which event the Lessee will receive a credit against the purchase price otherwise

                                                  [Lease Agreement (1995 777 C)]

payable pursuant to this Section 9(b) in an amount equal to the principal amount of Loan Certificates so assumed.

          (c)  Optional Sale of the Aircraft.  In the event that Lessee shall
               -----------------------------
have terminated this Lease under Section 9(a)(1) but shall not have elected to purchase the Aircraft pursuant to Section 9(b), or Lessee shall have terminated this Lease under Section 9(a)(2), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as agent for Lessor and at no expense to Lessor, shall use its reasonable best efforts to obtain bids in Dollars for the cash purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have so advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than two Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to Lessor, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any Acceptable Alternate Engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5 (but subject to the terms of Section 5(f) hereof), (2) Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the highest bidder(s) (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), the sum of (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable costs and expenses incurred by Lessor and the Owner Participant in connection therewith, are less than the Termination Value for the Aircraft computed as of the Termination

                                                  [Lease Agreement (1995 777 C)]

Date, the difference in Dollars; (B) all unpaid Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance and due on such Termination Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date, and (C) the Break Amount, if any, due on the Loan Certificates, and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five but no more than nineteen Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Termination Date together with all other amounts due on such Termination Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Termination Date, plus any interest accrued to but excluding the Termination Date together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, simultaneously with the payment of the Loan Certificates as aforesaid, Lessee shall deliver the Airframe and Engines or Acceptable Alternate Engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance) and all unpaid Supplemental Rent due on or prior to such Termination Date and Break Amount, if any, due on the Loan Certificates. If no sale shall have occurred on the Termination Date, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant, Indenture Trustee and Lessor, if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices. In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall

                                                  [Lease Agreement (1995 777 C)]

cease to accrue other than Supplemental Rent which by the terms of the Operative Documents survives the termination of this Lease. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessor may solicit bids or inquire into the efforts of Lessee to obtain bids.

          (d)  Termination as to Engines.  So long as neither a Section 14(a),
               -------------------------
(b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, (i) Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine (provided that Lessee shall have no right to pay Stipulated Loss Value with respect to such Engine as provided in the first proviso contained in Section 10(b) hereof), and (ii) Lessor shall transfer title to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of the Basic Rent.

     SECTION 10.  Loss, Destruction, Requisition, etc.
                  ------------------------------------

          (a)  Event of Loss with Respect to the Aircraft.  Upon the occurrence
               ------------------------------------------
of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and (2) within 30 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in (i)). Not later than the earlier of (x) the Business Day next succeeding the 100th day following the occurrence of such Event of Loss or (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 30th day following the occurrence of such Event of Loss), Lessee shall:

                                                  [Lease Agreement (1995 777 C)]

          (i) to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on such Stipulated Loss Value at the Debt Rate with respect to the portion of Stipulated Loss Value payable to the Indenture Trustee and at 10% with respect to the portion of Stipulated Loss Value payable to the Lessor, in each case, from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full, plus (C) any amount referred to in Section 7(a)(2) hereof due in respect of such Event of Loss plus (D) Break Amount, if any, due on the Loan Certificates; provided, however, that if the Commencement Date or a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B), (C), and
     (D) above, Lessee shall pay on the Commencement Date or such Lease Period Date an amount equal to the Basic Rent that would have been due on the Commencement Date or such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B), (C) and (D) above, or

         (ii) provided that neither a Section 14(a), (b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be.

          At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B), (C) and (D) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due on or before the date of such payment (other than Basic Rent payable in advance and due on such payment date) and all Supplemental Rent due on or before the date of such payment including Break Amount, if any, payable in regard to the Loan Certificates), under the Participation Agreement or under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the

                                                  [Lease Agreement (1995 777 C)]

installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue other than Supplemental Rent which by the terms of the Operative Documents survives the termination of the Lease, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor if any against third parties, but only to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss (A) convey or cause to be conveyed to Lessor and to be leased by Lessee hereunder an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value, utility and remaining useful life and being in as good an operating condition as the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft, airframe or engine so substituted hereunder shall be of the same or improved make and model as those initially leased hereunder and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (3) furnish Lessor with such evidence of Lessee's title to such replacement aircraft and of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor or the Indenture Trustee may reasonably request and that the substituted property has been entered into Lessee's FAA-approved maintenance program or under the maintenance program of any Sublessee, (4) provide the documentation required to be provided by it pursuant to

                                                  [Lease Agreement (1995 777 C)]

Section 5.06 of the Trust Indenture (the provisions whereof being incorporated by reference and made a part hereof to the same extent as if set forth in full herein) and an opinion of independent tax counsel, satisfactory to the Owner Participant, as to the tax consequences (without any limitation as to the nature of such tax consequences) to Lessor and the Owner Participant of such substitution, and the Owner Participant and Lessor simultaneously will transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee at Lessee's expense a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer, (5) be subrogated to all claims of Lessor, if any, against third parties but only to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss and (6) provide an opinion of counsel, which counsel shall be reasonably acceptable to the Lessor, to the effect that title to such replacement aircraft has been duly conveyed to the Lessor free and clear of all Liens except Permitted Liens and that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Reform Act of 1978, as amended, with respect to the aircraft substituted hereunder. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b)  Event of Loss with Respect to an Engine.  Upon the occurrence of
               ---------------------------------------
an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within forty-five days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens); provided, however, upon written notice to Lessee from Owner Participant given within 20 days after Lessor

                                                  [Lease Agreement (1995 777 C)]

has received notice of such Event of Loss, the Lessee will pay with respect to the Engine subject to such Event of Loss within 45 days after the occurrence of such Event of Loss an amount equal to (A) Engine Cost multiplied by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on the amount determined pursuant to clause (A) above at the Debt Rate with respect to such amounts payable to the Indenture Trustee and at 10% with respect to such amounts payable to the Lessor, in each case, from and including such Stipulated Loss Value Date to, but excluding, the date such amount is paid in full; and provided, further, if Lessee pays such portion of Stipulated Loss Value and interest, then Lessee shall only be obligated to return the Aircraft to Lessor with any Engine attached thereto with respect to which Lessee has not paid such portion of Stipulated Loss Value pursuant to this Section 10(b) at any time that Lessee is required to return the Aircraft to Lessor pursuant to the terms hereof. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (iii) furnish Lessor with such evidence of Lessee's title to such Acceptable Alternate Engine and of compliance with the insurance provisions of Section 11 hereof with respect to such Acceptable Alternate Engine as Lessor may reasonably request, (iv) furnish the Lessor and the Indenture Trustee with an opinion of Lessee's counsel to the effect that title to such Acceptable Alternate Engine has been duly conveyed to the Lessor free and clear of all Liens except Permitted Liens, and (v) provide the documentation required to be provided by it pursuant to Section 5.06 of the Trust Indenture (the provisions thereof being herein incorporated by reference and made a part hereof to the same extent as if set forth in full herein) and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee at Lessee's expense a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such Acceptable Alternate Engine shall,

                                                  [Lease Agreement (1995 777 C)]

after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c)  Application of Payments from Governmental Authorities for
               ---------------------------------------------------------
Requisition of Title, Etc.  Any payments (other than insurance proceeds the
--------------------------
application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss resulting from the theft, disappearance, destruction, condemnation, confiscation or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

          (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

         (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses shall be paid over to, or

                                                  [Lease Agreement (1995 777 C)]

     retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d)  Requisition for Use of the Aircraft by the United States
               --------------------------------------------------------
Government or Government of Registry of the Aircraft.  In the event of the
----------------------------------------------------
requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's rights and obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (except to the extent that any failure or delay in repairing or maintaining the Aircraft shall have been caused by such requisition), provided that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or Acceptable Alternate Engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If Lessee shall fail to return the Aircraft on or before the thirtieth day beyond the end of the Term in the case of a requisition for use by the United States Government (or any agency or instrumentality thereof) or on the last day of the Term in the case of a requisition for use by any other government of registry (or by an agency or instrumentality thereof), such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or Acceptable Alternate Engines on or before the thirtieth day beyond the end of the Term, or on the last day of the Term, as the case may be, such failure shall not be deemed an Event of Loss. Upon the giving of such notice by Lessor and such failure to return by the thirtieth day beyond the end of the Term in the case of a requisition for use by the United States Government (or any agency or instrumentality thereof) or on the last day of the Term in the case of a requisition for use by any other government of registry (or by an agency or instrumentality thereof), Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any Acceptable Alternate Engines not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and

                                                  [Lease Agreement (1995 777 C)]

substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from the United States Government or any other government of registry of the Aircraft for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any sublessee); and, for the period after the end of the Term, the Owner Participant shall be entitled to receive the greater of (x) all payments received by Lessor or Lessee from the United States Government for the use of such Airframe and Engines or engines or (y) a per diem rate equal to one-half of the average per diem Basic Rent during the Basic Term unless Lessee shall have exercised its purchase option hereunder and made all payments required in connection therewith, or there is a deemed Event of Loss hereunder and Lessee shall have made all payments required in connection therewith, in which case the payments referred to in (x) above shall be made to Lessee.

          (e)  Requisition for Use of an Engine by the United States Government
               ----------------------------------------------------------------
or the Government of Registry of the Aircraft.  In the event of the requisition
---------------------------------------------
for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder with an Acceptable Alternate Engine and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee. No such requisition shall result in any reduction of Basic Rent.

          (f)  Application of Payments During Existence of Events of Default.
               -------------------------------------------------------------
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not

                                                  [Lease Agreement (1995 777 C)]

be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

     SECTION 11.  Insurance.  (a)  Public Liability and Property Damage
                  ---------        ------------------------------------
Insurance.  (1)  Except as provided in clause (2) of this Section 11(a), and
---------
subject to the provisions of Section 11(d) hereof permitting self-insurance, Lessee will carry or cause to be carried at its or any Sublessee's expense, (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance with respect to the Aircraft, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (y) $450,000,000 per occurrence, (B) of the type and covering the same risks as from time to time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $450,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 777-222 aircraft owned or leased, and operated by Lessee.

          (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the provisions of Section 11(d) hereof permitting self-insurance, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of said clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Lessee of the same or similar type as such non-operating property and which is on the ground and

                                                  [Lease Agreement (1995 777 C)]

     not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Lessee of the same or similar type as such non-operating property and which is on the ground and not in operation.

          (b)  Insurance Against Loss or Damage to the Aircraft.  (1)  Except as
               ------------------------------------------------
provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk property damage insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained either by Lessee or any Sublessee with respect to other aircraft owned, leased or operated by either the Lessee or such Sublessee on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

          Except during a period when a Section 14(a), (b), (h) or (i) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

             (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value

                                                  [Lease Agreement (1995 777 C)]

          and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

             (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          As between Lessor and Lessee, the insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto shall be paid to Lessee (or any Sublessee if directed by Lessee).

          (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the provisions of
     Section 11(d) hereof permitting self-insurance, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the provisions of Section 11(d) hereof permitting self-insurance, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

                                                  [Lease Agreement (1995 777 C)]

          (c)  Reports, Etc.  Lessee will furnish, or cause to be furnished, to
               ------------
Lessor, the Indenture Trustee, the Owner Participant and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant on or before the Delivery Date and during each calendar year thereafter on or before the anniversary of the Delivery Date a report, signed by (x) Rollins Hudig Hall of Illinois, Inc., or (y) any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof and that such insurance together with any self-insurance permitted hereby is adequate ("adequate" being defined as coverage which is in substantially similar form, is of such type and has limits within the range of limits as is customarily carried by United States air carriers and is normally considered adequate for the protection of trustees, owners, lessors and their assignees in similar transactions) for the protection of the interests of Lessor and the Owner Participant; provided, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Original Loan Participant or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Indenture Trustee's, the Original Loan Participant's or the Owner Participant's interest, who agree to hold such information confidential, (B) to Lessor's, the Indenture Trustee's, the Original Loan Participant's or the Owner Participant's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interests of any such person or for enforcement of this Lease by the Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Owner Participant, the Indenture Trustee and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation (but not scheduled expiration) or material adverse

                                                  [Lease Agreement (1995 777 C)]

change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Owner Participant, the Indenture Trustee, and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Owner Participant, the Indenture Trustee or, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Owner Participant, the Indenture Trustee or, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant as Supplemental Rent, for the cost thereof to Lessor, the Owner Participant, the Indenture Trustee or, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant, as the case may be; provided, however, that no exercise by the Lessor, the Owner Participant, the Indenture Trustee or, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant of said option shall affect the provisions of this Lease, including the provisions that failure by the Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d)  Self-Insurance.  Lessee may self-insure the risks required to be
               --------------
insured against pursuant to this Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Section 11(a) and Section 11(b) exceed, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the largest replacement value of any single aircraft in Lessee's fleet or
(B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

                                                  [Lease Agreement (1995 777 C)]


          (e)  Additional Insurance by Lessor and Lessee.  Lessee (and any
               -----------------------------------------
Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11. The Owner Participant or any Affiliate thereof may carry for its or their own account (directly or through the Owner Trustee) at its or their sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required by this Section 11 or adversely affect such insurance or the cost thereof.

          (f)  Indemnification by Government in Lieu of Insurance.
               --------------------------------------------------
Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d)). Any such indemnification or insurance provided by the United States Government or any agency or instrumentality thereof shall provide substantially similar protection as the insurance required by Section 11 hereof. Lessee shall furnish, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of Lessee confirming in reasonable detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

          (g)  Application of Payments During Existence of an Event of Default.
               ---------------------------------------------------------------
Any amount referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or such Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

                                                  [Lease Agreement (1995 777 C)]

          (h)  Terms of Insurance Policies.  Any policies carried in accordance
               ---------------------------
with Sections 11(a) and 11(b) covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, and, as appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums, calls or other charges with respect to such insurance), (B) may provide for self-insurance to the extent permitted in
Section 11(d), (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any Sublessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee) or any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that (i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $4,000,000 (or, if the Aircraft is then under a Sublease, in excess of $2,500,000), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or so long as the Trust Indenture shall be in effect, the Indenture Trustee), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income

                                                  [Lease Agreement (1995 777 C)]

earned thereon in accordance with Section 22 hereof, to Lessee or its order, and
(ii) the entire amount of any such loss for which proceeds are $4,000,000 (or, if the Aircraft is then under a Sublease, are $2,500,000) or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.

          (i)  Non-Discrimination Against the Aircraft in Insurance.
               ----------------------------------------------------
Notwithstanding any provisions contained in this Section 11, (i) all insurance required to be maintained by Lessee under this Lease shall cover at least the same risks as that maintained on other aircraft owned, leased or operated by Lessee of the same type as the Aircraft, and (ii) Lessee shall not discriminate against the Aircraft in the placement, terms and conditions, or collection, of insurance required to be maintained by Lessee under Section 11 hereof as compared with other aircraft owned, leased or operated by Lessee of the same type as the Aircraft.

     SECTION 12.  Inspection.  At reasonable times, Lessor, the Indenture
                  ----------
Trustee or the Owner Participant, or their respective authorized representatives, may inspect the Aircraft and inspect and make copies of the nonproprietary (as determined by Lessee in its sole discretion) books and records and FAA-required books and records of Lessee and any Sublessee relating to the maintenance of the Aircraft (at Lessor's, the Indenture Trustee's or the Owner Participant's expense, as the case may be, unless an Event of Default shall have occurred and be continuing, in which case such inspection shall be at Lessee's expense) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to a Certificate Holder or to prospective and permitted transferees of Lessor's, the Indenture Trustee's or the Owner Participant's interest in each case who agree to hold such information confidential, (B) to Lessor's, the Indenture Trustee's or the Owner Participant's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of this Lease by the Lessor; provided, however, that any and all disclosures permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee, which consent

                                                  [Lease Agreement (1995 777 C)]

Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, Lessee (or any Sublessee). Notwithstanding the previous sentence, the Lessor, the Owner Participant and the Indenture Trustee and their respective authorized representatives shall each be entitled to inspect the Aircraft only one time during any consecutive twelve month period except during the continuance of an Event of Default when such inspection right shall not be so limited. Unless Lessee shall irrevocably commit to purchase the Aircraft pursuant to the terms hereof at the end of the Term, upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe (x) the next scheduled heavy maintenance visit to be performed on the Aircraft or (y) any "C" Check (or substantially equivalent successor type of maintenance work) scheduled to be performed on the Aircraft during the last 18 months of the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe the next scheduled heavy maintenance visit or such "C" check to be performed on the Aircraft, including reasonable advance notification to the Owner Participant of the time and place of such heavy maintenance visit or "C" Check; provided that the Owner Participant's authorized representative shall merely observe such heavy maintenance visit or "C" Check, shall not interfere with or extend in any manner the normal conduct or duration of the heavy maintenance visit or "C" Check and shall not be entitled to direct any of the work performed in connection with such heavy maintenance visit or "C" Check. Neither Lessor, the Indenture Trustee nor the Owner Participant shall have any duty to make any such inspection nor shall either of them incur any liability or obligation by reason of not making any such inspection. Unless Lessee shall have irrevocably committed to purchase the Aircraft pursuant to the terms hereof at the end of the Term, Lessee shall give the Owner Participant two Business Days' prior written notice of the Aircraft's last flight during the Term and shall allow an authorized representative of the Owner Participant an opportunity to accompany the Aircraft on such flight; provided that such representative shall not be allowed into the cockpit unless the pilot shall so agree and such representative shall not be entitled to direct or instruct the pilot in any regard.

     SECTION 13.  Assignment.  Except as otherwise provided in the Operative
                  ----------
Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and

                                                  [Lease Agreement (1995 777 C)]

inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

     SECTION 14.  Events of Default.  Each of the following events shall
                  -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, Break Amount or the amounts, if any, payable by the Lessee pursuant to the penultimate sentence of Section 3(d) hereof within 5 days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates, 10 days) after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value, Break Amount or the amounts, if any, payable by the Lessee pursuant to the penultimate sentence of
Section 3(d) hereof) after the same shall have become due and such failure shall continue for 10 days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates, 15 days) after Lessee's receipt of written demand therefor; or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

          (d) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement to be performed or observed in any material respect by it under any Operative Document, and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure which arises under clause
(ii) of Section 7(a)(1), or under the first sentence of Section 7(a)(2) as it relates to maintenance, service, repair or overhaul, or under Section 8 and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this
Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within 90 days (or, in the event

                                                  [Lease Agreement (1995 777 C)]

that the Original Loan Participant shall no longer hold any Loan Certificates, 180 days) after Lessee shall have received written notice of such failure; provided, further that if the Original Loan Participant shall no longer hold any Loan Certificates, such failure to cure shall not constitute an Event of Default if (A) Lessee provides a certificate from a responsible operating officer, including a statement in reasonable detail of Lessee's program and timetable for curing such failure indicating (x) that Lessee is proceeding with due diligence to cure such failure, (y) that in such officer's opinion, such failure can be cured within one full year after such 180-day period, and (z) the officer's estimate of the costs (including direct internal costs and expenses such as salaries but excluding indirect costs, expenses and allocations such as overhead) to cure such failure, (B) if the estimated costs to cure such failure shall equal or exceed $2,000,000, such aggregate amount shall be placed in a reserve fund established by Lessee with an institution approved by Lessor in an account as to which Lessee has granted a first perfected security interest for the benefit of Lessor and applied (in a manner reasonably approved by Lessor) toward the costs of curing such failures (and once such failures are cured, the amount remaining in the reserve fund shall be returned to Lessee), and (C) such failure is cured within one full year after such 180-day period; or

          (e) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose) shall prove to have been incorrect in any material respect at the time made; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty days after the earlier of (i) the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness, or (ii) knowledge of such incorrectness by a responsible finance officer of Lessee; or

          (f)  Lessee shall not be a Certificated Air Carrier; or

          (g) Subject to Section 7(a)(3), Lessee shall fail to cause the Aircraft to be duly registered in the name of Lessor under the Federal Aviation Act (except to the extent such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such

                                                  [Lease Agreement (1995 777 C)]

Act or because Lessor or the Owner Participant shall fail to execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration); or

          (h) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive days after the date of entry thereof; or

          (i) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply, and does comply, with all of the terms of Section 10 hereof.

     SECTION 15.  Remedies.  Upon the occurrence of any Event of Default and at
                  --------
any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice

                                                  [Lease Agreement (1995 777 C)]

to Lessee this Lease Agreement to be in default (provided that no such declaration shall be a condition to any suit against Lessee for specific performance of a defaulted covenant or for damages in respect of such default upon such occurrence or at any time thereafter and provided further than upon the occurrence of an Event of Default specified in Section 14(h) or (i), this Lease shall automatically be deemed to be in default without the necessity of a declaration); and at any time thereafter, so long as any such Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

          (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of,
Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

          (b) sell the Aircraft, Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine as Lessor, in its sole

                                                  [Lease Agreement (1995 777 C)]

discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

          (c) the Lessor may hold, keep idle or lease to others the Aircraft, Airframe or any Engine or any part thereof, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which the Lessee shall have been deprived of use of the Aircraft pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Aircraft, Airframe or any Engine or any part thereof to any Person other than the Lessee;

          (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing after the date specified in such notice), any unpaid Basic Rent due on or before Lease Period Dates on or prior to the payment date so specified (other than Basic Rent payable in advance on such date) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the date specified as the payment date in such notice;

          (e) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay

                                                  [Lease Agreement (1995 777 C)]

Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Rent with respect to the Aircraft due on or prior to such date (other than Basic Rent payable in advance on such date) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value Date on or immediately following the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

          (f) Lessor may terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For the purposes of paragraph (d) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, net of all costs and expenses of recovering the Aircraft, Airframe or any Engine and restoring its condition to the condition required hereunder, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, Airframe or any Engine, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; provided, that if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the second preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days

                                                  [Lease Agreement (1995 777 C)]

after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York, for the appointment of such third appraiser.
The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. The cost of any such appraisal or any such appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies (other than Basic Rent due after the exercise of any of the foregoing remedies), Break Amount, if any, and, for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Indenture Trustee, the Certificate Holders and the Owner Participant in connection with any default or the exercise of remedies hereunder including the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee, a Certificate Holder or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale; provided, however, that Lessee may not bid at any such public sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but

                                                  [Lease Agreement (1995 777 C)]

each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease, or otherwise use the Aircraft, Airframe or any Engine or any part thereof in mitigation of the Lessor's damages as set forth in this
Section 15 or which may otherwise limit or modify any of the Lessor's rights and remedies in this Section 15.

     SECTION 16.  Lessee's Cooperation Concerning Certain Matters.
                  -----------------------------------------------

          (a) Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Indenture and the Trust Agreement as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, and all financing statements and continuation statements, and all similar notices required by applicable law at all times to be kept recorded and filed in such manner and such places as the Lessor may request.

          (b) The Lessee will furnish to Lessor, the Indenture Trustee, the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) and the Owner
Participant:

          (i)  Quarterly Statements - As soon as practicable after the end of
               --------------------
     the first, second, and third quarterly

                                                  [Lease Agreement (1995 777 C)]

     fiscal periods in each fiscal year of Lessee, and in any event within 60 days thereafter, duplicate copies of:

             (1) a consolidated balance sheet of Lessee as at the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

             (2) consolidated statements of income and retained earnings of Lessee for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

             (3) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year;

         (ii)  Annual Statements - As soon as practicable after the end of each
               -----------------
     fiscal year, and in any event within 120 days thereafter, duplicate copies of:

          (1) a consolidated balance sheet of Lessee as at the end of such year, and

          (2) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting standards (except as set forth in the auditor's opinion) setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

        (iii)  SEC Reports - Promptly upon their becoming available, one copy of
               -----------
     each financial statement, report, or proxy statement sent by UAL Corporation to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by Lessee or Lessee's parent corporation with the Securities and Exchange Commission or any successor agency; and

         (iv)  Notice of Default or Claimed Default - Immediately upon an
               ------------------------------------
     officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written

                                                  [Lease Agreement (1995 777 C)]

     notice specifying the nature of the Default, Event of Default, or claimed default and any such notice given or action taken by Lessor and what action Lessee is taking or proposes to take with respect thereto.

          (c) Commencing in 1996, on or before June 30, of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.

          (d) The Lessee agrees at its own expense to furnish to the Lessor promptly after execution and delivery of any supplement and amendment hereto (except for any such supplement or amendment which does not require or receive the approval of Lessee pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel satisfactory to the Lessor stating that in the opinion of such counsel, such supplement or amendment to the Lease (or a financing statement, continuation statement or similar notice thereof if and to the extent permitted or required by applicable law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of the Lessor hereunder.

          (e) Lessee shall promptly give to Lessor such other information relating to the matters referred to above as Lessor shall reasonably request.

     SECTION 17.  Notices.  All notices required under the terms and provisions
                  -------
hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's answerback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by courier or other means, when received or personally delivered, addressed:

          (i) if to Lessee, at P. O. Box 66100, Chicago, Illinois 60666, (or, if given by overnight delivery service, 1200 Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telecopier

                                                  [Lease Agreement (1995 777 C)]

     number as Lessee shall from time to time designate in writing to Lessor;

         (ii) if to Lessor, at 225 Franklin Street, Boston, Massachusetts 02110 (or if given by overnight delivery service, Two International Place, Boston, Massachusetts 02110), Attention: Corporate Trust Department, telecopier number (617) 664-5367, or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee (a copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant); and

        (iii) if to the Indenture Trustee, the Owner Participant or the Original Loan Participant, addressed to the Indenture Trustee, the Owner Participant or the Original Loan Participant at such address or telex or telecopier number as the Indenture Trustee, the Owner Participant or the Original Loan Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or the Original Loan Participant at its address or telecopier number set forth in Schedule I to the Participation Agreement.

     SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.
                  ----------------------------------------

          (a) This Lease is a net lease, and it is intended that Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. The Rent which Lessee is obligated to pay shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense. Notwithstanding anything contained in this
Section 18(a) to the contrary, all payments of Rent made to the Indenture Trustee shall be in an amount which is at least sufficient to pay in full, as of the date of payment thereof, the amount of principal of, and any accrued and unpaid interest on, the outstanding Loan Certificates, together with Break Amount, if any, thereon and any other amounts due the Original Loan Participant under the Trust Indenture, if any, and, in any event, such amounts shall not be subject to set-off hereunder.

          (b) Except as otherwise expressly provided, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay

                                                  [Lease Agreement (1995 777 C)]

hereunder, nor shall the obligations hereunder of Lessee be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (B) the loss or theft of any portion of the Airframe or any Engine, (C) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of the Lessee's use of all or any part of the Airframe or any Engine, or the interference with such use by any Person, (E) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine or the failure of this Lease to demise to Lessee the Airframe or any Engine or any portion thereof, (F) Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use or any purpose of the Airframe or any Engine or any portion thereof, (H) any defect in the title to, or the existence of any Liens or rights of others whatsoever with respect to, the Airframe or any Engine or any portion thereof, (I) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, (J) any breach, default or misrepresentation by the Lessor, any Participant or the Indenture Trustee of their respective warranties, agreements and covenants contained in this Lease or any other Operative Document or any of the documents referred to herein or therein or (K) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same, it being the intention of the parties hereto that the obligations of Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease.

          Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor or the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or of any assignee of the Lessor or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

                                                  [Lease Agreement (1995 777 C)]

          Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.

     SECTION 19.  Renewal Options; Purchase Options; Valuation.
                  --------------------------------------------

          (a)  Renewal Options.
               ---------------

          (1)  Fixed Renewal Term.  So long as neither a Section 14(a), (b), (h)
               ------------------
          or (i) Default nor an Event of Default has occurred and is continuing, then, not more than 365 days and not less than 120 days, before the end of the Basic Term, Lessee may deliver to Lessor a written notice irrevocably electing to renew this Lease for a term having a duration and at a Basic Rent as determined below (any such renewal term, a "Fixed Renewal Term"). Not more than 365 days, but at least 270 days, before the end of the Basic Term Lessee shall, as a condition to its exercise of the option set forth in this Section 19(a)(1), notify Lessor of its demand for an appraisal pursuant to the appraisal procedures of Section 19(c). The appraiser(s) so appointed shall determine, as evidenced by an appraisal reasonably satisfactory to the Owner Participant's counsel, the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for the Fixed Renewal Term as may be set by reason of the maximum period therefor in accordance with the constraints set forth in the following sentence. The duration of the Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term which is (a) not less than one year nor more than two years and
          (b) not more than the longest period of time (i) which would cause the Term, after giving effect to such Fixed Renewal Term, to be equal to 80% of the total useful life of the Aircraft as determined by the appraiser(s) and (ii) at the expiration of which the residual value of the Aircraft, as estimated by the appraiser(s), would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation during the Term). Each semi-annual installment of Basic Rent during the Fixed Renewal Term shall be equal to one-half of the average annual Basic Rent during the Basic Term divided by two.

             (2)  Fair Market Renewal Term.  So long as neither a Section 14(a),
                  ------------------------
          (b), (h) or (i) Default nor an Event of Default has occurred and is continuing, then Lessee

                                                  [Lease Agreement (1995 777 C)]

          shall have the right to renew this Lease for two additional periods of one year each commencing at the end of the Basic Term or the Fixed Renewal Term for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (any such renewal term, a "Fair Market Renewal Term"). Each such option to renew shall be exercised by Lessee providing irrevocable notice at least 120 days prior to the commencement of such Fair Market Renewal Term.

             (3)  Waiver.  If no written notice is delivered by Lessee to Lessor
                  ------
          pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

             (4)  Conditions Precedent, Payment of Basic Rent.  At the end of
                  -------------------------------------------
          the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, (i) this Lease shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in arrears, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, provided that Basic Rent for such Renewal Term shall be payable at such other frequency of payment consistent with the length of the Renewal Term as Lessor may reasonably designate in the event that such period is not divisible into whole semi-annual periods.

             (5)  Stipulated Loss Value.  The amounts which are payable during
                  ---------------------
          any Renewal Term in respect of Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term. In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value

                                                  [Lease Agreement (1995 777 C)]

          for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b)  Purchase Options.  So long as neither a Section 14(a), (b), (h)
               ----------------
or (i) Default nor an Event of Default has occurred and is continuing, Lessee shall have the option, upon at least 120 days irrevocable prior written notice to Lessor prior to the relevant purchase date (each a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft:

             (1) on the EBO Date, for a purchase price equal to that percentage of Lessor's Cost set forth on Exhibit H hereto as the EBO Percentage;

             (2) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

             (3) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

     Notwithstanding the foregoing, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds in Dollars of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent and all reasonable costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft. Notwithstanding the foregoing, Lessee may, in accordance with Section 8(l) of the Participation Agreement, assume the principal amount of the Loan Certificates then outstanding on any applicable Purchase Option Date in which event Lessee shall receive a credit against the purchase price otherwise payable pursuant to the preceding two sentences in an amount equal to the principal amount so assumed.

          (c)  Valuation.  At any time not earlier than 365 days prior to the
               ---------
date on which Lessee may purchase the Aircraft pursuant to Section 9(b) or
Section 19(b) hereof or renew this Lease pursuant to Section 19(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise any renewal

                                                  [Lease Agreement (1995 777 C)]

option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 (but subject to the terms of Section 5(f) hereof) upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and Section 8, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and, disregarding the purchase and renewal options of Lessee provided in this Lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations and rights during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice, in the case of a purchase of the Aircraft pursuant to Section 9(b) or Section 19(b) or a renewal pursuant to Section 19(a)(2), Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 240 days prior to the end of the Basic Term or the Renewal Term in question (or by 240 days prior to the Termination Date, in the case of Section 9(b)), then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty Business Days' period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with

                                                  [Lease Agreement (1995 777 C)]

the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. Lessee shall bear all expenses relating to such appraisal procedure.

     SECTION 20.  Security for Lessor's Obligation to Certificate Holders.  In
                  -------------------------------------------------------
order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and to mortgage the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease (except for Excluded Payments) pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Indenture Trustee, and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance.
Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Indenture Trustee (except as provided in Section 6.08 of the Trust Indenture), and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.

     SECTION 21.  Lessor's Right to Perform for Lessee.  If Lessee fails to make
                  ------------------------------------
any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in

                                                  [Lease Agreement (1995 777 C)]

the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five days after written notice as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

     SECTION 22.  Investment of Security Funds; Liability of Lessor Limited.
                  ---------------------------------------------------------
(a)  Investment of Security Funds.  Any moneys held by Lessor as security
     ----------------------------
hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee (or, in the event that a Default or Event of Default has occurred and is continuing, Lessor) may from time to time direct in writing (and in the absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, and (iv) repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 with any of the obligations described in clause (i) through (iii) as collateral.
Such investments shall mature no later than one year from the date on which they were invested. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Section 14(a), (b), (h) or (i) Default or an Event of Default shall have occurred and be continuing. If an Event of Default or a Section 14(a), (b), (h) or (i) Default shall have occurred and be continuing, Lessor or if the Trust

                                                  [Lease Agreement (1995 777 C)]

Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due, and once all such Defaults and Events of Default have been remedied any gain not so applied shall be remitted to Lessee. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b)  Liability of Lessor Limited.  It is expressly agreed and
               ---------------------------
understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

     SECTION 23.  Miscellaneous.  Any provision of this Lease which is
                  -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any Affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease has been delivered in the State of Illinois and shall in all respects be governed by and construed in accordance with, the internal laws of the State of Illinois including all matters of construction, validity and performance. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                  [Lease Agreement (1995 777 C)]

     SECTION 24.  Successor Trustee.  Lessee agrees that in the case of the
                  -----------------
appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.
                                   *   *   *

                                                  [Lease Agreement (1995 777 C)]

   IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                              STATE STREET BANK AND TRUST
                              COMPANY, not in its individual
                              capacity, except as expressly
                              provided herein, but
                              solely as Owner Trustee, Lessor



                              By:________________________________
                                 Vice President



                              UNITED AIR LINES, INC., Lessee


                              By:________________________________
                                 Vice President and Treasurer


     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this ___ day of May, 1995./1/



                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                Indenture Trustee



                              By:________________________________
                                    Authorized Officer


----------------

/1/  This language is contained in the original counterpart only.

                                                  [Lease Agreement (1995 777 C)]

                                   EXHIBIT A
                               to Lease Agreement
                               ------------------

                      LEASE SUPPLEMENT NO. 1 (1995 777 C)


          LEASE SUPPLEMENT No. 1 (1995 777 C), dated May ____, 1995, between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1995 777 C) dated as of May 1, 1995, between such Owner Trustee and the Owner Participant referred to therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Lease Agreement (1995 777 C), dated as of May 1, 1995, relating to one Boeing 777-222 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document./2/

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 (1995 777 C) dated May __, 1995, to the Lease Agreement, has been recorded by the Federal Aviation Administration on _______________, as one document and assigned Conveyance No. __________./3/

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing 777-222 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

---------------------
     /2/  This language is for Lease Supplement No. 1.

     /3/  This language is for other Lease Supplements.

                                                  [Lease Agreement (1995 777 C)]


               (i) Airframe: U.S. Registration No. N767UA; manufacturer's serial no. 26918; and (ii) Engines: two (2) Pratt & Whitney Model PW4077 engines bearing, respectively, manufacturer's serial nos. P777020 and P777024 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on the Lease Expiry Date.

     3. The Stipulated Loss Value Date shall mean the respective dates set forth in Exhibit C to the Lease.

     4. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

     5. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, any affiliate thereof, or any subcontractor or supplier of The Boeing Company or any affiliate thereof, under the Purchase Agreement or otherwise.

     6. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

     7. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                  *    *    *

                                                  [Lease Agreement (1995 777 C)]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                              STATE STREET BANK AND TRUST
                              COMPANY, not in its individual
                              capacity, but solely as Owner
                              Trustee,
                                Lessor



                              By:_______________________________
                              Title:____________________________



                              UNITED AIR LINES, INC.,
                              Lessee



                              By:______________________________
                              Title:____________________________



     Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged this ___ day of May, 1995./4/




                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                Indenture Trustee



                              By:______________________________
                              Its:_____________________________


     /4/  This language is contained in the original counterpart only.

                                                  [Lease Agreement (1995 777 C)]

                          EXHIBIT B to Lease Agreement

              SCHEDULE OF ALLOCATION OF BASIC RENT; EXCESS AMOUNT
              ---------------------------------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE AT THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1995 777 C)]

                          EXHIBIT C to Lease Agreement

                         STIPULATED LOSS VALUE SCHEDULE
                         ------------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE AT THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1995 777 C)]

                          EXHIBIT D to Lease Agreement

                           TERMINATION VALUE SCHEDULE
                           --------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE AT THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1995 777 C)]

                          EXHIBIT E to Lease Agreement

                             RENT RECALCULATION AND
                          INDEMNIFICATION VERIFICATION
                          ----------------------------


          Any recalculation of Basic Rent, Excess Amount, EBO Percentage, Stipulated Loss Value percentages and Termination Value percentages pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Excess Amount, EBO Percentage, Basic Rent, Stipulated Loss Value percentages and Termination Value percentages as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request (A) Capstar Partners, Inc. or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then Lessee shall notify the Owner Participant of such belief and shall make a good faith effort to reconcile the calculations referred to in (A) above with those of the Owner Participant, provided, that if within ten Business Days after such notification of the Owner Participant, the Lessee and the Owner Participant are unable to reach such a reconciliation, a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee (which may be the Owner Participant's independent public accountants) shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the indemnity payment in the Owner Participant's original statement in the Owner Participant's favor, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Excess Amount, EBO Percentage, Stipulated Loss Value percentages and Termination Value percentages shall be set forth in a Lease Supplement or an amendment to the Lease.

                                                  [Lease Agreement (1995 777 C)]

                          EXHIBIT F to Lease Agreement

                        SCHEDULE OF COUNTRIES AUTHORIZED
                      FOR DOMICILE OF PERMITTED SUBLESSEES
                      ------------------------------------


          Australia                        Netherlands

          Austria                          New Zealand

          Bahamas                          Norway

          Belgium                          People's Republic of China

          Brunei                           Philippines

          Canada                           Singapore

          Denmark                          Spain

          Finland                          Portugal

          France                           Sweden

          Germany                          Switzerland

          Greece                           Thailand

          Iceland                          United Kingdom

          India

          Ireland

          Italy

          Japan

          Luxembourg

          Malaysia

                               [First Amendment to Lease Agreement (1995 777 C)]


                          EXHIBIT G to Lease Agreement

                       SCHEDULE OF REGISTRATION COUNTRIES
                       ----------------------------------


          Australia                        Netherlands

          Austria                          New Zealand

          Bahamas                          Norway

          Belgium                          People's Republic of China

          Brunei                           Philippines

          Canada                           Singapore

          Denmark                          Spain

          Finland                          Portugal

          France                           Sweden

          Germany                          Switzerland

          Greece                           Thailand

          Iceland                          United Kingdom

          India

          Ireland

          Italy

          Japan

          Luxembourg

          Malaysia

                               [First Amendment to Lease Agreement (1995 777 C)]

                                   EXHIBIT H

            LESSOR'S COST, EBO DATE, EBO PERCENTAGE AND ENGINE COST
            -------------------------------------------------------


Lessor's Cost:                                 $

Engine Cost:                                   $

EBO Date

EBO Percentage/5/
 (expressed as a percentage
  of Lessor's Cost)


------------------------------
   /5/  Alternatively, the Lessee may elect to purchase the Aircraft pursuant to
        Section 19(b)(1) of the Lease in the installment amounts and on the dates given below.

  Payment Date      Amount (expressed as a percentage
                             of Lessor's Cost)

  May 29, 2014            43.55241298%
  June 15, 2014            5.96755971%
  September 15, 2014       5.96755971%
  December 15, 2014        5.96755971%

    In the event that the Lessee shall so elect, the Lessee shall, as of the EBO Date purchase the Aircraft and receive title to the Aircraft, and shall grant, as of the EBO Date, a first priority mortgage in favor of the Lessor of all of its right, title and interest, on and after such date, in the Aircraft to secure the due and punctual payment of all installment amounts payable under this Exhibit H and shall promptly and duly execute and deliver any and all such further instruments and documents, and shall take such further action, at its own expense, as is necessary or desirable to perfect, preserve and protect the mortgage and security interest intended to be so created, including, without limitation, the execution and delivery of a mortgage or other security agreement and the filing thereof with the Federal Aviation Administration and the execution, delivery and filing of Uniform Commercial Code financing statements, or similar instruments relating to the perfection of the mortgage and security interest intended to be so created; provided, however, that such first priority mortgage shall be considered a Permitted Lien; and provided, further that if any Original Loan Participant is a Certificate Holder on the EBO Date, Lessee agrees that if it elects to assume the principal amount of the Loan Certificates in accordance with Section 8(l) of the Participation Agreement it shall not so elect to purchase the Aircraft in installments.

                               [First Amendment to Lease Agreement (1995 777 C)]


                                   EXHIBIT H

            LESSOR'S COST, EBO DATE, EBO PERCENTAGE AND ENGINE COST
            -------------------------------------------------------

     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT H TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE AT THE FEDERAL AVIATION ADMINISTRATION.

                               [First Amendment to Lease Agreement (1995 777 C)]


                                Aircraft N767UA

--------------------------------------------------------------------------------

                      FIRST AMENDMENT TO LEASE AGREEMENT

                                 (1995 777 C)

                            Dated February __, 1996

                                    Between

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        Not in its Individual Capacity
                     except as expressly provided herein,
                         but solely as Owner Trustee,
                                    Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                    Lessee


                      __________________________________

                            United Air Lines, Inc.
                          1995 777 C Equipment Trust
                          One Boeing 777-222 Aircraft

                      __________________________________


--------------------------------------------------------------------------------

As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this First Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
--------------------------------------------------------------------------------

                               [First Amendment to Lease Agreement (1995 777 C)]


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  Amendment to Exhibits...........................................   1

SECTION 2.  Amendments to Section 1.........................................   2

SECTION 3.  Amendments to Section 3.........................................   9

SECTION 4.  Amendments to Section 7.........................................  11

SECTION 5.  Amendments to Section 9.........................................  12

SECTION 6.  Amendments to Section 10........................................  15

SECTION 7.  Amendment to Section 11.........................................  16

SECTION 8.  Amendment to Section 14.........................................  18

SECTION 9.  Amendment to Section 15.........................................  18

SECTION 10. Amendment to Section 17.........................................  18

SECTION 11. Amendments to Section 18........................................  19

SECTION 12. Amendment to Section 19.........................................  19

                               [First Amendment to Lease Agreement (1995 777 C)]


                       FIRST AMENDMENT TO LEASE AGREEMENT
                                  (1995 777 C)


          THIS FIRST AMENDMENT TO LEASE AGREEMENT (1995 777 C) dated February __, 1996 (this "Amendment") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under that certain Trust Agreement (1995 777 C) dated as of May 1, 1995 (in such capacity, "Lessor"), as successor to State Street Bank and Trust Company ("Original Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1995 777 C) dated as of May 1, 1995 (the "Original Lease") between Lessee and Original Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 (1995 777 C) dated May 31, 1995 ("Lease Supplement No. 1") between Lessor and Lessee, being referred to herein as the "Lease").


                                  WITNESSETH:
                                  ----------

          WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease; and

          WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N767UA, Manufacturer's serial no. 26918; and (ii) Engines: two
(2) Pratt & Whitney model PW4077 aircraft engines bearing, respectively, manufacturer's serial numbers P777020 and P777024; and

          WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on May 31, 1995 and assigned Conveyance No. P02549;and

          WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendment to Exhibits.  Exhibits B, C, D and H to the
                      ---------------------
Lease are hereby deleted in their entirety and replaced with Exhibits B, C, D and H respectively, to this Amendment.

                                [First Amendent to Lease Agreement (1995 777 C)]


          SECTION 2.  Amendments to Section 1.  Section 1 of the Lease is hereby
                      -----------------------
amended in the following manner:

          (a) The following defined terms are hereby added to Section 1 in alphabetical order:

               ""Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement (1995 777 C) dated as of January 16, 1996 between the Owner Trustee and the Original Owner Trustee."

               ""Effective Date" means the Section 20 Refinancing Date."

               ""First Amendment to Lease Agreement" means that certain First Amendment to Lease Agreement (1995 777 C) dated February __, 1996 by and between Lessee and Lessor."

               ""First Amendment to Participation Agreement" means that certain First Amendment to Participation Agreement (1995 777 C) dated February __, 1996 by and among Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee."

               ""First Amendment to Tax Indemnity Agreement" means that certain First Amendment to Tax Indemnity Agreement (1995 777 C) dated February __, 1996 by and between Lessee and the Owner Participant."

               ""First Amendment to Trust Agreement" means that certain First Amendment to Trust Agreement (1995 777 C) dated February __, 1996 by and between the Owner Trustee and the Owner Participant."

               ""Original Certificate Holder" has the meaning ascribed to the term "Certificate Holder" in the Original Indenture."

               ""Original Indenture" means the Trust Indenture and Security Agreement (1995 777 C) dated as of May 1, 1995, as supplemented by Trust Agreement and Trust Indenture and Security Agreement Supplement (1995 777 C) No. 1 dated May 31, 1995, in each case between Original Owner Trustee and the Indenture Trustee."

               ""Original Loan Certificates" has the meaning ascribed to the term "Loan Certificates" in the Original Indenture."

                                [First Amendent to Lease Agreement (1995 777 C)]


               ""Original Owner Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, not individually except as expressly set forth, but solely as Trustee under the Trust Agreement."

               ""Owner Trustee Parent" means State Street Bank and Trust Company, a Massachusetts trust company."

               ""Owner Trustee Parent Guaranty" means the guarantee of the Owner Trustee's obligations under the Operative Documents as delivered by the Owner Trustee Parent in connection with the assumption by the Owner Trustee of the Original Owner Trustee's obligations under the Trust Agreement."

               ""Pass Through Certificates" means any of the Pass Through Certificates issued pursuant to any of the Pass Through Trust Agreements."

               ""Pass Through Trust" means each pass through trust created pursuant to a Pass Through Trust Agreement."

               ""Pass Through Trust Agreements" means the Pass Through Trust Agreement dated as of February 1, 1992, as amended and restated as of May 1, 1995, in each case between the Lessee and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by each of the two separate Pass Through Trust Supplements, in each case between the Lessee and the Pass Through Trustee, and as the same may be further modified, amended or supplemented pursuant to the applicable provisions thereof and the Participation Agreement."

               ""Pass Through Trustee" means First Security Bank of Utah, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Agreement, and each other Person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement."

               ""Pass Through Trust Supplement" means each of the two separate Trust Supplements Nos. 1996-A1 and 1996-A2, in each case dated as of February 1, 1996 between Lessee and the Pass Through Trustee."

               ""Premium" has the meaning ascribed to the term in Section 6.01(b) of the Trust Indenture."

                                [First Amendent to Lease Agreement (1995 777 C)]


               ""Redemption and Refinancing Agreement" means that certain Redemption and Refinancing Agreement (1995 777 C) dated as of February 1, 1996 by and among Lessee, the Owner Participant, the Original Loan Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee, as the same may be modified, amended or supplemented from time to time in accordance with the applicable provisions thereof."

               ""Redemption Date" has the meaning set forth in the Trust Indenture."

               ""Section 20 Refinancing Date" means February __, 1996."

               ""Series 1995 777 C Certificate" has the meaning set forth in the Trust Indenture."

               ""Trust Indenture" means that certain Amended and Restated Trust Indenture and Security Agreement (1995 777 C) dated as of February 1, 1996 between the Owner Trustee and the Indenture Trustee, which amends and restates the Original Indenture, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof."

          (b) The definition of "Additional Insured" is hereby amended to be and read in its entirety as follows:

               ""Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee and Lessee in its capacity as sublessor under any Sublease and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees, servants and agents of each of the foregoing."

          (c) The definition of "Assumed Interest Rate" is hereby deleted in its entirety.

          (d) The definition of "Basic Rent" is hereby amended to be and read in its entirety as follows:

                                [First Amendent to Lease Agreement (1995 777 C)]


               ""Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as adjusted as provided in
          Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19 hereof."

          (e) The definition of "Break Amount" is hereby amended to be and read in its entirety as follows:

               ""Break Amount" has the meaning set forth in the Original Indenture."

          (f) The definition of "Business Day" is hereby amended to be and read in its entirety as follows:

               ""Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois, New York City, New York, the city and state in which the principal place of business of the Owner Trustee is located and, so long as any Loan Certificate is outstanding, the city and state in which the principal place of business of the Indenture Trustee is located and the city and state in which the Indenture Trustee receives and disburses funds."

          (g) The definition of "Certificate Holder" is hereby amended to be and read in its entirety as follows:

               ""Certificate Holder" has the meaning ascribed to the term "Holder" in the Trust Indenture."

          (h) The definition of "Excess Amount" is hereby amended by deleting the words "Assumed Interest Rate" which appear therein and inserting the words "assumed interest rate" in lieu thereof.

          (i) The definition of "Expenses" is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (j) The definition of "Indemnitees" is hereby amended to be and read in its entirety as follows:

               ""Indemnitees" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust

                                [First Amendent to Lease Agreement (1995 777 C)]


          Indenture, each Pass Through Trustee, and each of their respective Affiliates, successors and permitted assigns and the directors, officers, employees, servants and agents of each of the foregoing."

          (k) The definition of "Indenture Trustee Documents" is hereby amended to be and read in its entirety as follows:

               ""Indenture Trustee Documents" means the Participation Agreement, the Trust Indenture, each Pass Through Trust Agreement, each Pass Through Trust Supplement, each Loan Certificate and each Pass Through Certificate and any other document executed by the Indenture Trustee or the Pass Through Trustee in connection with the transactions contemplated by the Operative Documents."

          (l) The definition of "Lease Expiry Date" is hereby amended to be and read in its entirety as follows:

               ""Lease Expiry Date" has the meaning specified therefor in Exhibit H hereto."

          (m) The definition of "Lease Period Date" is hereby amended to be and read in its entirety as follows:

               ""Lease Period Date" means January 30, 1996, and each July 30 and January 30 thereafter to but not including the last such date in the Term."


          (n) The definition of "Lessee Documents" is hereby amended to be and read in its entirety as follows:

               ""Lessee Documents" means the Participation Agreement, the Redemption and Refinancing Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's FAA Bill of Sale, the Owner Trustee's Bill of Sale, the Tax Indemnity Agreement, each Pass Through Trust Agreement, each Pass Through Trust Agreement Supplement and any other document executed by Lessee in connection with the transactions contemplated by the Operative Documents."

          (o) The definition of "Lessor Liens" is hereby amended to be and read in its entirety as follows:

                                [First Amendent to Lease Agreement (1995 777 C)]


               ""Lessor Liens" means any Lien on, or disposition of title arising as a result of (i) claims against Lessor, State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity or
          (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to the Trust Indenture (other than a transfer pursuant to Section 8 of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Sections 9, 10 or 19 hereof, or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to the Lessor, State Street Bank and Trust Company of Connecticut, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company of Connecticut, National Association or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual

                                [First Amendent to Lease Agreement (1995 777 C)]


          interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders."

          (p) The definition of "Loan Certificate" is hereby amended to be and read in its entirety as follows:

               ""Loan Certificate" has the meaning assigned to the term "Certificate" in the Trust Indenture."

          (q) The definition of "Operative Documents" is hereby amended to be and read in its entirety as follows:

               ""Operative Documents" means this Lease (including any Lease Supplement); the Participation Agreement; the Redemption and Refinancing Agreement; the Tax Indemnity Agreement; the Trust Agreement; the Trust Indenture; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Purchase Agreement; the Manufacturer's Bill of Sale; the Manufacturer's FAA Bill of Sale; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee; the Owner Participant Guaranty; the Owner Trustee Parent Guaranty; the Loan Certificates outstanding at the time of reference; the Consent and Agreement; the Assignment and Assumption Agreement; and any other documents executed in connection with the transactions contemplated by the Participation Agreement."

          (r) The definition of "Rent Differential Amount" is hereby deleted in its entirety.

          (s) The definition of "Stipulated Loss Value" is hereby amended by deleting in its entirety the third sentence thereof.

          (t) The definition of "Supplemental Rent" is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (u) The definition of "Termination Value" is hereby amended by deleting the last sentence thereof.

          (v) The definition of "Transaction Expenses" is hereby amended in the following manner:

                                [First Amendent to Lease Agreement (1995 777 C)]


               (1) Clause (i) of the definition of "Transaction Expenses" is hereby amended to be and read in its entirety as follows:

                    "(i)  with respect to the closing on the Delivery Date and the subsequent placement of the permanent debt pursuant to
               Section 20 of the Participation Agreement, the reasonable and actual fees, expenses and disbursements of (1) Bingham, Dana & Gould, counsel for the Original Owner Trustee, the Owner Trustee and the Owner Trustee Parent, (2) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and each Pass Through Trustee,
               (3) Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, (4) White & Case, special counsel for the Owner Participant, (5) Shearman & Sterling, special counsel for the underwriters (to the extent not payable by the underwriters, if any), (6) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (7) Coudert Brothers, special counsel for the Original Loan Participant,"

               (2) Clause (iv) of the definition of "Transaction Expenses" is hereby amended to be and read in its entirety as follows:

                   "(iv)  the initial fee and initial reasonable and actual
               disbursements of the Indenture Trustee under the Trust Indenture and the initial fee and initial reasonable and actual disbursements of each Pass Through Trustee under its respective Pass Through Trust Agreement,"

          (w) The definition of "Trust Office" is hereby amended to be and read in its entirety as follows:

               ""Trust Office" means the principal corporate trust office of the Owner Trustee located at 750 Main Street, Suite 1114, Hartford, Connecticut 06103, Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Indenture Trustee and each Certificate Holder."

          SECTION 3.  Amendments to Section 3.  Section 3 of the Lease is hereby
                      -----------------------
amended in the following manner:

                                [First Amendent to Lease Agreement (1995 777 C)]


          (a) The second paragraph of Section 3(b) (other than the last sentence thereof) is hereby deleted in its entirety.

          (b) Section 3(c)(i)(A) is hereby amended by deleting the reference to "0.75%" which appears therein and inserting a reference to "[1.414]%" in lieu thereof.

          (c) The first sentence of Section 3(c)(iv) is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (d) Section 3(d) is hereby amended to be and read in its entirety as follows:

               "(d)  Supplemental Rent.  Lessee shall pay (or cause to be paid)
                     -----------------
          promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value or the EBO Percentage as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount of Premium, if any, as and when such Premium shall be due and payable; provided, however, that Lessee shall have no obligation to pay to Lessor any Premium payable under Section 6.01 or
          6.02 of the Trust Indenture due to the occurrence of an "Indenture Event of Default" (as defined in the Trust Indenture) if no Lease Event of Default has occurred and is continuing. Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid."

                                [First Amendent to Lease Agreement (1995 777 C)]


          (e) Section 3(e) is hereby amended to be and read in its entirety as follows:

               "(e)  Payments in General.  All payments of Rent (other than
                     -------------------
          Excluded Payments) payable to Lessor shall be made directly by Lessee by wire transfer in immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 750 Main Street, Hartford, Connecticut 06103, Attention:
          Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, however, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee hereby agrees, that all Basic Rent, Prepaid Rent and Supplemental Rent (to the extent payable to the Indenture Trustee or the Holders pursuant to the terms of the Operative Documents) and all other amounts (other than Excluded Payments) to be paid or held by the Lessor pursuant to the Operative Documents shall be paid directly to the Indenture Trustee at the times and in funds specified in this
          Section 3(e) or otherwise at the offices of the Indenture Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (or such other office of the Indenture Trustee in the continental United States or such other account as the Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

               Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day, and no interest shall accrue on the amount of such payment if such payment is made on such next succeeding Business Day."

          (f) Section 3(g) is hereby deleted in its entirety.

          SECTION 4.  Amendments to Section 7.  Section 7 of the Lease is hereby
                      -----------------------
amended in the following manner:

                                [First Amendent to Lease Agreement (1995 777 C)]


          (a) Clause (f) and the immediately succeeding sentence thereafter of Section (7)(b)(viii) of the Lease is hereby amended to be and read in its entirety as follows:

               "(f) to such further effect with respect to such other matters as the Owner Participant may reasonably request or unless the Owner Participant shall otherwise approve."

          (b) Section 7(c) of the Lease is hereby amended by deleting the reference to "State Street Bank and Trust Company" which appears therein and inserting a reference to "State Street Bank and Trust Company of Connecticut, National Association," in lieu thereof.

          SECTION 5.  Amendments to Section 9.  Section 9 of the Lease is hereby
                      -----------------------
amended as follows:

          (a) Section 9(a)(1) of the Lease is hereby amended to be and read in its entirety as follows:

               "(1) So long as neither a Section 14(a), (b), (h) or (i) Default nor an Event of Default shall have occurred and be continuing, Lessee shall have the right at its option to elect to terminate this Lease on the Lease Period Date occurring on July 30, 2008, July 30, 2010 and July 30, 2012."

          (b) Section 9(a)(2) is hereby amended by inserting the phrase "the third Business Day prior to" immediately prior to the phrase "any Lease Period Date" which appears therein.

          (c) The first sentence of Section 9(a)(3) is hereby amended by deleting the words "Lease Period Date" which appears therein and inserting the word "date" in lieu thereof.

          (d) Section 9(c) is hereby amended to be and read in its entirety as follows:

               "(c)  Optional Sale of the Aircraft.  In the event that Lessee
                     -----------------------------
          shall have terminated this Lease under Section 9(a)(1) but shall not have elected to purchase the Aircraft pursuant to Section 9(b), or Lessee shall have terminated this Lease under Section 9(a)(2), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as agent for Lessor and at no expense to Lessor, shall use its reasonable best efforts to obtain

                                [First Amendent to Lease Agreement (1995 777 C)]


          bids in Dollars for the cash purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have so advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than two Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to Lessor, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any Acceptable Alternate Engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of
          Section 5 (but subject to the terms of Section 5(f) hereof), (2) Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the highest bidder(s) (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), the sum of (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable costs and expenses incurred by Lessor and the Owner Participant in connection therewith, are less than the Termination Value for the Aircraft computed as of the applicable Redemption Date, the difference in Dollars; (B) all unpaid Basic Rent due on or prior to such

                                [First Amendent to Lease Agreement (1995 777 C)]


          Redemption Date (other than Basic Rent payable in advance and due on such Redemption Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) the Premium, if any, due on the Loan Certificates, and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five but no more than nineteen Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the applicable Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the applicable Redemption Date, Lessor shall pay in full the unpaid Original Amount of the Loan Certificates outstanding on such Redemption Date, plus any interest accrued to but excluding such Redemption Date together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, simultaneously with the payment of the Loan Certificates as aforesaid, Lessee shall deliver the Airframe and Engines or Acceptable Alternate Engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to such Redemption Date (other than Basic Rent payable in advance on such Redemption Date) and all unpaid Supplemental Rent due on or prior to such Termination Date and Premium, if any, due on the Loan Certificates. If no sale shall have occurred on the

                               [First Amendment to Lease Agreement (1995 777 C)]


          Termination Date, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant, Indenture Trustee and Lessor, if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices. In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue other than Supplemental Rent which by the terms of the Operative Documents survives the termination of this Lease. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessor may solicit bids or inquire into the efforts of Lessee to obtain bids."

          SECTION 6.  Amendments to Section 10.  Section 10 of the Lease is
                      ------------------------
hereby amended in the following manner:

          (a) Clause (i) of the first sentence of the first paragraph of Section 10(a) is hereby amended to be and read in its entirety as follows:

               "(i) to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on such Stipulated Loss Value at the Debt Rate with respect to the portion of Stipulated Loss Value payable to the Indenture Trustee and at 10% with respect to the portion of Stipulated Loss Value payable to the Lessor, in each case, from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but

                               [First Amendment to Lease Agreement (1995 777 C)]


          excluding, the date such Stipulated Loss Value is paid in full, plus
          (C) any amount referred to in Section 7(a)(2) hereof due in respect of such Event of Loss; provided, however, that if the Commencement Date or a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B) and (C) above, Lessee shall pay on the Commencement Date or such Lease Period Date an amount equal to the Basic Rent that would have been due on the Commencement Date or such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B) and (C) above; or"

          (b) The first sentence of the second paragraph of clause (a) is hereby amended by deleting the words "(A), (B), (C) and (D)" which appear therein and inserting the words "(A), (B) and (C)" in lieu thereof.

          (c) Clause (4) of the third paragraph of Section 10(a) is hereby amended by deleting the words "Section 5.06" which appear therein and inserting the words "Section 5.01(b)" in lieu thereof.

          (d) Clause (v) of the second sentence of Section 10(b) is hereby amended by deleting the words "Section 5.06" which appear therein and inserting the words "Section 5.01(b)" in lieu thereof.

          SECTION 7.  Amendment to Section 11.  Section 11(c) of the Lease is
                      -----------------------
hereby amended to be and read in its entirety as follows:

          "(c)  Reports, Etc.  Lessee will furnish, or cause to be furnished, to
                ------------
     Lessor, the Indenture Trustee and the Owner Participant on or before the Delivery Date and during each calendar year thereafter on or before the anniversary of the Delivery Date a report, signed by (x) Rollins Hudig Hall of Illinois, Inc., or (y) any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof and that such insurance together with any self-insurance permitted

                               [First Amendment to Lease Agreement (1995 777 C)]


     hereby is adequate ("adequate" being defined as coverage which is in substantially similar form, is of such type and has limits within the range of limits as is customarily carried by United States air carriers and is normally considered adequate for the protection of trustees, owners, lessors and their assignees in similar transactions) for the protection of the interests of Lessor and the Owner Participant; provided, that no information contained in the foregoing report shall be made available by Lessor, the Indenture Trustee, the Pass Through Trustee or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Indenture Trustee's, any Pass Through Trustee's or the Owner Participant's interest, who agree to hold such information confidential, (B) to Lessor's, the Indenture Trustee's, any Pass Through Trustee's or the Owner Participant's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interests of any such person or for enforcement of this Lease by the Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Owner Participant and the Indenture Trustee in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation (but not scheduled expiration) or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Owner Participant and the Indenture Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for changes in the report or the coverage consistent

                               [First Amendment to Lease Agreement (1995 777 C)]


     with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Owner Participant or the Indenture Trustee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Owner Participant or the Indenture Trustee as the case may be, as Supplemental Rent, for the cost thereof to Lessor, the Owner Participant or the Indenture Trustee as the case may be; provided, however, that no exercise by the Lessor, the Owner Participant or the Indenture Trustee of said option shall affect the provisions of this Lease, including the provisions that failure by the Lessee to maintain the prescribed insurance shall constitute an Event of Default."

          SECTION 8.  Amendment to Section 14.  Section 14 to the Lease is
                      -----------------------
hereby amended in the following manner:

          (a) Section 14(a) of the Lease is hereby amended to be and read in its entirety as follows:

               "(a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value or Premium, if any, within 10 days after the same shall have become due; or"

          (b) Section 14(b) of the Lease is hereby amended to be and read in its entirety as follows:

               "(b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value or Premium, if any, after the same shall have become due and such failure shall continue for 15 days after Lessee's receipt of written demand therefor; or"

          SECTION 9.  Amendment to Section 15.  The penultimate paragraph of
                      -----------------------
Section 15 of the Lease is hereby amended by deleting the words "Break Amount, if any," which appear therein.

          SECTION 10.  Amendment to Section 17.  Clauses (ii) and (iii) of
                       -----------------------
Section 17 are hereby amended to be and read in their entirety as follows:

              "(ii) if to Lessor, at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporate Trust Department, telecopier number (203) 244-1899, or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee (a

                               [First Amendment to Lease Agreement (1995 777 C)]


          copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant); and

             (iii) if to the Indenture Trustee, the Owner Participant or any Pass Through Trustee, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at such address or telecopier number as the Indenture Trustee, the Owner Participant or such Pass Through Trustee shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at its address or telecopier number set forth in Schedule I to the Participation Agreement."

          SECTION 11.  Amendments to Section 18.  The last sentence of Section
                       ------------------------
18(a) of the Lease is hereby amended by deleting the words "Break Amount, if any, thereon and any other amounts due the Original Loan Participant under the Trust Indenture" which appear therein and inserting the word "Premium" in lieu thereof.

          SECTION 12.  Amendment to Section 19.  The last paragraph of Section
                       -----------------------
19(b) is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          SECTION 13.  Amendment to Section 20.  The last sentence of Section 20
                       -----------------------
of the Lease is hereby amended by deleting the reference to "Section 6.08" which appears therein and inserting a reference to "Section 11.06" in lieu thereof.

          SECTION 14.  Ratification; References to Lease.  Except as amended
                       ---------------------------------
hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease," "this Agreement," "herein," "hereof" or similar words and phrases referring to this Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to be a reference to the Lease or such section or provision as amended pursuant to this Amendment.

          SECTION 15.  Miscellaneous.  Any provision of this Amendment which is
                       -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other

                               [First Amendment to Lease Agreement (1995 777 C)]


jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. The Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Amendment has been delivered in the State of Illinois and shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.


                              *        *        *

                               [First Amendment to Lease Agreement (1995 777 C)]


          IN WITNESS WHEREOF, Lessor and Lessee have each caused this First Amendment to Lease Agreement to be duly executed on the day and year first above written.

                              STATE STREET BANK AND TRUST COMPANY OF
                                CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee,
                                    Lessor


                              By:________________________________


                              UNITED AIR LINES, INC.,
                                    Lessee


                              By:________________________________
                                 Vice President and Treasurer


          Receipt of this original counterpart of the foregoing First Amendment to Lease Agreement is hereby acknowledged on this __ day of February, 1996. /6/



                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                as Indenture Trustee


                              By:________________________________
                                 Its:  __________________________

-----------------------
/6/  This language contained in the original counterpart only.

                               [First Amendment to Lease Agreement (1995 777 C)]


                                   EXHIBIT B

                     BASIC RENT AND EXCESS AMOUNT SCHEDULE
                     -------------------------------------


        ARREARS RENT              ADVANCE RENT             EXCESS AMOUNT
      (As a Percentage          (As a Percentage          (As a Percentage
DATE  Of Lessor's Cost)         Of Lessor's Cost)         Of Lessor's Cost)
----  ----------------          ----------------          ----------------




          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                               [First Amendment to Lease Agreement (1995 777 C)]


                                   EXHIBIT C


                        STIPULATED LOSS VALUE SCHEDULE
                        ------------------------------


                                          STIPULATED LOSS VALUE
     DATE                            (as a percentage of Lessor's Cost)
     ----                            ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT D


                           TERMINATION VALUE SCHEDULE
                           --------------------------



                                       TERMINATION VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT H


           LEASE EXPIRY DATE, LESSOR'S COST, EBO DATE, EBO PERCENTAGE
                                AND ENGINE COST
                                ---------------



          FOR PURPOSES OF CONFIDENTIALITY, THE INFORMATION CONTAINED IN EXHIBIT H TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT H


           LEASE EXPIRY DATE, LESSOR'S COST, EBO DATE, EBO PERCENTAGE
                                AND ENGINE COST
                                ---------------


Lessor's Cost:                                          $89,000,000

Engine Cost:                                              6,500,000

EBO Date:                                             July 30, 2014

EBO Percentage /1/                                    [61.45509211%]
 (expressed as a percentage
  of Lessor's Cost)

Lease Expiry Date:                                    [November 29, 2019]


-----------------
/1/  Alternatively, the Lessee may elect to purchase the Aircraft pursuant to
     Section 19(b)(1) of the Lease in the installment amounts and on the dates given below.

     Payment Date                  Amount (express as a percentage
                                            of Lessor's Cost)


     July 30, 2014                            [__________%]
     September 15, 2014                       [__________%]
     December 15, 2014                        [__________%]

     In the event that the Lessee shall so elect, the Lessee shall, as of the EBO Date, purchase the Aircraft and receive title to the Aircraft, and shall grant, as of the EBO Date, a first priority mortgage in favor of the Lessor of all of its right, title and interest, on and after such date, in the Aircraft to secure the due and punctual payment of all installment amounts payable under this Exhibit H and shall promptly and duly execute and deliver any and all such further instruments and documents, and shall take such further action, at its own expense, as is necessary or desirable to perfect, preserve and protect the mortgage and security interest intended to be so created, including, without limitation, the execution and delivery of a mortgage or other security agreement and the filing thereof with the Federal Aviation Administration and the execution, delivery and filing of Uniform Commercial Code financing statements, or similar instruments relating to the perfection of the mortgage and security interest intended to be so created; provided, however, that such first priority mortgage shall be considered a Permitted Lien.

                                                                               *



                                 Doc. No. 1.02
                                Aircraft N106UA

--------------------------------------------------------------------------------


                                LEASE AGREEMENT
                                  (1994 747 B)

                           Dated as of August 1, 1994

                                    Between

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee
                          ----------------------------

                             United Air Lines, Inc.
                           1994 747 B Equipment Trust
                       One Boeing Model 747-451 Aircraft
                          ----------------------------

                        Manufacturer's Serial No. 26474


--------------------------------------------------------------------------------

     As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.  Definitions.....................................................   1

SECTION 2.  Acceptance and Lease............................................  17

SECTION 3.  Term and Rent...................................................  17
               (a)  Interim Term and Basic Term.............................  17
               (b)  Interim Rent and Basic Rent.............................  17
               (c) Adjustments to Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value, Termination Value Percentages
                    and the EBO Percentage..................................  18
               (d)  Supplemental Rent.......................................  21
               (e)  Payments in General.....................................  21
               (f)  Prepayments of Certain Rent Payments....................  22
               (g)  Rent Rebate.............................................  23

SECTION 4.  Lessor's Representations and Warranties.........................  23

SECTION 5.  Return of the Aircraft..........................................  25
               (a)  Condition Upon Return...................................  25
               (b)  Return of Other Engines.................................  28
               (c)  Fuel and Manuals........................................  28
               (d)  Storage Upon Return.....................................  29
               (e)  Severable Parts.........................................  29
               (f)  Special Redelivery Provision............................  29

SECTION 6.  Liens...........................................................  30

SECTION 7.  Registration, Maintenance and Operation; Possession and
               Subleases; Insignia..........................................  31
               (a)(1)  Registration and Maintenance.........................  31
                  (2)  Operation............................................  32
                  (3)  Reregistration.......................................  33
                  (4)  Operating Certificates...............................  33
               (b)   Possession and Subleases...............................  33
               (c)   Insignia...............................................  38

SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications
               and Additions................................................  39
               (a)   Replacement of Parts...................................  39
               (b)   Pooling of Parts.......................................  39

               (c)   Alterations, Modifications and Additions...............  40

SECTION 9.  Early Termination...............................................  41
               (a)   [Intentionally reserved for potential future use]......  41
               (b)   Termination for Obsolescence/Surplus...................  41
               (c)   Sale of the Aircraft...................................  42
               (d)   Termination as to Engines..............................  45

SECTION 10.  Loss, Destruction, Requisition, etc............................  45
               (a)   Event of Loss with Respect to the Aircraft.............  45
               (b)   Event of Loss with Respect to an Engine................  48
               (c)   Application of Payments from Governmental Authorities
                     for Requisition of Title, etc..........................  50
               (d)   Requisition for Use or Grounding of the Aircraft.......  50
               (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the
                     Aircraft...............................................  52
               (f)   Application of Payments During Existence of Events of
                     Default................................................  52

SECTION 11.  Insurance......................................................  52
               (a)   Public Liability and Property Damage Insurance.........  52
               (b)   Insurance Against Loss or Damage to the Aircraft.......  53
               (c)   Reports, etc...........................................  55
               (d)   Self-Insurance.........................................  57
               (e)   Additional Insurance by Lessor and Lessee..............  57
               (f)   Indemnification by Government in Lieu of Insurance.....  57
               (g)   Application of Payments During Existence of a Default..  58
               (h)   Terms of Insurance Policies............................  58

SECTION 12.  Inspection.....................................................  59

SECTION 13.  Assignment.....................................................  61

SECTION 14.  Events of Default..............................................  61

SECTION 15.  Remedies.......................................................  63

SECTION 16.  Lessee's Cooperation Concerning Certain Matters................  67

SECTION 17.  Notices........................................................  69

SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.......................  70

SECTION 19.  Renewal Options; Purchase Options;
               Valuation....................................................  72
               (a)  Renewal Options.........................................  72
                    (1)  Fixed Renewal Term.................................  72
                    (2)  Fair Market Renewal Term...........................  72
                    (3)  Waiver.............................................  73
                    (4)  Conditions Precedent, Payment of Basic Rent........  73
                    (5)  Stipulated Loss Value..............................  73
               (b)  Purchase Options........................................  73
               (c)  Valuation...............................................  74

SECTION 20.  Security for Lessor's Obligation to Certificate Holders........  76

SECTION 21.  Lessor's Right to Perform for Lessee...........................  76

SECTION 22.  Investment of Security Funds; Liability of Lessor Limited
               (a)  Investment of Security Funds............................  77
               (b)  Liability of Lessor Limited.............................  78

SECTION 23.  Miscellaneous..................................................  78

SECTION 24.  Successor Trustee..............................................  78

SECTION 25.  Bankruptcy.....................................................  79

                                    EXHIBITS
                                    --------

EXHIBIT A  Form of Lease Supplement

EXHIBIT B  Interim Rent, Basic Rent and Excess Amount Schedule

EXHIBIT C  Stipulated Loss Value Schedule

EXHIBIT D  Termination Value Schedule

EXHIBIT E  Rent Recalculation and Indemnification Verification

EXHIBIT F  Schedule of Countries Authorized for Domicile of Permitted Sublessees

EXHIBIT G  Schedule of Countries Authorized for Aircraft Registration

EXHIBIT H  Lessor's Cost, EBO Date and EBO Percentage

                          LEASE AGREEMENT (1994 747 B)


          This LEASE AGREEMENT (1994 747 B), dated as of August 1, 1994, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee").


                                  WITNESSETH:

          SECTION 1.  Definitions.  Unless the context otherwise requires, the
                      -----------
following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4056 engine or an engine of the same or another manufacturer (provided that an engine manufactured by a foreign (non-U.S.) manufacturer may be an Acceptable Alternate Engine only if (i) at the time of replacement, there are no domestic U.S. manufacturers of engines approved by the FAA (or the applicable regulatory agency or other body of any other jurisdiction in which the Aircraft may then be registered) for use on the Airframe and otherwise meeting Lessee's operating specifications, and (ii) such engine is of the type used on a substantial portion of Lessee's fleet of Boeing 747-400 aircraft) of equivalent or greater value and utility, and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other engines installed on the Airframe and shall be an engine of a type then being utilized by Lessee on a substantial portion of other Boeing 747-400 aircraft operated by Lessee.

          "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Trust Office or the Corporate Trust Department, as the case may be, and
(ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant having responsibility for administration of the transaction, in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the

                                                  [Lease Agreement (1994 747 B)]

Owner Trustee or the Indenture Trustee, such notice having been given in accordance with Section 13(a) of the Participation Agreement.

          "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, Lessee in its capacity as sublessor under any Sublease, the Original Loan Participant (so long as it holds any Loan Certificate), and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of each of the foregoing.

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, another Person, (ii) which beneficially owns or holds 10% or more (by number of votes) of any class of voting securities of such other Person or
(iii) 10% or more (by number of votes) of the voting securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such other Person or a subsidiary. The term "control" (including the terms "control by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "After-Tax Basis" means (i) with regard to any payment required or deemed to be made by Lessee to any Indemnitee, a total amount which after (A) taking into account any current Tax benefit, deduction or credit which arises from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received by the Indemnitee is made and which actually reduces any Taxes for which the Lessee is not required to indemnify such Indemnitee under either Section 7(b) of the Participation Agreement or the Tax Indemnity Agreement, and (B) deduction of all Taxes required to be paid by the recipient in respect of the receipt or accrual of such total amount, shall be equal to the payment required or deemed to be made by Lessee to such Indemnitee, and (ii) with regard to any payment required to be made by any Indemnitee to Lessee, a total amount which after (A) taking into account any Taxes required to be paid by the Indemnitee on account of the receipt or accrual of the amount, if any, which causes the Indemnitee to make a payment to Lessee, and (B) deduction of all Taxes saved by the total amount, shall be equal to the payment required to be made by such Indemnitee to Lessee.

                                                  [Lease Agreement (1994 747 B)]

          "Aircraft" means the Airframe together with the four Engines whether or not such Engines are installed on the Airframe or any other airframe.

          "Airframe" means: (i) The Boeing Company Model 747-451 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the Lease Supplement; (ii) any and all Parts; and (iii) any Replacement Airframe.

          "Assumed Interest Rate" has the meaning set forth in Section 3(b) hereof.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time or any successor statute.

          "Base Rate" means the rate of interest announced from time to time by The Mitsubishi Trust and Banking Corporation at its New York Branch as its "prime or base rate" (or its equivalent successor rate if the "prime or base rate" is no longer used).

          "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as increased or decreased, as the case may be, by the Rent Differential Amount (as defined in Section 3(b) hereof), and as adjusted as provided in Section 3(c) hereof and, for a Renewal Term, Basic Rent determined pursuant to Section 19 hereof.

          "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof beginning on the Commencement Date and ending on July 30, 2018, or such earlier date as this Lease may be terminated in accordance with the terms hereof.

          "Break Amount" has the meaning set forth in the Trust Indenture.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York, New York; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the Indenture Trustee has its principal place of business and the city and state in which the Indenture Trustee receives and disburses funds; provided, however, that so long as the Original Loan Participant holds any of the Loan Certificates, such day must also constitute a Eurodollar Business Day (as defined in

                                                  [Lease Agreement (1994 747 B)]

Section 1.01 to the Trust Indenture) in order to be deemed a Business Day hereunder.

          "Certificate Holder" has the meaning set forth in the Trust Indenture.

          "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

          "Commencement Date" means January 30, 1995.

          "Commitment" means the commitment of the Original Loan Participant or of the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

          "Consent and Agreement" means the Consent and Agreement (1994 747 B), dated as of the date hereof, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Corporate Trust Department" means the principal office of the Indenture Trustee located at 750 Main Street, Suite 1114, Hartford, Connecticut 06103, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Owner Trustee and each Certificate Holder.

          "Debt Rate" means, at any time, the interest rate borne by the Loan Certificates then outstanding.

          "Default" means any event or condition which with the giving of notice or the lapse of time or both would become an Event of Default.

          "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is sold by Lessee to Lessor and leased by Lessor to Lessee and accepted by Lessee hereunder.

          "Dollars" and "$" mean the lawful currency of the United States of America.

                                                  [Lease Agreement (1994 747 B)]

          "EBO Date" has the meaning set forth in Exhibit H.

          "EBO Percentage" has the meaning set forth in Exhibit H; provided, however, in no event shall the EBO Percentage be less than the estimate of the fair market value of the Aircraft on the EBO Date as determined by Aero Economics, Inc. on the Delivery Date in accordance with Section 4(a)(xx) of the Participation Agreement.

          "Engine" means (i) each of the four Pratt & Whitney Model PW4056 engines listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of Lessee's delivery to Lessor of such Airframe, and whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine or Replacement Engine which may from time to time be substituted for any of such four engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" means any Event of Default described in Section 14 hereof.

          "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to any such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which for any reason whatsoever renders such property permanently unfit for normal use by Lessee;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of 90 consecutive days or, if earlier, until the end of the Term; (iv) the confiscation, condemnation, or seizure of, or requisition of, or taking of title to, such property by any governmental or purported governmental authority, which shall have resulted in the loss of title or loss of possession of such property by Lessee for a period in excess of 90 consecutive days or, if earlier until the end of the Term, (v) the requisition of use of such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any

                                                  [Lease Agreement (1994 747 B)]

agency or instrumentality thereof), which shall have resulted in the loss of title or loss of possession of such property by Lessee for a period in excess of 90 consecutive days or, if earlier, until beyond the end of the Term; (vi) unless waived by the Lessor as an Event of Loss, as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days (unless (A) such grounding is applicable to Lessee's entire fleet of Boeing 747-400 aircraft registered in such country, (B) Lessee, prior to the expiration of such 180-day period (or such shorter period prior to the end of the Term), shall have undertaken and shall be diligently carrying forward, in a manner that does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of such property by Lessee, and (C) Lessee, within one year from the time of grounding shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction) or, if earlier, beyond the expiration of the Term; (vii) the requisition for use of such property by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof, which shall have occurred during the Term and shall have, in the case of any government of registry of the Aircraft (other than the United States Government or any agency or instrumentality thereof) or any agency or instrumentality thereof, continued for more than two years (or if earlier, until the end of the Term), and in the case of the United States Government or any agency or instrumentality thereof, shall have continued for a period that extends beyond the Term and Lessor shall not have furnished the written notice specified in
Section 10(d) hereof; (viii) in the case of any Engine, any divestiture of title thereto treated as an Event of Loss pursuant to Section 7(b) hereof; and (ix) the operation of or location of the Aircraft, while under requisition for use by any government (or any agency or instrumentality thereof), in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11, unless in the case of a requisition by the government of the United States or any agency or instrumentality thereof, Lessee shall have obtained an indemnity in lieu thereof from such government in accordance with Section 11(f). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Excess Amount" for the Commencement Date means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date

                                                  [Lease Agreement (1994 747 B)]

under the heading "Excess Amount" (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof); provided, however, to the extent that the aggregate amount of interest due and payable for the period from, and including, the Delivery Date to, but excluding, the Commencement Date on the Loan Certificates is less than the aggregate amount of interest on the Loan Certificates that would have been due and payable for such period if such Loan Certificates had borne interest at the Assumed Interest Rate during the Interim Term, such percentage shall be decreased to compensate for such differential.

          "Excluded Payments" has the meaning set forth in the Trust Indenture.

          "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of the violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable legal fees and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 16 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, but excluding internal costs and expenses such as salaries, any amounts that would be included in Break Amount and overhead of whatsoever kind and nature).

          "Fair Market Renewal Term" has the meaning set forth in Section 19(a)(2) hereof.

          "Fair Market Rental Value" means the fair market rental value of the Aircraft determined as provided in Section 19(c) hereof.

          "Fair Market Sales Value" means the fair market sales value of the Aircraft determined as provided in Section 19(c) hereof.

          "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended.

          "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

          "Fixed Renewal Term" has the meaning set forth in Section 19(a)(1) hereof.

                                                  [Lease Agreement (1994 747 B)]

          "Indemnitees" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, each Certificate Holder, (ii) each of their respective Affiliates and (iii) the respective successors, permitted assigns, directors, officers, employees, servants and agents of the Persons described in clauses (i) and (ii).

          "Indenture Trustee" has the meaning set forth in the Trust Indenture.

          "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

          "Indenture Trustee Parent" means State Street Bank and Trust Company, a Massachusetts corporation.

          "Indenture Trustee Parent Guarantee" means the guarantee of the Indenture Trustee's obligations under the Operative Documents as delivered by the Indenture Trustee Parent pursuant to Section 4(a)(v) of the Participation Agreement.

          "Interim Rent" means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date under the heading "Interim Rent" (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof); provided, however, to the extent that the aggregate amount of interest due and payable for the period from, and including, the Delivery Date to, but excluding, the Commencement Date on the Loan Certificates is less or more than the aggregate amount of interest on the Loan Certificates that would have been due and payable for such period if such Loan Certificates had borne interest at the Assumed Interest Rate during the Interim Term, such percentage shall be decreased or increased, as the case may be, to compensate for such differential.

          "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date unless earlier terminated in accordance with the provisions hereof.

          "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Lease Agreement as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation,

                                                  [Lease Agreement (1994 747 B)]

supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

          "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

          "Lease Period Date" means July 30, 1995 and each succeeding January 30 and July 30 thereof to and including the last such date in the Term.

          "Lease Supplement" means a Lease Supplement (1994 747 B), substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof and the terms of the Trust Indenture.

          "Lessee Documents" means the Participation Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Tax Indemnity Agreement and any other document executed by Lessee in connection with the transactions contemplated by the Participation Agreement.

          "Lessor Lien" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, First Security Bank of Utah, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank of Utah, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents,
(iii) claims against the Owner Participant, Lessor, or First Security Bank of Utah, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank of Utah, National Association, in its individual capacity under the Participation Agreement, Lease Agreement or the Tax Indemnity Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the

                                                  [Lease Agreement (1994 747 B)]

Aircraft by Lessor pursuant to the Trust Indenture (other than a transfer pursuant to Section 4.04 of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Sections 8, 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to First Security Bank of Utah, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation or the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank of Utah, National Association or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

          "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto.

          "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, exercise of rights, lease or security interest.

          "Loan Certificate" has the meaning set forth in the Trust Indenture.

          "Loss Payment Date" has the meaning set forth in Section 10(a) hereof.

          "Manufacturer" means The Boeing Company, a Delaware corporation, and its subsidiaries, successors and assigns, including Boeing Domestic Sales Corporation, a corporation organized under the laws of the State of Washington.

          "Manufacturer Documents" means the Purchase Agreement, the Consent and Agreement and any other document executed by the Manufacturer in connection with the transactions contemplated by the Participation Agreement.

          "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow and the net present value of after-tax cash flow over the Term, provided that book income shall not be increased or decreased by more than 10% for each year of the Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the

                                                  [Lease Agreement (1994 747 B)]

same methodology and assumptions as were utilized by the Owner Participant in determining the foregoing as of the Delivery Date, as such assumptions may be revised from time to time for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof.

          "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 11% per annum divided by (b) the number of Lease Periods per year.

          "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; any Trust Supplement; the Indenture Trustee Parent Guarantee; the Loan Certificates outstanding at the time of reference; and the Consent and Agreement.

          "Original Amount" means, with respect to a Loan Certificate, the stated original principal amount of such Loan Certificate plus any amounts of interest added to principal amount pursuant to the terms of said Loan Certificate and with respect to all the Loan Certificates means the aggregate stated original principal amounts of such Loan Certificates, including any amounts of interest added to principal amount as aforesaid, as the case may be.

          "Original Loan Participant" means The Mitsubishi Trust and Banking Corporation, New York Branch, and if such bank or other Original Loan Participant sells, transfers, assigns or otherwise conveys its Loan Certificates (or any portion thereof) in accordance with Section 8(w) of the Participation Agreement (other than pursuant to Section 17 or 20 of the Participation Agreement and other than as a participation interest) to any Person, shall also mean and include any such Person.

          "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

          "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and

                                                  [Lease Agreement (1994 747 B)]

any other documents executed by the Owner Participant in connection with the transactions contemplated by the Participation Agreement and the other Operative Documents.

          "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

          "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Trust Supplement and the Loan Certificates and any other document executed by the Owner Trustee in connection with the transactions contemplated by the Participation Agreement and the other Operative Documents.

          "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date, executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's Purchase Agreement" means the Owner Trustee's Purchase Agreement and Assignment (1994 747 B), dated as of the date hereof, between Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Participants" means and includes the Original Loan Participant and the Owner Participant.

          "Participation Agreement" means that certain Participation Agreement (1994 747 B), dated as of the date hereof, among Lessee, the Indenture Trustee, the Owner Participant, the Original Loan Participant and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines and (ii) appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which Lessee is entitled to use pursuant to a lease, license or other similar

                                                  [Lease Agreement (1994 747 B)]

arrangement with a third party (other than Lessor)), which are from time to time incorporated or installed in or attached to an Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with Section 8 hereof.

          "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to any Certificate Holder, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), the greater of a fluctuating rate per annum equal to (a) 2% over the Base Rate and (b) 2% over the Debt Rate; provided, however, in no event shall the Past Due Rate exceed the highest rate allowed under applicable law.

          "Permitted Lien" means any Lien referred to in clauses (i) through (vi) of Section 6 hereof.

          "Permitted Sublessee" means any air carrier domiciled and principally located in a country listed in Exhibit F hereto as in effect from time to time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prepaid Rent" has the meaning set forth in Section 3(f) hereof.

          "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "Purchase Option Date" has the meaning set forth in Section 19(b) hereof.

          "Reimbursement Amount" has the meaning set forth in Section 3(f) hereof.

          "Renewal Term" means the Fair Market Renewal Term or Fixed Renewal
Term.

          "Rent" means Interim Rent, Basic Rent, Prepaid Rent and Supplemental Rent, collectively.

                                                  [Lease Agreement (1994 747 B)]

          "Rent Differential Amount" has the meaning set forth in Section 3(b) hereof.

          "Replacement Airframe" means any airframe substituted for the Airframe in accordance with Section 10(a) of the Lease.

          "Replacement Engine" means any engine substituted for an Engine in accordance with Section 9(d), 10(a) or 10(b) of the Lease.

          "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Stipulated Loss Value Date occurs up to and including such Stipulated Loss Value Date is greater or less than the amount included in calculating the percentage set forth in Exhibit C with respect to such Stipulated Loss Value Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential.

          "Stipulated Loss Value Date" has the meaning set forth in the initial Lease Supplement.

          "Stipulated Loss Value Percentages" has the meaning set forth in
Section 3(c)(i) hereof.

          "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

          "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Interim Rent and Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including payments of Stipulated Loss Value, Termination Value, EBO Percentage and amounts calculated by reference thereto, an amount equal to the Break Amount, if any, amounts payable under Section 2.17 of the

                                                  [Lease Agreement (1994 747 B)]

Trust Indenture and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

          "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1994 747 B), dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually, a "Tax").

          "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

          "Termination Date" has the meaning set forth in Section 9(b)(i) hereof.

          "Termination Notice" has the meaning set forth in Section 9(b) hereof.

          "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Termination Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Termination Date occurs up to and including such Termination Date is greater or less than the amount included in calculating the percentage set forth in Exhibit D hereto with respect to such Termination Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential.

                                                  [Lease Agreement (1994 747 B)]

          "Termination Value Percentages" has the meaning set forth in Section 3(c)(i) hereof.

          "Transaction Expenses" has the meaning set forth in Section 16 of the Participation Agreement.

          "Trust Agreement" means that certain Trust Agreement (1994 747 B), dated as of the date hereof, between the Owner Participant and First Security Bank of Utah, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Trust Estate" has the meaning set forth in the Trust Agreement.

          "Trust Indenture" means that certain Trust Indenture and Security Agreement (1994 747 B), dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

          "Trust Indenture Estate" has the meaning set forth in the Trust Indenture.

          "Trust Office" means the principal corporate trust office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Indenture Trustee and each Certificate Holder.

          "Trust Supplement" means a supplement to the Trust Indenture and to the Trust Agreement, in substantially the form of Exhibit A to the Trust Indenture.

          "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

                                                  [Lease Agreement (1994 747 B)]

          "United States Government" means the federal government of the United States of America or any instrumentality or agency thereof.

          "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

          SECTION 2.  Acceptance and Lease.  Lessor hereby agrees to accept from
                      --------------------
Lessee the transfer of title to and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Delivery Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft from Lessee. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

          SECTION 3.  Term and Rent.  (a)  Interim Term and Basic Term.  The
                      -------------        ---------------------------
Interim Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on July 30, 2018 or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b)  Interim Rent and Basic Rent.
               ---------------------------

               (i) Lessee shall pay Interim Rent in Dollars on the Commencement Date.

              (ii) Lessee shall pay Basic Rent in Dollars with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in forty-seven (47)

                                                  [Lease Agreement (1994 747 B)]

     consecutive installments in the respective amounts for each Lease Period Date determined in accordance with Exhibit B hereto.

          Although the Basic Rent amounts set forth in Exhibit B hereto have been computed on the assumption that the rate of interest on the Loan Certificates throughout the Basic Term will be 10.80% per annum, compounded semiannually and computed on the basis of a 360-day year of twelve 30-day months (the "Assumed Interest Rate"), Lessor and Lessee recognize that the actual rate and method of computing interest on the Loan Certificates may, from time to time during the Basic Term, be different from the Assumed Interest Rate.
Accordingly, each installment of Basic Rent shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential Amount (as defined herein). For purposes hereof, "Rent Differential Amount" shall mean, as of any Lease Period Date the absolute value of the difference between (i) the aggregate amount of interest due and payable on such Lease Period Date on the Loan Certificates (or due and payable on the next following Business Day if such date shall not constitute a Business Day) and (ii) the aggregate amount of interest on the Loan Certificates that would have been due and payable on such Lease Period Date if the Loan Certificates had borne interest at the Assumed Interest Rate. If, as of such Lease Period Date, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Basic Rent due and payable on such Lease Period Date shall be increased by the Rent Differential Amount. If, as of such Lease Period Date the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Basic Rent due on such Lease Period Date shall be decreased (but not below zero) by the Rent Differential Amount. Exhibit B hereto indicates in regard to each payment of Basic Rent whether such payment is payable in advance or in arrears. Lessee shall specify the interest actually accruing with respect to the Loan Certificates to the Lessor.

          (c) Adjustments to Interim Rent, Basic Rent, Excess Amount, Stipulated
              ------------------------------------------------------------------
Loss Value, Termination Value Percentages and the EBO Percentage.
----------------------------------------------------------------

               (i) In the event (A) that Transaction Expenses paid by Lessor are determined to be other than 0.75% of Lessor's Cost, (B) that there shall be an optional refinancing or a refunding of the Loan Certificates in accordance with Section 17 or 20 of the Participation Agreement, (C) that the Delivery Date occurs other than on August 1, 1994, (D) that there is an optimization in

                                                  [Lease Agreement (1994 747 B)]

     accordance with Section 18 of the Participation Agreement, (E) the amount of the Excess Amount is less than $4,897,440, or (F) the interest rate on or amortization schedule of the Loan Certificates is not as set forth in the pricing assumptions; then in each case the Interim Rent, Basic Rent and Excess Amount set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C (the "Stipulated Loss Value Percentages"), the Termination Value percentages set forth in Exhibit D (the "Termination Value Percentages") and the EBO Percentage shall be adjusted (upwards or downwards, as the case may be); provided, however, in the case of an adjustment to the EBO Percentage, in no event shall such EBO Percentage be less than the estimate of the fair market value of the Aircraft on the EBO Date as determined by Aero Economics, Inc. on the Delivery Date in accordance with Section 4(a)(xx) of the Participation Agreement) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A)-(D) above) used to calculate Interim Rent, Basic Rent and Excess Amount and Stipulated Loss Value and Termination Value Percentages and the EBO Percentage as set forth in Exhibits B, C, D and H, respectively, in each case in compliance with clause (iv) of this paragraph (c) and the second paragraph of clause
     (b)(ii) hereof and in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to the extent possible consistent with clause (1) hereof. Any adjustment pursuant to this Section 3(c)(i) shall be made as soon as practicable after the occurrence of the event giving rise to such adjustment.

              (ii) Any recalculation of Interim Rent, Basic Rent and Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage pursuant to this Section 3(c) shall be determined by the Owner Participant and shall, upon request by Lessee made within 30 days of any such recalculation, be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Interim Rent, Basic Rent and Excess Amount, Stipulated Loss Value, Termination Value and EBO Percentage shall be set forth in an amendment hereto; provided, however, that the effectiveness of any recalculation required hereunder and otherwise made in compliance herewith shall not be conditioned on the execution and delivery of such an amendment.

             (iii) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Interim Rent and Basic Rent payable hereunder, whether or not adjusted in accordance with this

                                                  [Lease Agreement (1994 747 B)]

     Section 3(c), together with the amount of the Excess Amount and Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Stipulated Loss Value, Termination Value and the EBO Percentage, whether or not adjusted in accordance with this
     Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease, in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding. It is agreed that no installment of Interim Rent or Basic Rent or payment of Excess Amount, Termination Value, Stipulated Loss Value or the EBO Percentage shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or a Certificate Holder, not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee other than as required or expressly permitted by the Participation Agreement, the Lease and any Lease Supplement thereto and the Trust Indenture and any Trust Supplement thereto, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

              (iv) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of Sections 4.02(5), 4.07(1) and (2) and Section 4.08(1) of Rev. Proc. 75-28 and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of
     Section 467 of the Code as amended and then in effect on the date of such adjustment and any final, temporary or proposed regulations thereunder or any administrative or judicial interpretation thereof in effect on the date of such adjustment (a "Section 467 Agreement") (it being understood that any such adjustment shall not be treated as causing the Lease to be a
     Section 467 Agreement to the extent (but only to the extent) the Lease would have been a Section 467 Agreement if no such adjustment to Basic Rent had occurred).

                                                  [Lease Agreement (1994 747 B)]

          (d) Supplemental Rent.  Lessee shall pay (or cause to be paid)
              -----------------
promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value or the EBO Percentage as the same shall become due and owing and all other amounts of Supplemental Rent within five (5) Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Break Amount as and when any such Break Amount and such other amounts shall be due and payable and amounts payable under Section 2.17 of the Trust Indenture; provided, however, that Lessee shall have no obligation to pay to Lessor any Break Amount payable under Section 2.14 or 4.04(b) of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder. In the event that the aggregate amount of interest actually due and payable on the Loan Certificates on the Commencement Date exceeds the aggregate amount of interest on the Loan Certificates that would have been due and payable if such Loan Certificates had borne interest at the Assumed Interest Rate, Lessee agrees to pay Lessor on the Commencement Date, as Supplemental Rent, an amount equal to such excess. Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Interim Rent or Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

          (e) Payments in General.  All payments of Rent other than Excluded
              -------------------
Payments payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York City time, on the date of payment in Dollars, to Lessor at its office at First Security Bank of Utah, National Association, 79 South Main Street, Salt Lake City, Utah, 84111,
Attention: Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least ten (10) Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee agrees, that all Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with

                                                  [Lease Agreement (1994 747 B)]

the Owner Trustee hereunder (other than Excluded Payments) shall be paid directly to the Indenture Trustee at the times and in funds specified in this
Section 3(e) at the offices of the Indenture Trustee at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least ten
(10) Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day (unless, so long as the Original Loan Participant shall hold any Loan Certificate, such succeeding Business Day is in the next calendar month, in which case the payment date shall be the next preceding Business Day) and (except, with respect to any Loan Certificate held by the Original Loan Participant in regard to the amount of Rent attributable to the corresponding payments on the Loan Certificates held by the Original Loan Participant) no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

          (f) Prepayments of Certain Rent Payments.  To the extent, if any, that
              ------------------------------------
there shall not have been received by the Indenture Trustee at the account of the Indenture Trustee referred to in Section 3(e) by 12:00 noon, New York City time, on the Commencement Date from Lessor, an amount equal to the Excess Amount payable for such date, Lessee shall advance to Lessor, as Prepaid Rent, by paying to the Indenture Trustee on behalf of Lessor on the Commencement Date an amount equal to the Excess Amount not so paid (such amount being herein called "Prepaid Rent"); provided that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Debt Rate on any Prepaid Rent not paid when due for any period for which the same shall be overdue. If the Owner Participant has defaulted in its obligation set forth in the last paragraph of Section 2 of the Participation Agreement, any Rent (to the extent the Owner Participant has so defaulted) shall, to the extent not reimbursed pursuant to the next sentence, be offset against installments of Basic Rent in the order in which they become due, subject to the last sentence of this paragraph. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the

                                                  [Lease Agreement (1994 747 B)]

Supplemental Rent so paid by Lessee pursuant to this Section 3(f), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the Past Due Rate from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount"). So long as no Event of Default or Section 14(a), (b), (f) or (g) Default has occurred and is continuing, Lessee may with written notice to the Owner Participant and Indenture Trustee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Lessor in respect of Basic Rent, Stipulated Loss Value, Termination Value, Supplemental Rent payable to the Owner Participant or the Owner Trustee or EBO Percentage or any other amount due hereunder to Lessor, until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding.

          (g) Rent Rebate.  Lessor agrees to pay to Lessee, as a rebate of Rent,
              -----------
an amount equal to any amount paid to Lessor by a Certificate Holder as a Break Amount (other than Break Amount paid to Lessor by a Certificate Holder in connection with Section 2.14 or Section 4.04(b) of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture, which does not constitute an Event of Default hereunder); provided, however, that if at the time of any such payment by Lessor to Lessee, a Section 14(a),
(b), (f) or (g) Default or any Event of Default shall have occurred and be continuing hereunder, such amount shall be held by Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder with respect to such Section 14(a), (b), (f) or (g) Default or any Event of Default as and when due, and at such time as there shall not be continuing any Section 14(a), (b), (f) or (g) Default or any Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this sentence.

          SECTION 4.  Lessor's Representations and Warranties.   LESSOR LEASES
                      ---------------------------------------
AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND LESSOR (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY

                                                  [Lease Agreement (1994 747 B)]

AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR THEIR PURPOSES, (C) NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, VALUE, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE QUALITY OF THE MATERIALS OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(v) (in the case of the Owner Participant) and 8(p)(ii) (in the case of Lessor) of the Participation Agreement as to title and except that First Security Bank of Utah, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's or any Sublessee's quiet enjoyment, use, operation or possession of the Aircraft unless this Lease shall have been declared in default pursuant to Section 15 hereof and (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless an Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers and any other claims against the Manufacturer or any such subcontractor or supplier with respect

                                                  [Lease Agreement (1994 747 B)]

to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

          SECTION 5.  Return of the Aircraft.  (a)  Condition Upon Return.
                      ----------------------        ---------------------
Unless purchased by Lessee pursuant to Section 19(b) hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(b) or 15 hereof (including termination as a result of a rejection hereof pursuant to any provision of the Bankruptcy Code), Lessee will, at its expense (except as set forth below) return the Aircraft to Lessor at Lessee's maintenance base located at San Francisco International Airport (or any principal maintenance base established by Lessee in the continental United States subsequent to the date hereof), provided that upon the request of Lessor given to Lessee at least thirty (30) days prior to the date of such return, Lessee shall return the Aircraft to Lessor at a location on Lessee's route system selected by Lessor, provided that such location can accommodate a Boeing 747-451 aircraft, and Lessor shall reimburse Lessee for Lessee's out-of-pocket Expenses and any incremental costs resulting from Lessee's return of the Aircraft to such alternate return location to the extent that such out-of-pocket Expenses and costs exceed the out-of-pocket Expenses and costs Lessee would have incurred in returning the Aircraft to Lessee's principal maintenance base at San Francisco International Airport, provided, further, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall at its expense return the Aircraft at the site of storage (unless Lessor shall have selected an alternate return location in which case Lessee shall not be required to provide any storage pursuant to Section 5(d) hereof). At the time of such return, (A) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has so requested that the Aircraft not be so registered, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible

                                                  [Lease Agreement (1994 747 B)]

for certification by the FAA) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration and shall be in as good a condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under the Lease and under Lessee's FAA-approved maintenance plan (notwithstanding any Sublease theretofore in effect) and shall have terminated all mandatory FAA airworthiness directives applicable to the Aircraft that are issued prior to the date of return and which require termination prior to such date, (iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by the government of registry of the Aircraft and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engine or Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engine or Engines)) on such Engines (or Acceptable Alternate Engine or Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engine or Engines), (vi) shall have all Lessee's and any Sublessee's exterior marking removed or painted over in a workmanlike manner with areas thereof refinished to match adjacent areas, and (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever. In the event the Lessor shall have reasonable grounds to believe that the Aircraft shall have been discriminated against with respect to its maintenance as such maintenance relates to the United Air Lines 747-451 maintenance program in effect from time to time, Lessee shall provide to Lessor upon request a summary of

                                                  [Lease Agreement (1994 747 B)]

all material maintenance work performed on the Aircraft and all other Boeing model 747-451 aircraft in Lessee's fleet for the two-year period preceding the expiration of the Term.

          For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from "United Air Lines 747 Maintenance Program," furnished to Lessor and the Owner Participant shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in "United Air Lines 747 Maintenance Program" shall be considered an on-condition maintenance program.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (iv) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engine or Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines (or Acceptable Alternate Engine or Engines) the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engine or Engines) by (ii) a fraction which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engine or Engines) over the actual average number of hours or cycles of operation of such

                                                  [Lease Agreement (1994 747 B)]

Engines (or Acceptable Alternate Engine or Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

          During the last four months of the Term (unless Lessee shall have irrevocably elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

          (b) Return of Other Engines.  In the event that an Acceptable
              -----------------------
Alternate Engine shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel)) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and will, to the extent applicable, comply with the provisions of Section 9(d) as if Lessee had irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to the Engine in replacement for which such Acceptable Alternate Engine is being delivered against receipt from Lessor of a bill of sale, at Lessee's expense, evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

          (c) Fuel and Manuals.  Upon the return of the Airframe upon any
              ----------------
termination of this Lease in accordance with paragraph

                                                  [Lease Agreement (1994 747 B)]

(a) of this Section 5, (i) Lessee shall have no obligation with respect to the amount of fuel or oil contained in the Airframe, and all fuel or oil remaining on board the Airframe shall be the property of the Lessor without charge and
(ii) Lessee shall deliver or cause to be delivered to Lessor all original logs, manuals and data and inspection, modification and overhaul records required to be maintained in English or with English translation with respect to the Airframe, the Engines or any Part thereof in accordance with Section 7(a) hereof.

          (d) Storage Upon Return.  If, at any time at least thirty (30) days
              -------------------
prior to the end of the Basic Term or any Renewal Term, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will (unless Lessor shall have selected an alternate return location pursuant to Section 5(a) hereof) provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance and Lessee's reasonable out-of-pocket expenses for maintenance other than storage fees) for a period not exceeding forty-five (45) days commencing on the date of such termination, at a location in the forty-eight contiguous states of the United States selected by Lessee and used as a location for the storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such period and shall be reimbursed by Lessor for the premiums thereon attributable to the Aircraft.

          (e) Severable Parts.  At any time after Lessee has advised Lessor that
              ---------------
it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's written request, advise Lessor of the nature and condition of all severable Parts owned by Lessee which have been used by Lessee during the prior six (6) months and which Lessee has or intends to remove from the Aircraft as permitted by Section 8 hereof. Lessor may, at its option, upon thirty (30) days prior written notice to Lessee, purchase any or all of such Parts that are non-proprietary (or, if proprietary, which Lessee sells or otherwise makes available) from Lessee upon the expiration of the Term at their then fair market value. The term "non-proprietary" shall mean any Parts other than Parts developed or produced by Lessee.

          (f) Special Redelivery Provision.  Not less than 90 days (which time
              ----------------------------
limitation shall not apply in the case of any redelivery or purchase pursuant to
Section 15) prior to (A) the date of redelivery of the Aircraft by Lessee to Lessor in accordance with this Section 5, (B) the date of redelivery of the Aircraft by the Lessee to Lessor or a purchaser pursuant to Section 9(c) or
Section 15 hereof, or (C) a purchase of the Aircraft by Lessee pursuant to
Section 19(b), Lessor may (but

                                                  [Lease Agreement (1994 747 B)]

shall be under no obligation to) provide Lessee with a proposal regarding the arranging of delivery of the Aircraft so as to enable Lessor to realize "foreign trade income" (as defined in Section 923(b) of the Code) or any comparable successor exempt or excluded income from the sale or re-lease of the Aircraft, and Lessee shall (i) arrange delivery at Lessor's cost (unless travel costs to such delivery site is at Lessee's cost pursuant to Section 5(a) hereof) either inside or outside the United States, as specified in Lessor's proposal, and (ii) otherwise comply with such proposal to the extent Lessee can do so without incurring any cost, expense or liability (to the extent Lessee is not otherwise responsible for such amount) not indemnified against by Lessor in a manner in form and substance reasonably satisfactory to Lessee.

          SECTION 6.  Liens.  Lessee will not directly or indirectly create,
                      -----
incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30 day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, so long as during such 45-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be

                                                  [Lease Agreement (1994 747 B)]

necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7.  Registration, Maintenance and Operation; Possession and
                      ---------------------------------------  --------------
Subleases; Insignia.
-------------------

          (a)(1)  Registration and Maintenance.  Lessee, at its own cost and
                  ----------------------------
     expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as at all times to keep the Aircraft in as good a condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under (I) the Federal Aviation Act, except when all of Lessee's Boeing Model 747-451 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of the Lessee to maintain, service, repair or overhaul the Aircraft in accordance with the terms of this Lease or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of Lessee's Boeing Model 747-451 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of the Lessee to maintain, service, repair or overhaul the Aircraft in accordance with the terms of this Lease and (y) in substantially the same manner as

                                                  [Lease Agreement (1994 747 B)]

     Lessee (or any Sublessee) maintains, services, repairs or overhauls similar aircraft operated by Lessee (or such Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise; (iii) maintain or cause to be maintained in the English language (or with English translation of) all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA and the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section 10 hereof); and (iv) promptly furnish or cause to be furnished to Lessor or the Owner Participant such information as may be required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

               (2) Operation.  Lessee will not (and will not permit any
                   ---------
     Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after Lessee shall have provided Lessor with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner provided that the Lessor, the Indenture Trustee and the Owner Participant and their respective legal and economic interests in and to the Aircraft or any Operative Document are not significantly adversely affected, but only so long as such proceedings do not involve any risk of civil liability to Lessor, the Indenture Trustee or the Owner Participant or their respective Affiliates for which any such Person is not indemnified to its reasonable satisfaction or any risk of criminal liability. If the indemnities or insurance specified in Section 11(f) hereof, or some combination thereof in amounts equal to amounts

                                                  [Lease Agreement (1994 747 B)]

     required by Section 11(f), have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee or any other Person to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

               (3) Reregistration.  At any time after the close of the calendar
                   --------------
     year in which occurs the seventh anniversary of the Delivery Date, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions required to change the country of registration of the Aircraft upon compliance by Lessee with all of the terms of Section 8(e) of the Participation Agreement.

               (4) Operating Certificates.  So long as no Event of Default has
                   ----------------------
     occurred and is continuing, Lessor hereby authorizes Lessee to act as its agent for the purpose of obtaining any required replacement operating certificates from the FAA. This authority includes, but is not limited to, obtaining Registration Certificates, Airworthiness Certificates, Certificates of Sanitary Construction, Ferry Permits and Experimental Operating Permits. In particular, this authority includes the ability to make use of Exemption No. 5318 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for Lessor. Lessee hereby agrees that it will notify Lessor of any action that it has taken in accordance with this Section 7(a)(4) as agent for the Lessor.

          (b) Possession and Subleases.  Lessee will not, without the prior
              ------------------------
written consent of Lessor and the Indenture Trustee (but in regard to the Indenture Trustee, only so long as an Original Loan Participant is a Certificate Holder), sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no
Section 14(a), (b), (f) or (g) Default or, in the case of paragraph (viii) of this Section 7(b),

                                                  [Lease Agreement (1994 747 B)]

no Section 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof) Default or any Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 6, 7(a) and 11 hereof, Lessee may, without the prior written consent of Lessor:

               (i) subject any Engines to normal interchange agreements or normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business; provided, that if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 9(d) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law or otherwise until compliance by Lessee with such Section 9(d);

              (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
     Section 8(c) hereof;

             (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause
     (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                                                  [Lease Agreement (1994 747 B)]

              (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by clause (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement expressly provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

               (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 9(d) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law or otherwise until compliance by Lessee with such Section 9(d);

              (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), that does not extend beyond the end of the Term (including any irrevocably elected Renewal Term) so long as Lessee (or any Sublessee) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to
     Section 15 hereof;

             (vii) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor provided that the term of such contract,

                                                  [Lease Agreement (1994 747 B)]

     including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), shall not continue beyond the end of the Term (including any irrevocably elected Renewal Term); or

            (viii) so long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time (subject to the notice requirements specified in the second to last paragraph of this clause (b)), enter into a Sublease with (1) a U.S. Air Carrier, (2) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any Permitted Sublessee or (3) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any other Person approved in writing by the Owner Participant and the Indenture Trustee (but, in regard to the Indenture Trustee, only so long as the Original Loan Participant is a Certificate Holder), which approval shall not be unreasonably withheld; provided, however, that (A) no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms thereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such Sublease, (B) in the case of a Sublease under subclause (2) or (3) above, on the date of such Sublease, the United States and the country in which such Permitted Sublessee or Person, as the case may be, is domiciled and principally located maintain normal diplomatic relations (which for purposes of this clause (viii) shall include Taiwan and any other country that is similarly situated), (C) prior to entering into such Sublease, Lessee shall provide assurances reasonably satisfactory to Lessor and the Indenture Trustee to the effect that the provisions of Section 11 hereof have been complied with after giving effect to such Sublease and (D) in the case of a Sublease described in subclause
     (3) above, if the country of domicile of the proposed sublessee at the time of such subleasing has not unqualifiedly ratified the Geneva Convention for International Recognition of Rights in Aircraft, the Lessee shall provide Lessor an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to Lessor, to the effect that the country in which such sublessee has its principal office and domicile would give effect to (i) the title of Lessor in and to the Aircraft, (ii) the registry of the Aircraft in the name of Lessor (or Lessee or Sublessee, as "lessee" or

                                                  [Lease Agreement (1994 747 B)]

     "sublessee" as appropriate) and (iii) the priority and validity of the Lien of the Trust Indenture.

          The rights of any Sublessee or other transferee (other than a transferee where the transfer is of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of the Lease (and any Sublease shall expressly state that it is so subject and subordinate) and Lessor's (and, so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossess the Aircraft and to void any Sublease upon such repossession, and Lessee shall remain primarily liable for the performance of all of the terms of this Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder the Lease or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine other than an Engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine other than an Engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under the Lease in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe. Lessee shall provide the Owner Participant and the Indenture Trustee (A) written notice (which notice shall be given (i) no later than 30 days prior to entering into any Sublease with a term of more than one year or (ii) at any time prior to (to the extent the giving of prior notice is reasonably possible) or promptly after entering into any Sublease with a term of one year or less, of any Sublease and (B) a copy of any Sublease which has a term of more than one (1) year.

          Lessee shall assign any Sublease to Lessor as security for its obligations hereunder pursuant to an assignment instrument reasonably satisfactory to Lessor; provided, however, that any such assignment instrument shall provide that the assignment of the Sublease shall only be effective, without any further action, immediately upon the occurrence of a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default (and such effectiveness shall terminate upon the curing or waiver of

                                                  [Lease Agreement (1994 747 B)]

the aforesaid Defaults or Events of Default). In addition, any Sublease entered into by Lessee shall provide that all payments due under such Sublease shall be paid by the Sublessee to Lessor during the continuance of a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default.

          Any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this section. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section. No Sublease permitted pursuant to this Section shall permit any further sub-subleasing of the Aircraft.

          (c) Insignia.  On or prior to the Delivery Date, or as soon thereafter
              --------
as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                  Leased From

          First Security Bank of Utah, National Association, not in its individual capacity but solely as Owner Trustee, Owner and Lessor and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

          State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

                                                  [Lease Agreement (1994 747 B)]

          SECTION 8.  Replacement and Pooling of Parts;
                      ---------------------------------
Alterations, Modifications and Additions.
----------------------------------------

          (a) Replacement of Parts.  Lessee, at its own cost and expense, will
              --------------------
promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be owned by Lessee free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in at least as good operating condition as, and shall have a value and utility and, with respect to any life-limited Part replaced during the last year of the Term (unless Lessee has irrevocably committed to purchase the Aircraft), remaining useful life substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, and shall remain subject to the Lien of the Trust Indenture until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and shall become subject to the Lien of the Trust Indenture and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b) Pooling of Parts.  Any Part removed from the Airframe or any
              ----------------
Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as

                                                  [Lease Agreement (1994 747 B)]

promptly thereafter as practicable (but in no event later than the end of the Term), either (i) causes such replacement Part to become the property of Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c) Alterations, Modifications and Additions.  Lessee, at its own
              ----------------------------------------
expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to be made during the Term so as to comply with the FAA or any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which the Aircraft may then be registered; provided, however, that, after Lessee shall have provided Lessor with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not jeopardize the Owner Participant's or the Lessor's right, title or interest in and to the Airframe and/or the Engines or Operative Documents, result in a claim, loss or expense for which the Lessee is not required to indemnify the Owner Participant pursuant to the Operative Documents and for which the Lessee is not then willing to indemnify the Owner Participant in a manner reasonably satisfactory to the Owner Participant or otherwise materially adversely affect Lessor, the Owner Participant or the Indenture Trustee, but only so long as such proceedings do not involve any risk of civil liability to Lessor or the Owner Participant or its Affiliates for which Lessor is, or the Owner Participant and its Affiliates are, not indemnified to their reasonable satisfaction or any risk of criminal liability. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition, individually or in the aggregate, impairs the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value or utility or, in regard to the Airframe, remaining useful life of the Airframe or such Engine below the value, utility or, in regard to the Airframe, remaining useful life thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then

                                                  [Lease Agreement (1994 747 B)]

in the condition required to be maintained by the terms of this Lease. In addition, the value (but not the utility) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which have been removed so long as the aggregate value of all Obsolete Parts so removed and not replaced shall not exceed $600,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee is entitled to use pursuant to a lease, license or similar arrangement with a third party or which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such Parts shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may, at any time during the Term, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without impairing the condition or airworthiness or diminishing the value, utility or, in regard to the Airframe, remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          SECTION 9.  Early Termination.
                      -----------------

          (a) [Intentionally reserved for potential future use].

          (b) Termination for Obsolescence/Surplus.  So long as no Default or
              ------------------------------------
Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on any Lease Period Date during the Basic Term occurring on or after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date if Lessee shall have made a good faith determination that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. Lessee shall give to Lessor and Indenture Trustee at least one hundred eighty (180) days and not more than 360 days' revocable advance written

                                                  [Lease Agreement (1994 747 B)]

notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") (i) specifying the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9(b) (such specified date, a "Termination Date") and (ii) attaching a certificate of the Treasurer or any more senior financial officer of Lessee which states that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee and sets forth the basis for such determination. If Lessee revokes such Termination Notice, Lessee shall pay to Lessor any and all out-of-pocket expenses of Lessor or the Owner Participant attributable to such revocation. Lessee shall, on not more than two occasions, have the right to revoke a Termination Notice by giving notice to Lessor at least thirty (30) days prior to the proposed Termination Date and, if such Termination Notice is not so revoked, such Termination Notice shall become irrevocable thirty (30) days prior to the Termination Date.

          (c) Sale of the Aircraft.  In the event that Lessee shall have
              --------------------
proposed to terminate this Lease under Section 9(b), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five
(5) Business Days after receipt thereof and at least ten (10) Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid. After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than eight (8) Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5 hereof, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in

                                                  [Lease Agreement (1994 747 B)]

accordance with the terms of Section 5 hereof, (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on the basis of
                                       ---- ----
maximizing the net after-tax cash proceeds to Lessor) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in
Section 3(e), (A) the difference in Dollars, if any, between the proceeds of the sale of the Aircraft so sold, net of out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, and the Termination Value for the Aircraft computed as of the Termination Date, (B) all unpaid Basic Rent due on or prior to such Termination Date (other than Basic Rent payable in advance on such Termination Date, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date, and (C) the Break Amount, if any, due on the Loan Certificates and upon receiving all such payments referred to in clauses (2) and (3) above Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least fifteen (15) Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Termination Date together with all other amounts due on such Termination Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to the aforesaid Termination Date as set forth below) pay in full the unpaid Original Amount of the Loan Certificates outstanding

                                                  [Lease Agreement (1994 747 B)]

on the Termination Date, plus interest accrued to, or to accrue thereon to but excluding the Termination Date together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, simultaneously with the payment of the Loan Certificates as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with
Section 5 hereof and shall pay all Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance on the Termination Date, if any) and all unpaid Supplemental Rent due on or prior to such Termination Date, and Break Amount, if any, due on the Loan Certificates. If no sale shall have occurred on the Termination Date or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than two such notices may be given during the Term (not counting any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate (except with respect to amounts that may become payable after such termination date pursuant to Section 7 of the Participation Agreement and the Tax Indemnity Agreement). Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein.

                                                  [Lease Agreement (1994 747 B)]

          (d) Termination as to Engines.  So long as no Event of Default shall
              -------------------------
have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least thirty (30) days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer title to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

          SECTION 10.  Loss, Destruction, Requisition, etc. (a)  Event of Loss
                       ------------------------------------      -------------
with Respect to the Aircraft.  Upon the occurrence of an Event of Loss with
----------------------------
respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen
(15) days after such occurrence) give Lessor written notice of such Event of Loss and (2) within 60 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed an election of the option set forth in clause (i) below) on the date first occurring after the earlier of (x) the 100th day following the occurrence of such Event of Loss or (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the 65th day following the occurrence of such Event of Loss)(the "Loss Payment Date"), Lessee shall:

               (i) to the extent not previously paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus
     (B) if, but only if, such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date) plus (C) unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Stipulated Loss Value Date plus (D) Break Amount, if any, due on the Loan Certificates, plus (E) interest on the amounts described in clauses (A) and (B) above at the Past Due Rate from and including such Stipulated Loss Value Date to, but not including, the date of payment.

              (ii) provided that no Event of Default or Section 14(a), (b), (f) or (g) Default shall have occurred and be

                                                  [Lease Agreement (1994 747 B)]

     continuing, and subject to satisfaction of the conditions set forth in the next succeeding paragraph below, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be, in accordance with the terms hereof, provided that if Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason, or shall not be entitled, to make such substitution in accordance with the terms hereof and of the Trust Indenture, Lessee shall make the payments required by clause (i) above as and when due thereunder.

          At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B), (C), (D) and (E) of subparagraph (i) above, together with all other amounts that then may be due or accrued hereunder (including, without limitation, all Basic Rent due on or accrued before the date of such payment and all Supplemental Rent due on or before the date of such payment, including Break Amount, if any, payable in regard to the Loan Certificates), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Interim Rent, Basic Rent, Supplemental Rent (except with respect to amounts that may become payable after such Loss Payment Date pursuant to Section 7 of the Participation Agreement and the Tax Indemnity Agreement), Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate,
(3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines "as-is, where-is" and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor if any against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), but only to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) as specified in subparagraph (ii) above, Lessee shall, at its own cost and expense, not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss (A) convey or cause to be conveyed to Lessor an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting

                                                  [Lease Agreement (1994 747 B)]

a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value, utility and remaining useful life and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft, airframe or engine so substituted hereunder shall be of the same make and same or improved model (or in regard to an engine, the same or improved make and model, which engine shall be an Acceptable Alternative Engine) as those initially leased hereunder and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty (as to title) bill of sale and an FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe was registered at the time of such Event of Loss, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (3) furnish Lessor with such evidence of Lessor's title to such replacement aircraft or airframe or airframe and one or more engines, as the case may be, and of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor or the Indenture Trustee may reasonably request, (4) provide an opinion of independent tax counsel, selected by Lessor and reasonably satisfactory to Lessee, that such substitution will not result in any adverse Federal income tax consequences to Lessor or Owner Participant, (5) provide Lessor and the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably acceptable to Lessor, the Owner Participant and the Indenture Trustee, to the effect that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to the aircraft or airframe or airframe and one or more engines, as the case may be, substituted hereunder to the same extent as the Aircraft and (6) provide an opinion of counsel to Lessor and the Indenture Trustee, which counsel and opinion shall be reasonably acceptable to the Lessor and the Indenture Trustee, to the effect that title to such replacement aircraft or airframe or airframe and one or more engines, as the case may be, has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such replacement aircraft or airframe or airframe and one or more

                                                  [Lease Agreement (1994 747 B)]

engines, as the case may be, is duly subjected to the Lien of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, "as-is, where-is," with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to the Indenture Trustee together with a certificate of an independent aircraft engineer or appraiser certifying that the replacement aircraft (or airframe or airframe and one or more engines, as the case may be) has a value, utility and remaining useful life at least equal to the replaced Aircraft or Airframe or Airframe and one or more Engines, as the case may be, assuming such Aircraft or Airframe or Airframe and one or more Engines, as the case may be, was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof) but only to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Interim Rent or Basic Rent.

          (b) Event of Loss with Respect to an Engine.  Upon the occurrence of
              ---------------------------------------
an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen (15) days after such occurrence) give Lessor written notice thereof and shall, within the earlier of (x) forty-five (45) days after the occurrence of such Event of Loss and (y) the last day of the Term, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which Acceptable Alternate Engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value and utility at least equal to, and being in as

                                                  [Lease Agreement (1994 747 B)]

good an operating condition as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Lease). Prior to or at the time of any such conveyance, Lessee, at its own expense, will
(i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (iii) furnish Lessor with such evidence of Lessor's title to such Acceptable Alternate Engine and of compliance with the insurance provisions of
Section 11 hereof with respect to such Acceptable Alternate Engine as Lessor may reasonably request, (iv) provide an opinion of counsel, which counsel shall be reasonably acceptable to Lessor and the Indenture Trustee, to the Lessor and the Indenture Trustee to the effect that title to such Acceptable Alternate Engine has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such Acceptable Alternate Engine is duly subjected to the Lien of the Trust Indenture. Lessor will (I) comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred and (II) furnish to or at the direction of Lessee, and at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), but only to the extent the same relate to physical damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such Acceptable Alternate Engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Interim Rent or Basic Rent.

                                                  [Lease Agreement (1994 747 B)]

          (c) Application of Payments from Governmental Authorities for
              ---------------------------------------------------------
Requisition of Title, etc.  Any payments (other than insurance proceeds the
--------------------------
application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss, will be applied as follows:

               (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

              (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d) Requisition for Use or Grounding of the Aircraft.  In the event of
              ------------------------------------------------
the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term described in clause (v) or clause (vii) of the definition of Event of Loss or a grounding described in clause (vi) of such definition which Lessor has waived as an Event of Loss pursuant to said clause
(vi) Lessee shall promptly notify Lessor of such

                                                  [Lease Agreement (1994 747 B)]

requisition or grounding, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition or grounding had not occurred. If Lessee shall fail to return the Aircraft (i) on or before the end of the Term as a result of such requisition or grounding by the United States Government or any agency or instrumentality thereof or (ii) within the earlier of the end of the Term or two years after such requisition or grounding by the government of registry of the Aircraft or any agency or instrumentality thereof (other than the United States Government or any agency or instrumentality thereof), such event shall constitute an Event of Loss which shall be deemed to have occurred in the case of clause (i), on the last day of the Term and in the case of clause (ii), on the earlier of the last day of the Term or the expiration of such two-year period, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the end of the Term or if such grounding shall be so continuing, such event shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the end of the Term or the continuation of such grounding at such time, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), against receipt from Lessor, at Lessee's expense, of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from a requisitioning governmental authority for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from a requisitioning governmental authority for the use of such Airframe and Engines or engines after the end of the Term shall

                                                  [Lease Agreement (1994 747 B)]

be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is deemed an Event of Loss hereunder, in which case such payments shall be made to Lessee.

          (e) Requisition for Use of an Engine by the United States Government
              ----------------------------------------------------------------
or the Government of Registry of the Aircraft.  In the event of the requisition
---------------------------------------------
for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine as of the requisition date. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

          (f) Application of Payments During Existence of Events of Default.
              -------------------------------------------------------------
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default or a
Section 14(a), (b), (f) or (g) Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11.  Insurance.  (a)  Public Liability and Property Damage
                       ---------        ------------------------------------
Insurance.  (1) Except as provided in clause (2) of this Section 11(a), and
---------
subject to self-insurance to the extent permitted by Section 11(d) hereof, Lessee will carry or cause to be carried throughout the Term with respect to the Aircraft at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) (and including, without limitation, aircraft war risk and hijacking insurance, if and to the extent the same is maintained by Lessee (or any Sublessee) with respect to other aircraft owned or leased, and operated, by Lessee (or such Sublessee) on the same routes) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to

                                                  [Lease Agreement (1994 747 B)]

time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (y) $500,000,000 per occurrence, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft, and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $500,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 747-400 aircraft owned or leased, and operated by Lessee.

          (2) During any period that the Airframe or any Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by
Section 11(d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation.

          (b) Insurance Against Loss or Damage to the Aircraft.  (1)  Except as
              ------------------------------------------------
provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) hereof permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, aircraft war risk, allied perils and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or any Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent

                                                  [Lease Agreement (1994 747 B)]

permitted by Section 11(d) hereof) not less than the Stipulated Loss Value for the Aircraft; and provided further, that, subject to compliance with Section 11(d) hereof, such all-risk property damage insurance covering Engines and Parts while temporarily removed from the Airframe or an airframe or (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

          Except during a period when a Section 14(a), (b), (f) or (g) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied as follows:

          (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a) hereof, such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) hereof with respect to the Event of Loss for which such payments are made; and

                                                  [Lease Agreement (1994 747 B)]

          (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) hereof with respect to the Event of Loss for which such payments are made.

          (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d) hereof, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 11(d) hereof, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) Reports, etc.  Lessee will furnish, or cause to be furnished, to
              -------------
Lessor, the Indenture Trustee, the Owner Participant and, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant on or before the Delivery Date, and each annual anniversary of the Delivery Date during the Term, a report, signed by Rollins Hudig Hall of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may act as Lessee's insurance brokers on a regular basis (the "Insurance Broker"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types, insure against such risks and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion only for material additional cost; and provided that all information contained in the foregoing report shall not be made available by Lessor, the

                                                  [Lease Agreement (1994 747 B)]

Indenture Trustee, the Original Loan Participant or the Owner Participant to anyone except (A) prospective and permitted transferees of Lessor's, the Owner Participant's, the Original Loan Participant's or the Indenture Trustee's interest or their respective Affiliates, counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) Lessor's, Owner Participant's, the Original Loan Participant's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee, the Owner Participant, and, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (10 days in the case of lapse for nonpayment of premium and 7 days in the case of war risk and allied perils coverage) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Owner Participant, the Indenture Trustee or, so long as the Original Loan Participant shall hold any Loan Certificate, the Original Loan Participant may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Owner Participant, the Indenture Trustee or the Original Loan Participant, as Supplemental Rent, for the cost thereof to

                                                  [Lease Agreement (1994 747 B)]

Lessor, the Owner Participant, the Original Loan Participant or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor, the Owner Participant, the Original Loan Participant or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d) Self-Insurance.  Lessee may self-insure the risks required to be
              --------------
insured against pursuant to this Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Sections 11(a) and 11(b) hereof exceed for any calendar year, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

          (e) Additional Insurance by Lessor and Lessee.  Lessee (and any
              -----------------------------------------
Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11. The Lessor or the Owner Participant may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or the cost thereof.

          (f) Indemnification by Government in Lieu of Insurance.
              --------------------------------------------------
Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, the obligations of which are supported by the full faith and credit of the federal government of the United States, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of and with terms that are at least as favorable to the beneficiaries as, insurance against such risk

                                                  [Lease Agreement (1994 747 B)]

otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d) hereof).

          (g) Application of Payments During Existence of a Default.  Any amount
              -----------------------------------------------------
referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default or a Section 14(a),
(b), (f) or (g) Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if such Default or Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any Event of Default or Section 14(a), (b), (f) or (g) Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h) Terms of Insurance Policies.  Any policies carried in accordance
              ---------------------------
with Sections 11(a) and 11(b) hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d) hereof, (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty (30) days (ten (10) days in the case of lapse for nonpayment of premium and seven (7) days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance or any application thereof shall not be invalidated by any action or inaction of Lessee (or any Sublessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee) or by any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the

                                                  [Lease Agreement (1994 747 B)]

provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that (i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $4,000,000, the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall be in effect, the Indenture Trustee), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any such loss for which proceeds are $4,000,000 or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Section 14(a), (b), (f) or (g) Default or any Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.

          SECTION 12.  Inspection.  At reasonable times, and upon reasonable
                       ----------
prior notice (or, during the continuance of an Event of Default or a Section 14(a), (b), (f) or (g) Default upon three day's prior written notice), the Owner Participant or the Indenture Trustee or their respective authorized representatives, may inspect the Aircraft (provided, however, that such inspections by the Owner Participant or the Indenture Trustee or their respective authorized representatives shall, in regard to each of the Owner Participant and the Indenture Trustee be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of a Default or an Event of Default and (if Lessee has not irrevocably committed to purchase the Aircraft or renew the Lease) except as may be required to permit prospective purchasers to inspect the Aircraft during the period commencing 120 days before the end of the Term, when such inspection right shall not be so limited) and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Owner Participant's or the Indenture Trustee's risk and expense, as the case may be (unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and

                                                  [Lease Agreement (1994 747 B)]

be continuing in which case such inspection shall be at Lessee's expense)) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor and to prospective and permitted transferees of Lessor's, the Owner Participant's or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, and (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor, the Owner Participant or the Indenture Trustee; provided, however, that any such Person shall in good faith endeavor to limit any and all disclosures permitted by clauses (C) and (D) above to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's normal safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a "C" check or maintenance visit when a panel, bay or the like is scheduled or required to be opened), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe a "C" check or a scheduled heavy maintenance visit to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such "C" check or heavy maintenance visit to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such "C" check or heavy maintenance visit; provided that the Owner Participant's authorized representative shall merely observe such "C" check or heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the "C" check or heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such "C" check or heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any

                                                  [Lease Agreement (1994 747 B)]

liability or obligations by reason of making or not making any such inspection.

          SECTION 13.  Assignment.  Except as otherwise provided in the
                       ----------
Operative Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft or its obligations under the Lease except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          SECTION 14.  Events of Default.  Each of the following events shall
                       -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall not have made a payment of Interim Rent, Basic Rent, Stipulated Loss Value, Termination Value or Break Amount or payments with respect to the purchase price of the Aircraft pursuant to Section 19(b) within 5 days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates, 10 days) after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value and Break Amount) after the same shall have become due and such failure shall continue for 10 days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates 15 days) after Lessee's receipt of written demand therefor by the party entitled thereto; or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance, or government indemnities, as the case may be, required to be maintained in accordance with the provisions of Section 11 hereof; or

          (d) Lessee shall have failed to perform or observe (or cause to be performed and observed) in any material respect any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice

                                                  [Lease Agreement (1994 747 B)]

thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty (30) day period but is curable with future diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within 90 days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates 180 days); or

          (e) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (f) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates, 90 consecutive days) or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive (or in the event that the Original Loan Participant shall no longer hold any Loan Certificates, 90 consecutive days) days after the date of entry thereof; or

                                                  [Lease Agreement (1994 747 B)]

          (g) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (h) Lessee shall fail to maintain its status as a U.S. Air Carrier, and such failure shall continue for five (5) consecutive Business Days; provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

          SECTION 15.  Remedies.  Upon the occurrence of any Event of Default
                       --------
and at any time thereafter so long as any such Event of Default shall not have been remedied, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as such Event of Default shall be continuing, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

                                                  [Lease Agreement (1994 747 B)]

               (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 hereof as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, (and, at Lessor's option, store the same at Lessee's premises at Lessee's expense until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

               (b) sell the Aircraft, the Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

               (c) hold, keep idle or lease to others the Aircraft, the Airframe or any Engine or any Part thereof, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which Lessee shall have been deprived of use of the Aircraft pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft to any Person other than Lessee;

               (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten (10) days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Commencement Date or the Lease Period Date, as the case may be, specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so

                                                  [Lease Agreement (1994 747 B)]

     specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (with interest thereon at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the aggregate unpaid Basic Rent for the Aircraft, discounting such aggregate unpaid Basic Rent to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Debt Rate, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

               (e) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value date on or immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount;

               (f) rescind or terminate this Lease Agreement; and/or

               (g) exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For purposes of paragraph (d) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be,

                                                  [Lease Agreement (1994 747 B)]

which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser (it being understood that any appraiser will not assume that such a lessee or purchaser exists), as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. The cost of such appraisal shall be borne by the Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, Break Amount, if any, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Indenture Trustee, the Certificate Holders and the Owner Participant in connection with any default or the exercise of remedies hereunder including the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee, a Certificate Holder or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least ten (10) days' prior written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale; provided, however, that Lessee may not bid at any such public sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any right now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use the Aircraft or Parts thereof in mitigation of Lessor's damages as set forth

                                                  [Lease Agreement (1994 747 B)]

in this Section 15 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 15.

          SECTION 16.  Lessee's Cooperation Concerning Certain Matters.  (a)
                       -----------------------------------------------
Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable; provided, however, that any such document will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Document.

          (b) Lessee will furnish to Lessor, the Indenture Trustee, the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) and the Owner
Participant:

               (i) Quarterly Statements - As soon as practicable after the end
                   --------------------
     of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within 60 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such quarter setting forth in comparative form the amounts for the end of the corresponding period of the preceding fiscal year,

                    (2) consolidated statements of income and retained earnings of Lessee for such quarterly period,

                                                  [Lease Agreement (1994 747 B)]

          setting forth in comparative form the amounts for the corresponding period of the preceding fiscal year, and

                    (3) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amounts for the corresponding period of the preceding fiscal year;

              (ii) Annual Statements - As soon as practicable after the end of
                   -----------------
     each fiscal year, and in any event within 120 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such year, and

                    (2) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

              (iii)  SEC Reports - Promptly upon their becoming available, one
                     -----------
     copy of each financial statement, report, or proxy statement sent by UAL Corporation to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by Lessee or UAL Corporation with the Securities and Exchange Commission or any successor agency; and

              (iv) Notice of Default or Claimed Default -Immediately upon an
                   ------------------------------------
     officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written notice specifying the nature of the Default, Event of Default, or claimed default and any such notice given or action taken by Lessor and what action Lessee is taking or proposes to take with respect thereto.

          (c) Commencing in 1995, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the

                                                  [Lease Agreement (1994 747 B)]

principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.

          SECTION 17.  Notices.  All notices required under the terms and
                       -------
provisions hereof shall be in writing (including telex, telecopier, or similar writing) and shall be effective (a) if given by telecopier, when transmitted and the appropriate confirmation received; provided, that any such notice is confirmed by certified mail, (b) if given by certified mail upon receipt, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received, addressed:

               (i) if to Lessee, at P. O. Box 66100, Chicago, Illinois 60666, (or, if given by overnight delivery service, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telex or telecopier number as Lessee shall from time to time designate in writing to Lessor;

               (ii) if to Lessor, at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department, telecopier number (801) 246-5053 or telex number 3789450 (Answerback: FIRSTSECBK), or to such other address or telex or telecopier number as Lessor shall from time to time designate in writing to Lessee; and

               (iii) if to the Indenture Trustee, the Owner Participant or the Original Loan Participant, addressed to the Indenture Trustee, the Owner Participant or the Original Loan Participant at such address or telex or telecopier number as the Indenture Trustee, the Owner Participant or the Original Loan Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or the Original Loan Participant at its address or telecopier number set forth in Schedule I to the Participation Agreement.

A copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant.

                                                  [Lease Agreement (1994 747 B)]

          SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.
                       -----------------------------------------

          (a) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(e). Except as provided in Section 3(f) hereof, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and Lessee shall have no right to reduce or set-off against payments of Rent except as expressly set forth in Section 3(f) hereof. Notwithstanding anything contained in this Section 18(a) to the contrary, all payments of Rent made to the Indenture Trustee shall be in an amount which is at least sufficient to pay in full, as of the date of payment thereof, the amount of principal of, and any accrued and unpaid interest on, the outstanding Loan Certificates, together with Break Amount, if any, thereon and any other amounts due the Original Loan Participant under the Trust Indenture, if any, and, in any event, such amounts shall not be subject to set-off hereunder.

          (b) Except as otherwise expressly provided, this Lease shall not terminate nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, abatement, recoupment, deduction, defense or other right which Lessee may have against Lessor (in its individual capacity or as Owner Trustee under the Trust Agreement), the Indenture Trustee, the Participants, the Certificate Holders, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions),
(B) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (C) the loss or theft of any portion of the Airframe or any Engine, (D) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (E) the cessation, prohibition, limitation or restriction of the Lessee's (or any Sublessee's) use of all or any part of the Airframe or any Engine, or the interference with such use by any Person, (F) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine or the failure of this Lease to demise to the Lessee the Airframe or any Engine or any portion thereof, (G) the Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express

                                                  [Lease Agreement (1994 747 B)]

provision of this Lease, (H) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use for any purpose of the Airframe or any Engine or any portion thereof, (I) any defect in the title to, or registration of or the existence of any Liens or rights of others whatsoever with respect to, the Airframe or any Engine or any portion thereof, (J) any insolvency, bankruptcy, reorganization or similar proceedings by or against any Sublessee or any Person,
(K) any breach, default or misrepresentation by the Lessor, any Participant or the Indenture Trustee of their respective warranties, agreements or covenants contained in this Lease or any other Operative Document or any of the documents referred to herein or therein, (L) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same, or (M) any other circumstance, happening or act whatsoever, whether or not unforeseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until this Lease shall have terminated in accordance with its terms upon payment by Lessee of all sums payable by Lessee hereunder and performance by Lessee of all obligations required to be performed by Lessee hereunder.

          The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or the Owner Participant or of any assignee of the Lessor or the Owner Participant or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

          Except as expressly provided herein, the Lessee waives, to the fullest extent permitted by law, all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.

                                                  [Lease Agreement (1994 747 B)]

          SECTION 19.  Renewal Options; Purchase Options; Valuation.  (a)
                       --------------------------------------------
Renewal Options.
---------------

               (1) Fixed Renewal Term.  Not less than 120 days, and not more
                   ------------------
     than 360 days, before the end of the Basic Term, Lessee may, so long as no Event of Default or Section 14(a), (b), (f) or (g) Default has occurred and is continuing, deliver to Lessor an irrevocable written notice (which at the option of Lessee made at any time prior to 30 days prior to the end of the Basic Term may be deemed a notice to exercise the applicable purchase option set forth in Section 19(b) hereof) electing to renew this Lease for a single term having a duration of one year commencing at the end of the Basic Term for a Basic Rent as determined below (such term being herein referred to as the "Fixed Renewal Term"). The annual Basic Rent payable during the Fixed Renewal Term shall be equal to one-half of the average annual Basic Rent payments for the Aircraft over the Basic Term.

               (2) Fair Market Renewal Term.  So long as no Event of Default or
                   ------------------------
     Section 14(a), (b), (f) or (g) Default has occurred and is continuing, Lessee shall have the right to renew this Lease for additional periods of one or more years each (provided any such period shall be in six month increments), commencing at the end of the Basic Term, the Fixed Renewal Term or the preceding Fair Market Renewal Term, as the case may be, each for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (each such renewal term, a "Fair Market Renewal Term"). Lessee shall not be entitled to elect to renew this Lease for any Fair Market Renewal Term if, based upon an appraisal delivered 10 days prior to the end of the Basic Term, Fixed Renewal Term or preceding Fair Market Renewal Term, as the case may be, at the expiration of such Fair Market Renewal Term, (i) the remaining useful life of the Aircraft would be less than 20% of the total useful life of the Aircraft at the commencement of such Fair Market Renewal Term as determined by the appraiser or (ii) the residual value of the Aircraft, as determined by the appraiser, would be less than 20% of the fair market sales value of the Aircraft as of the commencement of such Fair Market Renewal Term. Each such option to renew shall be exercised upon delivery by Lessee to Lessor of an irrevocable written notice of Lessee's intent to renew the Lease at least 120 days, and not more than 360 days, prior to the commencement of such Fair Market Renewal Term (which at the option of Lessee made at any time prior to 30 days prior to the anticipated commencement of the Fair Market Renewal Term may be deemed a

                                                  [Lease Agreement (1994 747 B)]

     notice to exercise the applicable purchase option in Section 19(b) hereof).

               (3) Waiver.  If no written notice is delivered by Lessee to
                   ------
     Lessor pursuant to Section 19(a)(1) or (2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

               (4) Conditions Precedent, Payment of Basic Rent.  At the end of
                   -------------------------------------------
     the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, (i) this Lease shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in advance or in arrears as was the basis of the Basic Rent being paid immediately prior to such Renewal Term, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term.

               (5) Stipulated Loss Value.  The amounts payable in respect of
                   ---------------------
     Stipulated Loss Value during any Renewal Term with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term. In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value for any Renewal Term no effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b) Purchase Options.  Lessee shall have the option, upon at least 120
              ----------------
days, and not more than 360 days, prior written irrevocable notice to Lessor (each a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft (which, with respect to clauses (2) and (3) below, at the option of Lessee made at any time prior to 30 days prior to the applicable Purchase Option Date may be deemed a notice to exercise the applicable renewal option pursuant to Section 19(a)(1) or 19(a)(2) as Lessee may designate):

               (1) on the EBO Date for a purchase price equal to that percentage of Lessor's Cost set forth on Exhibit H hereto as the EBO Percentage (the "EBO Percentage");

                                                  [Lease Agreement (1994 747 B)]

               (2) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

               (3) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Notwithstanding the foregoing, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Break Amount, if any) of and accrued and unpaid interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds of the full amount of the purchase price plus all Basic Rent due on or prior to such purchase date (unless denominated "advance" rental), all Supplemental Rent due on or prior to such Purchase Option Date (including amounts equal to Break Amount, if any) and payment of any other amounts then due hereunder (including all reasonable costs or expenses of Lessor in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft. Notwithstanding the foregoing, Lessee may, in accordance with
Section 8(r) of the Participation Agreement, assume the principal amount of the Loan Certificates then outstanding on any applicable Purchase Option Date in which event Lessee shall receive a credit against the purchase price otherwise payable pursuant to the preceding two sentences in an amount equal to the principal amount so assumed.

          (c) Valuation.  At any time not earlier than 360 days prior to the
              ---------
date on which Lessee may purchase the Aircraft pursuant to Section 9(a) or 19(b) hereof or renew this Lease pursuant to Section 19(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value, Fair Market Sales Value or the permissible length of a Fair Market Renewal Term, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with
Section 7(a)(1) and Section 8, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer)

                                                  [Lease Agreement (1994 747 B)]

under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and giving no effect to the purchase and renewal options of Lessee provided in this Lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value, Fair Market Sales Value or the permissible length of a Fair Market Renewal Term of the Aircraft. If the parties have not so agreed by 180 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within five Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such five-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within ten Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered its appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto.
Lessee shall pay all expenses relating to such appraisal procedure, except that Lessee and Lessor shall equally bear all expenses relating to such appraisal procedure if such appraisal is conducted in connection with Lessee's exercise of any purchase option pursuant to Section 19(b)(2) or 19(b)(3) or any renewal option under Section 19(a).

                                                  [Lease Agreement (1994 747 B)]

          SECTION 20.  Security for Lessor's Obligation to Certificate Holders.
                       -------------------------------------------------------
In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and to mortgage the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease (except for Excluded Payments) pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Indenture Trustee, and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance.
Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Indenture Trustee (except as provided in Section 6.08 of the Trust Indenture), and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.

          SECTION 21.  Lessor's Right to Perform for Lessee.  If Lessee fails to
                       ------------------------------------
make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so (and shall not be obligated to continue to so perform or notify any party that it is to cease to so perform), and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the

                                                  [Lease Agreement (1994 747 B)]

performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 22.  Investment of Security Funds; Liability of Lessor
                       -------------------------------------------------
Limited.  (a)  Investment of Security Funds.  Any moneys held by Lessor as
               ----------------------------
security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee (or in the event an Event of Default or a Section 14(a), (b), (f) or (g) Default has occurred and is continuing, Lessor) may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 with any of the obligations described in clause (i) through (iv) as collateral. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or an Event of Default shall have occurred and be continuing. If an Event of Default or a Section 14(a), (b), (f) or (g) Default shall have occurred and be continuing, Lessor or if the Trust Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due, and once all such Defaults and Events of Default have been remedied any gain not so applied shall be remitted to Lessee. Lessee shall be responsible for any net loss realized as

                                                  [Lease Agreement (1994 747 B)]

a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b) Liability of Lessor Limited.  It is expressly agreed and
              ---------------------------
understood that, except as expressly set forth herein and in the other Operative Documents, all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

          SECTION 23.  Miscellaneous.  Any provision of this Lease which is
                       -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any Affiliate of Lessee shall file any tax returns in a manner inconsistent with the foregoing or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease has been delivered in the State of Illinois and shall in all respects be governed by and construed in accordance with, the internal laws of the State of Illinois including all matters of construction, validity and performance. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 24.  Successor Trustee.  Lessee agrees that in the case of the
                       -----------------
appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the

                                                  [Lease Agreement (1994 747 B)]

Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.

          SECTION 25.  Bankruptcy.  Lessee hereby acknowledges that Lessor and
                       ----------
the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.

          SECTION 26.  Article 2A.  Lessee hereby waives any and all rights and
                       ----------
remedies conferred upon a lessee under Sections 2A-501 through 2A-532 of Article 2A of the Uniform Commercial Code (810 ILCS 5/2A-501 through 5/2A-532); provided, however, that this waiver does not waive any of the rights and remedies of Lessee expressly set forth herein and in the other Operative Documents.

                                 *     *     *

                                                  [Lease Agreement (1994 747 B)]

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.


                                       FIRST SECURITY BANK OF UTAH,
                                         NATIONAL ASSOCIATION, not in its
                                         individual capacity, except as
                                         expressly provided herein, but
                                         solely as Owner Trustee,
                                             Lessor


                                       By_________________________________



                                       UNITED AIR LINES, INC.,
                                             Lessee


                                       By_________________________________
                                           Vice President and Treasurer

                                                  [Lease Agreement (1994 747 B)]

                                   EXHIBIT A


                      LEASE SUPPLEMENT NO. 1 (1994 747 B)
                      -----------------------------------


          LEASE SUPPLEMENT No. 1 (1994 747 B), dated August __, 1994, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1994 747 B), dated as of August 1, 1994, between the beneficiary named therein, as Owner Participant, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Lease Agreement (1994 747 B), dated as of August 1, 1994, relating to one Boeing 747-451 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document./1/

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 (1994 747 B) dated August __, 1994, has been recorded by the Federal Aviation Administration on August __, 1994, as one document and assigned Conveyance No. ______./2/

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

               1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing 747-451 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

____________________
          /1/This language for Lease Supplement No. 1.

          /2/This language for other Lease Supplements.

                                                  [Lease Agreement (1994 747 B)]

                    (i) Airframe: U.S. Registration No. N106UA and manufacturer's serial no. 26474; and

                   (ii) Engines: four (4) Pratt & Whitney Model PW4056 engines bearing, respectively, manufacturer's serial nos. P727348, P727349, P727350 and P727351 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

               2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on July 30, 2018.

               3. The Stipulated Loss Value Date shall mean the last calendar day of each calendar month during the Interim Term, Basic Term and any Renewal Term.

               4. Lessee hereby confirms its agreement to pay Lessor Interim Rent and Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

               5. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

               6. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

               7. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


                               *       *       *

                                                  [Lease Agreement (1994 747 B)]

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                                       FIRST SECURITY BANK OF UTAH,
                                         NATIONAL ASSOCIATION, not in its
                                         individual capacity, but solely
                                         as Owner Trustee,
                                             Lessor


                                       By:________________________________
                                       Title:_____________________________



                                       UNITED AIR LINES, INC.,
                                             Lessee


                                       By:________________________________
                                            Vice President and Treasurer



          Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this _____ day of August, 1994./3/


                                       STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                             Indenture Trustee


                                       By_________________________________
                                                 Authorized Officer


____________________
          /3/This language contained in the original counterpart only.

                                                  [Lease Agreement (1994 747 B)]

                                   EXHIBIT B

              INTERIM RENT, BASIC RENT AND EXCESS AMOUNT SCHEDULE
              ---------------------------------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1994 747 B)]


                                   EXHIBIT C

                         STIPULATED LOSS VALUE SCHEDULE
                         ------------------------------


     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1994 747 B)]


                                   EXHIBIT D

                           TERMINATION VALUE SCHEDULE
                           --------------------------


     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                  [Lease Agreement (1994 747 B)]


                                   EXHIBIT E

                             RENT RECALCULATION AND
                          INDEMNIFICATION VERIFICATION
                          ----------------------------


          Any recalculation of Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request (A) Capstar Partners, Inc., or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then Lessee shall notify the Owner Participant of such belief and shall make a good faith effort to reconcile the calculations referred to in (A) above with those of the Owner Participant, provided, that if within ten Business Days after such notification of the Owner Participant, the Lessee and the Owner Participant are unable to reach such a reconciliation, a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E, the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the Stipulated Loss Value Percentages, Termination Value Percentages, EBO Percentage or the indemnity payment in the Owner Participant's last proposed statement in the Owner Participant's favor, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages,

                                                  [Lease Agreement (1994 747 B)]


Termination Value Percentages and EBO Percentage shall be set forth in an amendment to the Lease.

                                                  [Lease Agreement (1994 747 B)]


                                   EXHIBIT F

                        SCHEDULE OF COUNTRIES AUTHORIZED
                      FOR DOMICILE OF PERMITTED SUBLESSEES
                      ------------------------------------


                   Australia                       Japan

                   Austria                         Luxembourg

                   Belgium                       * Mexico

                   Canada                          Netherlands

                   Denmark                         Norway

                   Finland                         Portugal

                   France                          Singapore

                   Germany                         Spain

                   Iceland                         Sweden

                   Ireland                         Switzerland

                   Italy                           United Kingdom

*Only so long as the Original Loan Participant is not a Certificate Holder.

                                                  [Lease Agreement (1994 747 B)]

                                   EXHIBIT G


           SCHEDULE OF COUNTRIES AUTHORIZED FOR AIRCRAFT REGISTRATION
           ----------------------------------------------------------


                   Australia                       Japan

                   Austria                         Luxembourg

                   Belgium                       *  Mexico

                   Canada                           Netherlands

                   Denmark                          Norway

                   Finland                       *  Portugal

                   France                           Singapore

                   Germany                       *  Spain

                   Iceland                          Sweden

                   Ireland                          Switzerland

                   Italy                            United Kingdom

*Only so long as the Original Loan Participant is not a Certificate Holder.

                                                  [Lease Agreement (1994 747 B)]

                                   EXHIBIT H

                   LESSOR'S COST, EBO DATE AND EBO PERCENTAGE
                   ------------------------------------------


Lessor's Cost:

EBO Date/(1)/

EBO Percentage/(1)/
(expressed as a percentage
 of Lessor's Cost)

--------------------------------

                                                  [Lease Agreement (1994 747 B)]

                                   EXHIBIT H

                  LESSOR'S COST, EBO DATE AND EBO PERCENTAGE,


          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT H TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                                               *



                                Aircraft N106UA
--------------------------------------------------------------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                  (1994 747 B)

                             Dated January 31, 1995

                                    Between

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                         Not in its Individual Capacity
                      except as expressly provided herein,
                          but solely as Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee

                       __________________________________

                             United Air Lines, Inc.
                           1994 747 B Equipment Trust
                          One Boeing 747-451 Aircraft

                       __________________________________


--------------------------------------------------------------------------------

As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this First Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

--------------------------------------------------------------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT
                                  (1994 747 B)


          THIS FIRST AMENDMENT TO LEASE AGREEMENT (1994 747 B) dated January 31, 1995 (this "Amendment") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1994 747 B) dated as of August 1, 1994 (the "Original Lease"), as supplemented by Lease Supplement No. 1 (1994 747 B) dated August 1, 1994 ("Lease Supplement No. 1"), in each case, between Lessor and Lessee (the Original Lease as supplemented by Lease Supplement No. 1 being referred to herein as the "Lease").


                                  WITNESSETH:
                                  ----------

          WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease as amended hereby;

          WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, being one (1) Boeing 747-451 aircraft which consists of the following components: (i) Airframe: U.S. Registration No. N106UA, manufacturer's serial no. 26474 and (ii) Engines: four (4) Pratt & Whitney model PW4056 aircraft engines bearing, respectively, manufacturer's serial numbers P727348, P727349, P727350 and P727351;

          WHEREAS, the Lease was recorded by the Federal Aviation Administration on August 8, 1994 and assigned Conveyance No. Y39809;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendment to Exhibit C.  Exhibit C to the Lease is hereby
                      ----------------------
deleted in its entirety and replaced with Exhibit  C attached hereto.

          SECTION 2.  Ratification; References to Lease.  Except as amended
                      ---------------------------------
hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease", "this Agreement", "herein", "hereof" or similar words and phrases referring to the Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to

                [First Amendment to Lease Agreement (1994 747 B)]

be a reference to the Lease or such section or provision as amended pursuant to this Amendment.

          SECTION 3.  Miscellaneous.  Any provision of this Amendment which is
                      -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights under the Lease. The section and paragraph headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Amendment has been delivered in the State of Illinois and shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.


                              *        *        *

                [First Amendment to Lease Agreement (1994 747 B)]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this First Amendment to Lease Agreement to be duly executed on the day and year first above written.

                              FIRST SECURITY BANK OF UTAH,
                                NATIONAL ASSOCIATION, not in its
                                individual capacity, except as
                                expressly provided herein, but
                                solely as Owner Trustee,
                                   Lessor


                              By:________________________________
                                Its:_____________________________


                              UNITED AIR LINES, INC.,
                                    Lessee


                              By:________________________________
                                Its: Vice President and Treasurer


Approved and Consented to:

                              STATE STREET BANK AND TRUST COMPANY
                                OF CONNECTICUT, NATIONAL
                                ASSOCIATION, Indenture Trustee


                              By:________________________________
                                Its:_____________________________

     /1/ Receipt of this original counterpart of the foregoing First Amendment to Lease Agreement is hereby acknowledged on this ____ day of __________, 1995.





                              STATE STREET BANK AND TRUST COMPANY
                                OF CONNECTICUT, NATIONAL
                                ASSOCIATION, Indenture Trustee


                              By:________________________________
                                Its:_____________________________

______________________

     /1/ This language contained in the original counterpart only.

                [First Amendment to Lease Agreement (1994 747 B)]

                                   EXHIBIT C

                         Stipulated Loss Value Schedule


     [FOR PURPOSES OF CONFIDENTIALITY EXHIBIT C IS INTENTIONALLY OMITTED FROM THE COPY OF THE FIRST AMENDMENT TO LEASE AGREEMENT FILED WITH THE FEDERAL AVIATION ADMINISTRATION]

                                                  [Lease Agreement (1994 747 B)]




                                Aircraft N106UA

________________________________________________________________________________


                      SECOND AMENDMENT TO LEASE AGREEMENT

                                  (1994 747 B)

                            Dated February __, 1996

                                    Between

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                         Not in its Individual Capacity
                      except as expressly provided herein,
                          but solely as Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee


                       __________________________________

                             United Air Lines, Inc.
                           1994 747 B Equipment Trust
                          One Boeing 747-451 Aircraft

                       __________________________________


________________________________________________________________________________

As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this Second Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
________________________________________________________________________________

                                                  [Lease Agreement (1994 747 B)]

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  Amendment to Exhibits...........................................   2

SECTION 2.  Amendments to Section 1.........................................   2

SECTION 3.  Amendments to Section 3.........................................   9

SECTION 4.  Amendments to Section 7.........................................  11

SECTION 5.  Amendments to Section 9.........................................  13

SECTION 6.  Amendments to Section 10........................................  17

SECTION 7.  Amendment to Section 11.........................................  20

SECTION 8.  Amendments to Section 14........................................  21

SECTION 9.  Amendment to Section 15.........................................  22

SECTION 10.  Amendment to Section 17........................................  22

SECTION 11.  Amendments to Section 18.......................................  23

SECTION 12.  Amendment to Section 19........................................  23

SECTION 13.  Amendment to Section 20........................................  23

SECTION 14.  Amendment to Section 22........................................  23

SECTION 15.  Ratification; References to Lease..............................  23

SECTION 16.  Miscellaneous..................................................  24

                                                  [Lease Agreement (1994 747 B)]

                      SECOND AMENDMENT TO LEASE AGREEMENT
                                  (1994 747 B)


          THIS SECOND AMENDMENT TO LEASE AGREEMENT (1994 747 B) dated February __, 1996 (this "Amendment") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under that certain Trust Agreement (1994 747 B) dated as of August 1, 1994 (in such capacity, "Lessor"), as assignee of First Security Bank of Utah, National Association ("Original Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1994 747 B) dated as of August 1, 1994 (the "Original Lease") between Lessee and Original Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 (1994 747 B) dated August 1, 1994 ("Lease Supplement No. 1") and as amended by that certain First Amendment to Lease Agreement (1994 747 B) dated January 31, 1995 (the "First Amendment to Lease Agreement"), in each case between Original Lessor and Lessee, being referred to herein as the "Lease").


                                  WITNESSETH:
                                  ----------

          WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease; and

          WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N106UA, Manufacturer's serial no. 26474; and (ii) Engines: four
(4) Pratt & Whitney model PW4056 aircraft engines bearing, respectively, manufacturer's serial numbers P727348, P727349, P727350 and P727351; and

          WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on August 8, 1994 and assigned Conveyance No. Y39809; and

          WHEREAS, the Original Lease was amended by the First Amendment to Lease Agreement, a counterpart of which was recorded by the Federal Aviation Administration on April 12, 1995 and assigned Conveyance No. KK19947;

          WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 747 B) dated January __, 1996 between the Owner Trustee and the Original Owner Trustee, the Original Owner Trustee assigned to the Owner Trustee, and the Owner

                              [Second Amendment to Lease Agreement (1994 747 B)]

Trustee assumed, all of the obligations of the Original Owner Trustee under the Operative Documents); and

          WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendment to Exhibits.  Exhibits B, C, D and H to the
                      ---------------------
Lease are hereby deleted in their entirety and replaced with Exhibits B, C, D and H respectively, to this Amendment.

          SECTION 2.  Amendments to Section 1.  Section 1 of the Lease is hereby
                      -----------------------
amended in the following manner:

          (a) The following defined terms are hereby added to Section 1 in alphabetical order:

               ""Assignment and Assumption Agreements" means each of (i) that certain Owner Trustee Assignment and Assumption Agreement (1994 747 B) dated as of January __, 1996, between the Owner Trustee and the Original Owner Trustee and (ii) that certain Indenture Trustee Assignment and Assumption Agreement (1994 747 B) dated as of January __, 1996 between the Original Indenture Trustee and the Indenture Trustee."

               ""Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code."

               ""Citizen of the United States" has the meaning given such term in Section 40102(a)(15) of Title 49 of the United States Code."

               ""Effective Date" means the Section 20 Refinancing Date."

               ""First Amendment to Participation Agreement" means that certain First Amendment to Participation

                              [Second Amendment to Lease Agreement (1994 747 B)]


          Agreement (1994 747 B) dated February __, 1996 by and among Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee."

               ""First Amendment to Tax Indemnity Agreement" means that certain First Amendment to Tax Indemnity Agreement (1994 747 B) dated February __, 1996 by and between Lessee and the Owner Participant."

               ""First Amendment to Trust Agreement" means that certain First Amendment to Trust Agreement (1994 747 B) dated February __, 1996 by and between the Owner Trustee and the Owner Participant."

               ""Original Certificate Holder" has the meaning ascribed to the term "Certificate Holder" in the Original Indenture."

               ""Original Indenture" means the Trust Indenture and Security Agreement (1994 747 B) dated as of August 1, 1994 as supplemented by Trust Agreement and Trust Indenture and Security Agreement Supplement (1994 747 B) No. 1 dated August 1, 1994, between the Original Owner Trustee and the Original Indenture Trustee."

               ""Original Indenture Trustee" means State Street   Bank and Trust
          Company of Connecticut, National     Association."

               ""Original Loan Certificates" has the meaning ascribed to the term "Loan Certificates" in the Original Indenture."

               ""Original Owner Trustee" means First Security Bank of Utah, National Association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated."

               ""Owner Trustee Parent" means State Street Bank and Trust Company, a Massachusetts trust company.

               ""Owner Trustee Parent Guaranty" means the guaranty of the Owner Trustee's obligations under the Operative Documents as delivered by the Owner Trustee Parent in connection with the assumption by the Owner Trustee of the Original Owner Trustee's obligations under the Trust Agreement.

                              [Second Amendment to Lease Agreement (1994 747 B)]


               ""Pass Through Certificates" means any of the Pass Through Certificates issued pursuant to any of the Pass Through Trust Agreements."

               ""Pass Through Trust" means each pass through trust created pursuant to a Pass Through Trust Agreement."

               ""Pass Through Trust Agreements" means the Pass Through Trust Agreement dated as of February 1, 1992 as amended and restated as of May 1, 1995, in each case between the Lessee and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by each of the two separate Pass Through Trust Supplements, in each case between the Lessee and the Pass Through Trustee, and as the same may be further modified, amended or supplemented pursuant to the applicable provisions thereof and the Participation Agreement."

               ""Pass Through Trustee" shall mean First Security Bank of Utah, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Agreement, and each other Person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement."

               ""Pass Through Trust Supplement" means each of the two separate Trust Supplements Nos. 1996-A1 and 1996-A2, in each case dated as of February 1, 1996 between Lessee and the Pass Through Trustee."

               ""Premium" has the meaning assigned to the term in Section 6.01(b) of the Trust Indenture."

               ""Redemption and Refinancing Agreement" means that certain Redemption and Refinancing Agreement (1994 747 B) dated as of February 1, 1996 by and among Lessee, the Owner Participant, the Original Loan Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee, as the same may be modified, amended or supplemented from time to time in accordance with the applicable provisions thereof."

               ""Redemption Date" has the meaning set forth in the Trust Indenture."

               ""Second Amendment to Lease Agreement" means that certain Second Amendment to Lease Agreement (1994 747

                              [Second Amendment to Lease Agreement (1994 747 B)]


          B) dated February __, 1996 by and between Lessee and Lessor."

               ""Section 20 Refinancing Date" means February __, 1996."

               ""Series 1994 747 B Certificate" has the meaning set forth in the Trust Indenture."

          (b) The definition of "Additional Insured" is hereby amended to be and read in its entirety as follows:

               ""Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee and Lessee in its capacity as sublessor under any Sublease and each of the respective Affiliates, directors, officers, employees, servants and agents of each of the foregoing."

          (c) The definition of "Basic Rent" is hereby amended to be and read in its entirety as follows:

               ""Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as adjusted as provided in
          Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19 hereof."

          (d) The definition of "Break Amount" is hereby amended to be and read in its entirety as follows:

               ""Break Amount" has the meaning set forth in the Original Indenture."

          (e) The definition of "Business Day" is hereby amended to be and read in its entirety as follows:

               ""Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York City, New York, and the city and state in which the principal place of business of the Owner Trustee is located, and, so long as any Loan Certificate is outstanding, the city and state in which the principal place of business of the Indenture Trustee is located and the city and state in which the Indenture Trustee receives and disburses funds."

                              [Second Amendment to Lease Agreement (1994 747 B)]


          (f) The definition of "Certificate Holder" is hereby amended to be and read in its entirety as follows:

               ""Certificate Holder" has the meaning ascribed to the term "Holder" in the Trust Indenture."

          (g) The definition of "Corporate Trust Department is hereby amended to be and read in its entirety as follows:

               ""Corporate Trust Department" means the principal office of the Indenture Trustee located at 79 S. Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Owner Trustee and each Certificate Holder."

          (h) The definition of "Expenses" is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (i) The definition of "Federal Aviation Act" is hereby amended to be and read in its entirety as follows:

               ""Federal Aviation Act" means the sections of Title 49 of the United States Code relating to aviation, as amended."

          (j) The definition of "Indemnitees" is hereby amended to be and read in its entirety as follows:

               ""Indemnitees" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture and each Pass Through Trustee (so long as the Pass Through Trustees are Certificate Holders), (ii) each of their respective Affiliates, and (iii) the respective successors, permitted assigns, directors, trustees, officers, employees, servants and agents of the Persons described in clauses (i) and (ii)."

          (k) The definition of "Lessee Documents" is hereby amended to be and read in its entirety as follows:

                              [Second Amendment to Lease Agreement (1994 747 B)]


               ""Lessee Documents" means the Participation Agreement, the Redemption and Refinancing Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Tax Indemnity Agreement and any other document executed by Lessee in connection with the transactions contemplated by the Participation Agreement."

          (l) The definition of "Lessor Liens" is hereby amended to be and read as follows:

               ""Lessor Lien" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents,
          (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, National Association, in its individual capacity under the Participation Agreement, Lease Agreement or the Tax Indemnity Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to the Trust Indenture (other than a transfer pursuant to Article VIII of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Section 8, 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in
          Section 15 hereof); provided, however, that any Lien which is attributable solely to State Street Bank and Trust Company of Connecticut, National Association or the Owner Participant and would otherwise constitute a

                              [Second Amendment to Lease Agreement (1994 747 B)]


          Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company of Connecticut, National Association or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders."

          (m) The definition of "Loan Certificate" is hereby amended to be and read in its entirety as follows:

               ""Loan Certificate" has the meaning assigned to the term "Certificate" in the Trust Indenture."

          (n) The definition of "Operative Documents" is hereby amended to be and read in its entirety as follows:

               ""Operative Documents" means this Lease (including any Lease Supplement); the Participation Agreement; the Redemption and Refinancing Agreement; the Tax Indemnity Agreement; the Trust Agreement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; any Trust Supplement; the Owner Trustee Parent Guaranty; the Loan Certificates outstanding at the time of reference; the Assignment and Assumption Agreements; and the Consent and Agreement."

          (o) The definition of "Stipulated Loss Value Date" is hereby amended by deleting the last sentence thereof in its entirety.

          (p) The definition of "Supplemental Rent" is hereby amended by deleting the words "Break Amount, if any, amounts payable under Section
     2.17 of the Trust Indenture" which

                              [Second Amendment to Lease Agreement (1994 747 B)]


     appear therein and inserting the words "Premium, if any," in lieu thereof.

          (q) The definition of "Termination Value" is hereby amended by deleting the last sentence thereof in its entirety.

          (r) The definition of "Trust Indenture" is hereby amended to be and read in its entirety as follows:

               ""Trust Indenture" means that certain Amended and Restated Trust Indenture and Security Agreement (1994 747 B) dated as of February 1, 1996 between the Owner Trustee and the Indenture Trustee, which amends and restates the Original Indenture, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof."

          (s) The definition of "Trust Office" is hereby amended to be and read in its entirety as follows:

               ""Trust Office" means the principal corporate trust office of the Owner Trustee located at 750 South Main Street, Suite 1114, Hartford, Connecticut 06103, Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Owner Participant, the Indenture Trustee and each Certificate Holder."

          (t) The definition of "U.S. Air Carrier" is hereby deleted in its entirety.

          SECTION 3.  Amendments to Section 3.  Section 3 of the Lease is hereby
                      -----------------------
amended in the following manner:

          (a) The final paragraph of Section 3(b) is hereby deleted in its entirety.

          (b) Section 3(c)(i)(A) is hereby amended by deleting the reference to "0.75%" which appears therein and inserting a reference to "[1.480]%" in lieu thereof.

                              [Second Amendment to Lease Agreement (1994 747 B)]


          (c) The first sentence of Section 3(c)(iii) is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (d) Section 3(d) is hereby amended to be and read in its entirety as follows:

               "(d)  Supplemental Rent.  Lessee shall pay (or cause to be paid)
                     -----------------
          promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value or EBO Percentage as the same shall become due and owing and all other amounts of Supplemental Rent within five (5) Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Premium, if any, as and when any such Premium shall be due and payable; provided, however, that Lessee shall have no obligation to pay to Lessor any Premium payable under Section 6.01 or 6.02 of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder. Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Interim Rent or Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid."

          (e) Section 3(e) is hereby amended to be and read in its entirety as follows:

               "(e)  Payments in General.  All payments of Rent (other than
                     -------------------
          Excluded Payments) payable to Lessor shall be made directly by Lessee by wire transfer in immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 750 Main Street, Hartford, Connecticut

                              [Second Amendment to Lease Agreement (1994 747 B)]


          06103, Attention: Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, however, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee hereby agrees, that all Basic Rent, Prepaid Rent and Supplemental Rent (to the extent payable to the Indenture Trustee or the Holders pursuant to the terms of the Operative Documents) and all other amounts (other than Excluded Payments) to be paid or held by the Lessor pursuant to the Operative Documents shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) or otherwise at the offices of the Indenture Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (or such other office of the Indenture Trustee in the continental United States or such other account as the Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

               Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day, and no interest shall accrue on the amount of such payment if such payment is made on such next succeeding Business Day."

          (f) Section 3(g) is hereby amended to be and read in its entirety as follows:

               "(g)  [Intentionally Reserved for Potential Future Use.]"

          SECTION 4.  Amendments to Section 7.  Section 7 of the Lease is hereby
                      -----------------------
amended as follows:

               (a) Clause (viii) of Section 7(b) is hereby amended to be and read in its entirety as follows:

               "(viii) so long as the Sublessee is not subject to a proceeding or final order under applicable

                              [Second Amendment to Lease Agreement (1994 747 B)]


          bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time (subject to the notice requirements specified in the second to last paragraph of this clause
          (b)), enter into a Sublease with (1) a Certificated Air Carrier, (2) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any Permitted Sublessee or (3) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld; provided, however, that (A) no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms thereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such Sublease, (B) in the case of a Sublease under subclause
          (2) or (3) above, on the date of such Sublease, the United States and the country in which such Permitted Sublessee or Person, as the case may be, is domiciled and principally located maintain normal diplomatic relations (which for purposes of this clause (viii) shall include Taiwan and any other country that is similarly situated), (C) prior to entering into such Sublease, Lessee shall provide assurances reasonably satisfactory to Lessor to the effect that the provisions of
          Section 11 hereof have been complied with after giving effect to such Sublease and (D) in the case of a Sublease described in subclause (3) above, if the country of domicile of the proposed sublessee at the time of such subleasing has not unqualifiedly ratified the Geneva Convention for International Recognition of Rights in Aircraft, the Lessee shall provide Lessor an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to Lessor, to the effect that the country in which such sublessee has its principal office and domicile would give effect to (i) the title of Lessor in and to the Aircraft, (ii) the registry of the Aircraft in the name of Lessor (or Lessee or Sublessee, as "lessee" or "sublessee" as appropriate) and
          (iii) the priority and validity of the Lien of the Trust Indenture."

          (b) The first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                              [Second Amendment to Lease Agreement (1994 747 B)]


          "(c)  Insignia.  On or prior to the Delivery Date, or as soon
                --------
          thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                  Leased From

                    State Street Bank and Trust Company of
                    Connecticut, National Association, not in its individual capacity but solely as Owner
                    Trustee, Owner and Lessor

          and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

                    First Security Bank of Utah, National
                    Association, as Indenture Trustee

          (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents)."

          SECTION 5.  Amendments to Section 9.  Section 9 of the Lease is hereby
                      -----------------------
amended as follows:

          (a) Section 9(b) is hereby amended to be and read in its entirety as follows:

               "(b)  Termination for Obsolescence/Surplus.  So long as no
                     ------------------------------------
          Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on the third Business Day prior to any Lease Period Date during the Basic Term occurring on or after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date if Lessee shall have made a good faith determination that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. Lessee shall give to Lessor and Indenture Trustee at least one hundred eighty (180) days and not more than 360 days' revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") (i) specifying the date on

                              [Second Amendment to Lease Agreement (1994 747 B)]


          which Lessee intends to terminate this Lease in accordance with this
          Section 9(b) (such specified date, a "Termination Date") and (ii) attaching a certificate of the Treasurer or any more senior financial officer of Lessee which states that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee and sets forth the basis for such determination. If Lessee revokes such Termination Notice, Lessee shall pay to Lessor any and all out-of-pocket expenses of Lessor or the Owner Participant attributable to such revocation. Lessee shall, on not more than two occasions, have the right to revoke a Termination Notice by giving notice to Lessor at least thirty (30) days prior to the proposed Termination Date and, if such Termination Notice is not so revoked, such Termination Notice shall become irrevocable thirty (30) days prior to the Termination Date."

          (b) Section 9(c) is hereby amended to be and read in its entirety as follows:

               "(c)  Sale of the Aircraft.  In the event that Lessee shall have
                     --------------------
          proposed to terminate this Lease under Section 9(b), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five (5) Business Days after receipt thereof and at least ten (10) Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid. After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than eight (8) Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date,

                              [Second Amendment to Lease Agreement (1994 747 B)]


          subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5 hereof, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5 hereof, (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on the basis of maximizing the net
                  ---- ----
          after-tax cash proceeds to Lessor) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) the difference in Dollars, if any, between the proceeds of the sale of the Aircraft so sold, net of out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, and the Termination Value for the Aircraft computed as of the applicable Redemption Date,
          (B) all unpaid Basic Rent due on or prior to such Redemption Date (other than Basic Rent payable in advance on such Redemption Date, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) the Premium, if any, due on the Loan Certificates and upon receiving all such payments referred to in clauses (2) and (3) above Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the

                              [Second Amendment to Lease Agreement (1994 747 B)]


          Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least fifteen (15) Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the applicable Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to the aforesaid Redemption Date as set forth below) pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Redemption Date, plus interest accrued to, or to accrue thereon to but excluding the applicable Redemption Date together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, simultaneously with the payment of the Loan Certificates as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 hereof and shall pay all Basic Rent due on or prior to the Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent due on or prior to such Redemption Date, and Premium, if any, due on the Loan Certificates. If no sale shall have occurred on the Termination Date or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate this Lease is a consequence of the failure of

                              [Second Amendment to Lease Agreement (1994 747 B)]


          Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than two such notices may be given during the Term (not counting any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate (except with respect to amounts that may become payable after such termination date pursuant to Section 7 of the Participation Agreement and the Tax Indemnity Agreement). Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein."

          SECTION 6.  Amendments to Section 10.  Section 10 of the Lease is
                      ------------------------
hereby amended in the following manner:

          (a) Clause (i) of the first sentence of the first paragraph of Section 10(a) is hereby amended to be and read in its entirety as follows:

               "(i) to the extent not previously paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) if, but only if, such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date) plus (C) unpaid Supplemental Rent with

                              [Second Amendment to Lease Agreement (1994 747 B)]


          respect to the Aircraft due on or prior to such Stipulated Loss Value Date plus (D) interest on the amounts described in clauses (A) and (B) above at the Past Due Rate from and including such Stipulated Loss Value Date to, but not including, the date of payment; or"

          (b) The first sentence of the second paragraph of clause 10(a) is hereby amended by deleting the words "(A), (B), (C), (D) and (E)" which appear therein and inserting the words "(A), (B), (C) and (D)" in lieu thereof.

          (c) The first sentence of the third paragraph of Section 10(a) is hereby amended to be and read as follows:

               "In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) as specified in subparagraph (ii) above, Lessee shall, at its own cost and expense, not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss (A) convey or cause to be conveyed to Lessor an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value, utility and remaining useful life and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft, airframe or engine so substituted hereunder shall be of the same make and same or improved model (or in regard to an engine, the same or improved make and model, which engine shall be an Acceptable Alternative Engine) as those initially leased hereunder and
          (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty (as to title) bill of sale and an FAA bill of sale, in form and substance reasonably satisfactory to the Owner Participant, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe was registered at the time of such Event of Loss, and cause a financing

                              [Second Amendment to Lease Agreement (1994 747 B)]


          statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (3) furnish Lessor with such evidence of Lessor's title to such replacement aircraft or airframe or airframe and one or more engines, as the case may be, and of compliance with the insurance provisions of Section 11 with respect to such substituted property as the Owner Participant may reasonably request, (4) provide an opinion of independent tax counsel, selected by the Owner Participant and reasonably satisfactory to Lessee, that such substitution will not result in any adverse Federal income tax consequences to Lessor or Owner Participant, (5) provide Lessor and the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably acceptable to Lessor, in its individual capacity, and the Owner Participant, to the effect that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of
          Section 1110 of the Bankruptcy Code with respect to the aircraft or airframe or airframe and one or more engines, as the case may be, substituted hereunder to the same extent as the Aircraft and (6) provide an opinion of counsel to Lessor, in its individual capacity, the Owner Participant and the Indenture Trustee, which counsel and opinion shall be reasonably acceptable to the Owner Participant, to the effect that title to such replacement aircraft or airframe or airframe and one or more engines, as the case may be, has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such replacement aircraft or airframe or airframe and one or more engines, as the case may be, is duly subjected to the Lien of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, "as-is, where-is," with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of

                              [Second Amendment to Lease Agreement (1994 747 B)]


          sale in form and substance reasonably satisfactory to the Lessee together with a certificate of an independent aircraft engineer or appraiser certifying that the replacement aircraft (or airframe or airframe and one or more engines, as the case may be) has a value, utility and remaining useful life at least equal to the replaced Aircraft or Airframe or Airframe and one or more Engines, as the case may be, assuming such Aircraft or Airframe or Airframe and one or more Engines, as the case may be, was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss."

          SECTION 7.  Amendment to Section 11.  Section 11(c) of the Lease is
                      -----------------------
hereby amended to be and read in its entirety as follows:

               "(c)  Reports, etc.  Lessee will furnish, or cause to be
                     -------------
          furnished, to Lessor, the Indenture Trustee and the Owner Participant on or before the Delivery Date, and each annual anniversary of the Delivery Date during the Term, a report, signed by Rollins Hudig Hall of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may act as Lessee's insurance brokers on a regular basis (the "Insurance Broker"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and
          (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types, insure against such risks and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion only for material additional cost; and provided that no information contained in the foregoing report shall be made available by Lessor, the Indenture Trustee, the Pass Through Trustees or the Owner Participant to anyone except (A) prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest or their respective Affiliates, counsel, independent certified public accountants, independent insurance brokers or other

                              [Second Amendment to Lease Agreement (1994 747 B)]


          agents, who agree to hold such information confidential, (B) Lessor's, Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (10 days in the case of lapse for nonpayment of premium and 7 days in the case of war risk and allied perils coverage) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee and the Owner Participant on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Owner Participant or the Indenture Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Owner Participant or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor, the Owner Participant or the Indenture Trustee, as the case may be; provided,

                              [Second Amendment to Lease Agreement (1994 747 B)]


          however, that no exercise by Lessor, the Owner Participant or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default."

          SECTION 8.  Amendments to Section 14.  Section 14 to the Lease is
                      ------------------------
hereby amended in the following manner:

          (a) Section 14(a) of the Lease is hereby amended to be and read in its entirety as follows:

               "(a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, Premium, if any, payable by the Lessee pursuant to the penultimate sentence of Section 3(d) hereof within 10 days after the same shall have become due; or"

          (b) Section 14(b) of the Lease is hereby amended to be and read in its entirety as follows:

               "(b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value, Premium, if any, payable by the Lessee pursuant to the penultimate sentence of
          Section 3(d) hereof) after the same shall have become due and such failure shall continue for 15 days after Lessee's receipt of written demand therefor; or"

          (c) Section 14(h) of the Lease is hereby amended by deleting the words "U.S. Air Carrier" which appear therein and inserting the words "Certificated Air Carrier" in lieu thereof.

          SECTION 9.  Amendment to Section 15.  The penultimate paragraph of
                      -----------------------
Section 15 of the Lease is hereby amended by deleting the words "Break Amount, if any" which appear therein.

          SECTION 10.  Amendment to Section 17.  Section 17 of the Lease is
                       -----------------------
hereby amended to be and read in its entirety as follows:

               "SECTION 17.  Notices.  All notices required under the terms and
                             -------
          provisions hereof shall be in writing (including telecopier, or similar writing) and shall be effective (a) if given by telecopier, when transmitted and the appropriate confirmation received; provided, that any such notice is confirmed by certified mail,

                              [Second Amendment to Lease Agreement (1994 747 B)]


          (b) if given by certified mail upon receipt and, if given by other means, when received, addressed:

                    (i) if to Lessee, at P.O. Box 66100, Chicago, Illinois 60666, (or, if given by overnight delivery service, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telecopier number as Lessee shall from time to time designate in writing to Lessor;

                    (ii) if to Lessor, at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporate Trust Department, telecopier number (203) 244-1899, or to such other address or telex or telecopier number as Lessor shall from time to time designate in writing to Lessee; and

                    (iii) if to the Indenture Trustee, the Owner Participant or any Pass Through Trustee, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at such address or telecopier number as the Indenture Trustee, the Owner Participant or such Pass Through Trustee shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee, at its address or telecopier number set forth in Schedule I to the Participation Agreement.

     A copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant."

          SECTION 11.  Amendments to Section 18.  The last sentence of Section
                       ------------------------
18(a) of the Lease is hereby amended by deleting the words "Break Amount, if any, thereon and any other amounts due the Original Loan Participant under the Trust Indenture" which appear therein and inserting the word "Premium" in lieu thereof.

          SECTION 12.  Amendment to Section 19.  The last paragraph of Section
                       -----------------------
19(b) is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          SECTION 13.  Amendment to Section 20.  The last sentence of Section 20
                       -----------------------
of the Lease is hereby amended by deleting the reference to "Section 6.08" which appears therein and inserting a reference to "Section 11.06" in lieu thereof.

                              [Second Amendment to Lease Agreement (1994 747 B)]


          SECTION 14.  Amendment to Section 22.  Section 22 of the Lease is
                       -----------------------
hereby amended by deleting the reference to "Standard and Poor's Corporation" which appears therein and inserting a reference to "Standard and Poor's Ratings Services" in lieu thereof.

          SECTION 15.  Ratification; References to Lease.  Except as amended
                       ---------------------------------
hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease," "this Agreement," "herein," "hereof" or similar words and phrases referring to this Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to be a reference to the Lease or such section or provision as amended pursuant to this Amendment.

          SECTION 16.  Miscellaneous.  Any provision of this Amendment which is
                       -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. The Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Amendment has been delivered in the State of Illinois and shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.


                              *        *        *

                              [Second Amendment to Lease Agreement (1994 747 B)]


          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Second Amendment to Lease Agreement to be duly executed on the day and year first above written.

                                       STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL
                                         ASSOCIATION, not in its
                                         individual capacity, but solely
                                         as Owner Trustee,
                                            Lessor


                                       By: ________________________________


                                       UNITED AIR LINES, INC.,
                                            Lessee


                                       By: ________________________________
                                              Vice President and Treasurer


          Receipt of this original counterpart of the foregoing Second Amendment to Lease Agreement is hereby acknowledged on this ____ day of February __, 1996. /4/




                                       FIRST SECURITY BANK OF UTAH
                                       NATIONAL ASSOCIATION,
                                         as Indenture Trustee


                                       By: ________________________________
                                       Its: _______________________________


____________________
    /4/  This language contained in the original counterpart only.

                              [Second Amendment to Lease Agreement (1994 747 B)]


                                   EXHIBIT B

                     BASIC RENT AND EXCESS AMOUNT SCHEDULE
                     -------------------------------------


        ARREARS RENT         ADVANCE RENT       EXCESS AMOUNT
      (As a Percentage     (As a Percentage   (As a Percentage
DATE  Of Lessor's Cost)    Of Lessor's Cost)  Of Lessor's Cost)
----  -------------------  ----------------   ----------------




          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                              [Second Amendment to Lease Agreement (1994 747 B)]


                                   EXHIBIT C


                         STIPULATED LOSS VALUE SCHEDULE
                         ------------------------------


                                    STIPULATED LOSS VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                              [Second Amendment to Lease Agreement (1994 747 B)]


                                   EXHIBIT D


                           TERMINATION VALUE SCHEDULE
                           --------------------------



                                       TERMINATION VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                              [Second Amendment to Lease Agreement (1994 747 B)]


                                   EXHIBIT H


                   LESSOR'S COST, EBO DATE AND EBO PERCENTAGE
                   ------------------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, THE INFORMATION CONTAINED IN EXHIBIT H TO THIS AMENDMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THIS AMENDMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                              [Second Amendment to Lease Agreement (1994 747 B)]


                                   EXHIBIT H

                            LESSOR'S COST, EBO DATE
                               AND EBO PERCENTAGE
                               ------------------


Lessor's Cost:                           $120,000,000

EBO Date: /1/                            [July 30, 2011]

EBO Percentage/1/                        [_______%]
 (expressed as a percentage
  of Lessor's Cost)

____________________
/1/    Alternatively, the Lessee may elect to purchase the Aircraft pursuant to
       Section 19(b)(1) of the Lease in the installment amounts and on the dates given below.

       Payment Date    Amount (express as a percentage
                                 of Lessor's Cost)


       [July 30, 2011]         [48.43163684%]
       [September 15, 2011]     [9.25293158%]
       [December 15, 2011]      [9.25293158%]

       In the event that the Lessee shall so elect, the Lessee shall, as of the EBO Date purchase the Aircraft and receive title to the Aircraft, and shall be deemed, as of the EBO Date to grant a first priority mortgage in favor of the Lessor of all of its right, title and interest, on and after such date, in the Aircraft to secure the due and punctual payment of all installment amounts payable under this Exhibit H; provided, however, that such first priority mortgage shall be considered a Permitted Lien.